                                                                    EXHIBIT 4.14

                       JAFRA COSMETICS INTERNATIONAL, INC.


                                       and

                  DISTRIBUIDORA COMERCIAL JAFRA, S.A. de C.V.,
            as several and not joint Issuers and as Note Guarantors,


                     JAFRA WORLDWIDE HOLDINGS (LUX), S.ar.l.
         and the other Note Guarantors from time to time parties hereto, as Note Guarantors

                                       and

                         U.S. BANK NATIONAL ASSOCIATION,
                                   as Trustee




                                    INDENTURE

                            Dated as of May 20, 2003




                   10 3/4% SENIOR SUBORDINATED NOTES DUE 2011

                                TABLE OF CONTENTS

                                                                           Page
                                    ARTICLE I

           DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

   Section 101.  Definitions.................................................1
   Section 102.  Other Definitions..........................................33
   Section 103.  Rules of Construction......................................34
   Section 104.  Incorporation by Reference of TIA..........................35
   Section 105.  Conflict with TIA..........................................35
   Section 106.  Compliance Certificates and Opinions.......................36
   Section 107.  Form of Documents Delivered to Trustee.....................36
   Section 108.  Acts of Noteholders; Record Dates..........................37
   Section 109.  Notices, etc., to Trustee and Company......................39
   Section 110.  Notices to Holders; Waiver.................................39
   Section 111.  Effect of Headings and Table of Contents...................40
   Section 112.  Successors and Assigns.....................................40
   Section 113.  Separability Clause........................................40
   Section 114.  Benefits of Indenture......................................40
   Section 115.  GOVERNING LAW..............................................40
   Section 116.  Legal Holidays.............................................40
   Section 117.  No Personal Liability of Directors, Officers, Employees,
                  Incorporators and Stockholders............................41
   Section 118.  Exhibits and Schedules.....................................41
   Section 119.  Counterparts...............................................41
   Section 120.  Company as Agent for Issuers...............................41


                                   ARTICLE II

                                   NOTE FORMS

   Section 201.  Forms Generally............................................41
   Section 202.  Form of Trustee's Certificate of Authentication............43
   Section 203.  Restrictive and Global Note Legends........................43


                                   ARTICLE III

                                    THE NOTES

   Section 301.  Title and Terms............................................45

                                Table of Contents

                                   (continued)


                                                                            Page
   Section 302.  Denominations..............................................47
   Section 303.  Execution, Authentication and Delivery and Dating..........47
   Section 304.  Temporary Notes............................................47
   Section 305.  Registration, Registration of Transfer and Exchange........48
   Section 306.  Mutilated, Destroyed, Lost and Stolen Notes................49
   Section 307.  Payment of Interest Rights Preserved.......................49
   Section 308.  Persons Deemed Owners......................................50
   Section 309.  Cancellation...............................................50
   Section 310.  Computation of Interest....................................51
   Section 311.  CUSIP Numbers..............................................51
   Section 312.  Book-Entry Provisions for Global Notes.....................51
   Section 313.  Special Transfer Provisions................................53
   Section 314.  Payment of Additional Interest.............................55


                                   ARTICLE IV

                                    COVENANTS

   Section 401.  Payment of Principal, Premium and Interest.................56
   Section 402.  Maintenance of Office or Agency............................56
   Section 403.  Money for Payments To Be Held in Trust.....................56
   Section 404.  Additional Amounts.........................................57
   Section 405.  SEC Reports................................................59
   Section 406.  Statement as to Default....................................60
   Section 407.  Limitation on Indebtedness.................................60
   Section 408.  Limitation on Other Subordinated Indebtedness..............63
   Section 409.  Limitation on Restricted Payments..........................63
   Section 410.  Limitation on Restrictions on Distributions from
                  Restricted Subsidiaries...................................67
   Section 411.  Limitation on Sales of Assets and Subsidiary Stock.........68
   Section 412.  Limitation on Transactions with Affiliates.................71
   Section 413.  Limitation on Liens........................................73
   Section 414.  Future Note Guarantors.....................................73
   Section 415.  Purchase of Notes Upon a Change in Control.................73


                                    ARTICLE V

                                   SUCCESSORS

   Section 501.  When the Company or an Issuer May Merge, etc...............75
   Section 502.  Successor Substituted......................................76

                                Table of Contents

                                   (continued)

                                                                            Page
                                   ARTICLE VI

                                    REMEDIES

   Section 601.  Events of Default..........................................76
   Section 602.  Acceleration of Maturity; Rescission and Annulment.........78
   Section 603.  Other Remedies; Collection Suit by Trustee.................79
   Section 604.  Trustee May File Proofs of Claim...........................79
   Section 605.  Trustee May Enforce Claims Without Possession of Notes.....80
   Section 606.  Application of Money Collected.............................80
   Section 607.  Limitation on Suits........................................80
   Section 608.  Unconditional Right of Holders to Receive Principal, and
                  Interest..................................................81
   Section 609.  Restoration of Rights and Remedies.........................81
   Section 610.  Rights and Remedies Cumulative.............................81
   Section 611.  Delay or Omission Not Waiver...............................81
   Section 612.  Control by Holders.........................................82
   Section 613.  Waiver of Past Defaults....................................82
   Section 614.  Undertaking for Costs......................................82
   Section 615.  Waiver of Stay, Extension or Usury Laws....................83


                                   ARTICLE VII

                                   THE TRUSTEE

   Section 701.  Certain Duties and Responsibilities........................83
   Section 702.  Notice of Defaults.........................................84
   Section 703.  Certain Rights of Trustee..................................84
   Section 704.  Not Responsible for Recitals or Issuance of Notes..........85
   Section 705.  May Hold Notes.............................................85
   Section 706.  Money Held in Trust........................................85
   Section 707.  Compensation and Reimbursement.............................86
   Section 708.  Conflicting Interests......................................86
   Section 709.  Corporate Trustee Required; Eligibility....................86
   Section 710.  Resignation and Removal; Appointment of Successor..........87
   Section 711.  Acceptance of Appointment by Successor.....................88
   Section 712.  Merger, Conversion, Consolidation or Succession to
                  Business..................................................88
   Section 713.  Preferential Collection of Claims Against Issuers..........88
   Section 714.  Appointment of Authenticating Agent........................88
   Section 715.  Withholding Taxes..........................................89

                                Table of Contents

                                   (continued)


                                                                            Page
                                  ARTICLE VIII

              HOLDERS' LISTS AND REPORTS BY TRUSTEE AND ISSUERS

   Section 801.  Issuers to Furnish Trustee Names and Addresses of Holders..89
   Section 802.  Preservation of Information; Communications to Holders.....89
   Section 803.  Reports by Trustee.........................................90


                                   ARTICLE IX

                         AMENDMENT, SUPPLEMENT OR WAIVER

   Section 901.  Without Consent of Holders.................................90
   Section 902.  With Consent of Holders....................................91
   Section 903.  Execution of Amendments, Supplements or Waivers............92
   Section 904.  Revocation and Effect of Consents..........................93
   Section 905.  Conformity with TIA........................................93
   Section 906.  Notation on or Exchange of Notes...........................93


                                    ARTICLE X

                               REDEMPTION OF NOTES

   Section 1001.  Right of Redemption.......................................93
   Section 1002.  Applicability of Article..................................95
   Section 1003.  Election to Redeem; Notice to Trustee.....................95
   Section 1004.  Selection by Trustee of Notes to Be Redeemed..............95
   Section 1005.  Notice of Redemption......................................96
   Section 1006.  Deposit of Redemption Price...............................97
   Section 1007.  Notes Payable on Redemption Date..........................97
   Section 1008.  Notes Redeemed in Part....................................97


                                   ARTICLE XI

                           SATISFACTION AND DISCHARGE

   Section 1101.  Satisfaction and Discharge of Indenture...................98
   Section 1102.  Application of Trust Money................................99


                                   ARTICLE XII

                        DEFEASANCE OR COVENANT DEFEASANCE

   Section 1201.  The Issuers' Option To Effect Defeasance or Covenant
                   Defeasance...............................................99
   Section 1202.  Defeasance and Discharge..................................99

                                Table of Contents

                                   (continued)

                                                                           Page
   Section 1203.  Covenant Defeasance......................................100
   Section 1204.  Conditions to Defeasance or Covenant Defeasance..........100
   Section 1205.  Deposited Money and U.S. Government Obligations To
                   Be Held in Trust; Other Miscellaneous Provisions........101
   Section 1206.  Reinstatement............................................102
   Section 1207.  Repayment to Issuers.....................................102


                                  ARTICLE XIII

                                 NOTE GUARANTEES

   Section 1301.  Guarantees Generally.....................................103
   Section 1302.  Continuing Guarantees....................................105
   Section 1303.  Release of Note Guarantees...............................105
   Section 1304.  Agreement to Subordinate.................................106
   Section 1305.  Waiver of Subrogation....................................107
   Section 1306.  Notation Not Required....................................107
   Section 1307.  Successors and Assigns of Note Guarantors................107
   Section 1308.  Execution and Delivery of Subsidiary Guarantees..........107
   Section 1309.  Notices..................................................108


                                   ARTICLE XIV

                                  SUBORDINATION

   Section 1401.  Agreement To Subordinate.................................108
   Section 1402.  Liquidation, Dissolution, Bankruptcy.....................108
   Section 1403.  Default on Senior Indebtedness...........................108
   Section 1404.  Acceleration of Payment of Notes.........................109
   Section 1405.  When a Distribution Must Be Paid Over....................110
   Section 1406.  Subrogation..............................................110
   Section 1407.  Relative Rights..........................................110
   Section 1408.  Subordination May Not Be Impaired by Issuers.............110
   Section 1409.  Rights of Trustee and Paying Agent.......................110
   Section 1410.  Distribution or Notice to Representative.................111
   Section 1411.  Article 14 Not To Prevent Events of Default or
                   Limit Right To Accelerate...............................111
   Section 1412.  Trust Moneys Not Subordinated............................111
   Section 1413.  Trustee Entitled To Rely.................................111
   Section 1414.  Trustee To Effectuate Subordination......................112
   Section 1415.  Trustee Not Fiduciary for Holders of Senior
                   Indebtedness............................................112
   Section 1416.  Reliance by Holders of Senior Indebtedness on
                   Subordination Provisions................................112
   Section 1417.  Trustee's Compensation Not Prejudiced....................112

                                Table of Contents

                                   (continued)

                                                                            Page
                                   ARTICLE XV

                        SUBORDINATION OF NOTE GUARANTEES

   Section 1501.  Agreement To Subordinate.................................112
   Section 1502.  Liquidation, Dissolution, Bankruptcy.....................113
   Section 1503.  Default on Senior Indebtedness...........................113
   Section 1504.  Acceleration of Payment of Notes.........................114
   Section 1505.  When a Distribution Must Be Paid Over....................115
   Section 1506.  Subrogation..............................................115
   Section 1507.  Relative Rights..........................................115
   Section 1508.  Subordination May Not Be Impaired by Note Guarantors.....115
   Section 1509.  Rights of Trustee and Paying Agent.......................115
   Section 1510.  Distribution or Notice to Representative.................116
   Section 1511.  Article 15 Not To Prevent Events of Default or Limit
                   Right To Accelerate.....................................116
   Section 1512.  Trust Moneys Not Subordinated............................116
   Section 1513.  Trustee Entitled To Rely.................................116
   Section 1514.  Trustee To Effectuate Subordination......................117
   Section 1515.  Trustee Not Fiduciary for Holders of Senior
                   Indebtedness............................................117
   Section 1516.  Reliance by Holders of Senior Indebtedness on
                   Subordination Provisions................................117
   Section 1517.  Trustee's Compensation Not Prejudiced....................117

Exhibit A      Form of Note

Exhibit B      Form of Certificate of Beneficial Ownership
Exhibit C      Form of Regulation S Certificate
Exhibit D      Form of First Supplemental Indenture
Exhibit E      Form of Supplemental Indenture

     Certain Sections of this Indenture relating to Sections 310 through 318 inclusive of the Trust Indenture Act of 1939:

      Trust Indenture Act Section                       Indenture Section
      Section 310(a)(1)..............................................709
           (a)(2)....................................................709
           (a)(3).........................................Not Applicable
           (a)(4).........................................Not Applicable
           (b).......................................................708
      Section 311(a).................................................713
           (b).......................................................713
           (b)(2)....................................................803
      Section 312(a).................................................801
                                                                     802
           (b).......................................................802
           (c).......................................................802
      Section 313(a).................................................803
           (b).......................................................803
           (c).......................................................803
           (d).......................................................803
      Section 314(a).................................................405
           (a)(4)....................................................102
                                                                     406
           (b)............................................Not Applicable
           (c)(1)....................................................102
           (c)(2)....................................................102
           (c)(3).........................................Not Applicable
           (d)............................................Not Applicable
           (e).......................................................102

      Trust Indenture Act Section                         Indenture Section
      Section 315(a).................................................701
           (b).......................................................702
                                                                     803
           (c).......................................................701
           (d).......................................................701
           (d)(1)....................................................701
           (d)(2)....................................................701
           (d)(3)....................................................701
           (e).......................................................614
      Section 316(a).................................................101
                                                                     612
           (a)(1)(A).................................................602
                                                                     612
           (a)(1)(B).................................................613
           (a)(2).........................................Not Applicable
           (b).......................................................608
           (c).......................................................104
      Section 317(a)(1)..............................................603
           (a)(2)....................................................604
           (b).......................................................403
      Section 318(a).................................................107

----------------------
This cross-reference table shall not for any purpose be deemed to be part of the Indenture.

                                    INDENTURE, dated as of May 20, 2003 (as
                        amended, supplemented or otherwise modified from time to time, the "Indenture"), among Jafra Cosmetics International, Inc., a corporation organized under the laws of the state of Delaware, and Distribuidora Comercial Jafra, S.A. de C.V., a corporation organized under the laws of Mexico, as several and not joint Issuers and as Note Guarantors; Jafra Worldwide Holdings
                        (Lux), S.ar.l., a societe a responsabilite limitee organized under the laws of Luxembourg, as Note Guarantor; and U.S. Bank National Association, a national banking association, as Trustee.

            RECITALS OF THE ISSUERS AND NOTE GUARANTORS

            Each Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Notes. Each Note Guarantor party hereto as of the date hereof has duly authorized the execution and delivery of this Indenture to provide for its guarantee of the Notes, as provided in this Indenture. Each Note Guarantor party hereto as of the date hereof has received good and valuable consideration for its execution and delivery of the Indenture and its guarantee of the Notes.

            All things necessary to make the Original Notes, when executed and delivered by the Issuers and authenticated and delivered by the Trustee hereunder and duly issued by the Issuers, the valid several obligations of the Issuers, and to make this Indenture a valid agreement of the Issuers and each Note Guarantor party hereto as of the date hereof, in accordance with the terms of the Original Notes and this Indenture, have been done.

            NOW, THEREFORE, THIS INDENTURE WITNESSETH:

            For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and ratable benefit of all Holders of the Notes, as follows:

                                    ARTICLE I

                        DEFINITIONS AND OTHER PROVISIONS

                             OF GENERAL APPLICATION

Section 101. Definitions.

            "Acquired Indebtedness" means Indebtedness of any Person that is assumed by the Company or any Restricted Subsidiary in connection with its acquisition of assets from such Person or any Affiliate thereof or is issued and outstanding on or prior to the date on which such Person was acquired by the Company or any Restricted Subsidiary or merged or consolidated with or into the Company or any Restricted Subsidiary (other than Indebtedness Incurred to finance, or otherwise in connection with, such acquisition).

            "Additional Assets" means (i) any property or assets that replace the property or assets that are the subject of an Asset Disposition; (ii) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business; (iii) the Capital Stock of a Person that is engaged in a Related Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iv) Capital Stock of any Person that at such time is a Restricted Subsidiary, acquired from a third party.

            "Additional Notes" means any notes issued under this Indenture in addition to the Original Notes (other than any Notes issued pursuant to Section 304, 305, 306, 312(c), 312(d) or 1008).

            "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Asset Disposition" means any sale, lease, transfer or other disposition of shares of Capital Stock of a Restricted Subsidiary (other than Designated Equity Interests, or (in the case of a Foreign Subsidiary) to the extent required by applicable law), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction), other than (i) a disposition to the Company or any Restricted Subsidiary, (ii) a disposition in the ordinary course of business, (iii) the sale or discount (with or without recourse, and on customary or commercially reasonable terms) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable, (iv) any Restricted Payment Transaction, (v) a disposition that is governed by Article 5, (vi) any Financing Disposition, (vii) any "fee in lieu" or other disposition of assets to any governmental authority or agency that continue in use by the Company or any Restricted Subsidiary, so long as the Company or any Restricted Subsidiary may obtain title to such assets upon reasonable notice by paying a nominal fee,
(viii) any exchange of like property pursuant to Section 1031 (or any successor section) of the Code, (ix) any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Issue Date, including any sale/leaseback transaction or asset securitization, (x) any disposition arising from foreclosure, condemnation or similar action with respect to any property or other assets, (xi) any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary, (xii) a disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted

Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), entered into in connection with such acquisition, (xiii) a disposition of not more than 5% of the outstanding Capital Stock of a Foreign Subsidiary that has been approved by the Board of Directors,
(xiv) any disposition or series of related dispositions for aggregate consideration not exceeding $1.0 million, (xv) a disposition of Capital Stock of a Parent in connection with any Exercise, or of any Capital Stock of a Parent purchased or otherwise acquired in connection with any Exercise or any Permitted Parent Payment or (xvi) a disposition of any Capital Stock, property or assets of any Foreign Subsidiary existing on the Issue Date (other than Jafra Distribution (Mexico), any Mexican Subsidiary Guarantor, Jafra Cosmetics Dominicana S.A., CDRJ Europe Holding Company B.V. or any Restricted Subsidiary of CDRJ Europe Holding Company B.V. existing on the Issue Date), or of any property or assets of any other Restricted Subsidiary existing on the Issue Date that are used in any business or operations conducted in any jurisdiction other than the United States, Mexico, the Dominican Republic and Europe; provided that any such disposition shall not include property or assets owned by either Issuer or any Subsidiary Guarantor and used in any business or operations conducted in the United States, Mexico, the Dominican Republic or Europe.

            "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 714 to act on behalf of the Trustee to authenticate Notes of one or more series.

            "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

            "Bank Indebtedness" means (i) any and all amounts, whether outstanding on the Issue Date or thereafter incurred, payable under or in respect of any Credit Facility, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company, either Issuer or any Restricted Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees, other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof and (ii) all Hedging Obligations arising in connection therewith to any party to any Credit Facility (or any affiliate thereof).

            "Board of Directors" means the board of directors or other governing body of the Company or any committee thereof duly authorized to act on behalf of such board or governing body.

            "Borrowing Base" means the sum (determined as of the end of the most recently ended fiscal quarter for which consolidated financial statements of the Company are available) of (1) 60% of Inventory of the Company and its Restricted Subsidiaries and (2) 80% of Receivables of the Company and its Restricted Subsidiaries.

            "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City.

            "Capital Stock" of any Person means any and all shares of, rights to purchase, warrants or options for, or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

            "Capitalized Lease Obligation" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP. The Stated Maturity of any Capitalized Lease Obligation shall be the date of the last payment of rent or any other amount due under the related lease.

            "Cash Equivalents" means any of the following: (a) securities issued or fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, (b) time deposits, certificates of deposit or bankers' acceptances of (i) any lender under the Senior Credit Agreement or (ii) any commercial bank having capital and surplus in excess of $500,000,000 and the commercial paper of the holding company of which is rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (c) commercial paper rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency) and (d) investments in money market funds complying with the risk limiting conditions of Rule 2a-7 or any successor rule of the SEC under the Investment Company Act of 1940, as amended.

            "CDR" means Clayton, Dubilier & Rice, Inc.

            "CDR Fund V" means Clayton, Dubilier & Rice Fund V Limited Partnership, a Cayman Islands exempted limited partnership, and any successor in interest thereto.

            "Change of Control" means:

            (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company; provided that so long as the Company is a Subsidiary of a Parent, no Person shall be deemed to be or become a "beneficial owner" of more than 50% of the total voting power of the Voting Stock of the Company unless such Person (x) shall be or become a "beneficial owner" of more than 50% of the total voting power of the Voting Stock of such Parent and (y) shall not be a Subsidiary of a Parent;

            (ii) the Company ceases to beneficially own, directly or indirectly, 100% of the aggregate voting power of the Voting Stock of either Issuer (excluding beneficial ownership of any other Person attributable to Designated Equity Interests), other than in a transaction by the Company in compliance with the provisions of Article 5 in which the Company's Successor succeeds to such beneficial ownership of the Company;

            (iii) during any period of two consecutive years (during which period the Company has been a party to this Indenture), individuals who at the beginning of such period were members of the board of directors of the Company (together with any new members thereof whose election by such board of directors or whose nomination for election by holders of Capital Stock of the Company was approved by one or more Permitted Holders or by a vote of a majority of the members of such board of directors then still in office who were either members thereof at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such board of directors then in office; or

            (iv) the Company merges or consolidates with or into, or sells or transfers (in one or a series of related transactions) all or substantially all of the assets of the Company and its Restricted Subsidiaries to, another Person (other than one or more Permitted Holders) and any "person" (as defined in clause (i) above), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in clause (i) above), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the surviving Person in such merger or consolidation, or the transferee Person in such sale or transfer of assets, as the case may be; provided that so long as such surviving or transferee Person is a Subsidiary of a parent Person, no Person shall be deemed to be or become a "beneficial owner" of more than 50% of the total voting power of the Voting Stock of such surviving or transferee Person unless such Person (x) shall be or become a "beneficial owner" of more than 50% of the total voting power of the Voting Stock of such parent Person and (y) shall not be a Subsidiary of a parent Person of such surviving or transferee Person.

            "Clearstream" means Clearstream Banking, societe anonyme, or any successor securities clearing agency.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Company" means Jafra Worldwide Holdings (Lux), S.ar.l., a Luxembourg societe a responsabilite limitee, and any successor in interest thereto.

            "Company Request", "Company Order" and "Company Consent" mean, respectively, a written request, order or consent signed in the name of the Company or the Issuers, as the case may be, pursuant to Section 120 by an Officer of the Company (in the case of the Company) or an Officer of each Issuer (in the case of the Issuers).

            "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of Consolidated EBITDA of the Company and its Restricted Subsidiaries for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Company are available to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, that

            (1) if since the beginning of such period the Company or any Restricted Subsidiary has Incurred any Indebtedness that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (A) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (B) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation),

            (2) if since the beginning of such period the Company or any Restricted Subsidiary has repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged any Indebtedness (each, a "Discharge") or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a Discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such Discharge had occurred on the first day of such period,

            (3) if since the beginning of such period the Company or any Restricted Subsidiary shall have disposed of any company, any business or any group of assets constituting an operating unit of a business (any such disposition, a "Sale"), the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to (A) the Consolidated Interest Expense attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Sale for such period (including through the assumption of such Indebtedness by another Person) plus (B) if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such Sale,

            (4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger, consolidation or otherwise) shall have made an Investment in any Person that thereby becomes a Restricted Subsidiary, or otherwise acquired any company, any business or any group of assets constituting an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction causing a calculation to be made hereunder (any such Investment or acquisition, a "Purchase"), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any related Indebtedness) as if such Purchase occurred on the first day of such period, and

            (5) if since the beginning of such period any Person became a Restricted Subsidiary or was merged or consolidated with or into the Company or any Restricted Subsidiary, and since the beginning of such period such Person shall have Discharged any Indebtedness or made any Sale or Purchase that would have required an adjustment pursuant to clause (2),
      (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Discharge, Sale or Purchase occurred on the first day of such period.

            For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred or repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged in connection therewith, the pro forma calculations in respect thereof (including in respect of anticipated cost savings or synergies relating to any such Sale, Purchase or other transaction) shall be as determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness). If any Indebtedness bears, at the option of the Company or a Restricted Subsidiary, a rate of interest based on a prime or similar rate, a eurocurrency interbank offered rate or other fixed or floating rate, and such Indebtedness is being given pro forma effect, the interest expense on such Indebtedness shall be calculated by applying such optional rate as the Company or such Restricted Subsidiary may designate. If any Indebtedness that is being given pro forma effect was Incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate determined in good faith by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

            "Consolidated EBITDA" means, for any period, the Consolidated Net Income for such period, (A) plus the following to the extent deducted in calculating such Consolidated Net Income: (i) provision for all taxes (whether or not paid, estimated or accrued) based on income, profits or capital, (ii) Consolidated Interest Expense and any Receivables Fees,
(iii) depreciation, amortization (including amortization of goodwill and intangibles and amortization and write-off of financing costs) and all other non-cash charges or non-cash losses, and (iv) any expenses or charges related to any Equity Offering, Investment or Indebtedness permitted by this Indenture (whether or not consummated or incurred) and (B) plus the losses or minus the gains, as the case may be, for such period from business or operations conducted by the Company or any of its Restricted Subsidiaries in South America or Thailand (other than any gains or losses related to a business or operation in South America or Thailand first entered into after the Issue Date).

            "Consolidated Interest Expense" means, for any period, (i) the total interest expense of the Company and its Restricted Subsidiaries to the extent deducted in calculating Consolidated Net Income, net of any interest income of the Company and its Restricted Subsidiaries, including any such interest expense consisting of (a) interest expense attributable to Capitalized Lease Obligations, (b) amortization of debt discount, (c) interest in respect of Indebtedness of any other Person that has been Guaranteed by the Company or any Restricted Subsidiary, but only to the extent that such interest is actually paid by the Company or any Restricted Subsidiary, (d) non-cash interest expense,
(e) the interest portion of any deferred payment obligation, and (f) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, plus (ii) Preferred Stock dividends paid in cash in respect of Disqualified Stock of the Company held by Persons other than the Company or a Restricted Subsidiary and minus (iii) to the extent otherwise included in such interest expense referred to in clause (i) above, Receivables Fees and amortization or write-off of financing costs, in each case under clauses (i) through (iii) as determined on a Consolidated basis in accordance with GAAP; provided, however, that gross interest expense shall be determined after giving effect to any net payments made or received by the Company and its Restricted Subsidiaries with respect to Interest Rate Agreements.

            "Consolidated Net Income" means, for any period, the net income
(loss) of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends; provided, however, that there shall not be included in such Consolidated Net Income:

            (i) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in the net loss of such Person shall be included to the extent of the aggregate Investment of the Company or any of its Restricted Subsidiaries in such Person,

            (ii) any net income (loss) of any Person acquired by the Company or a Restricted Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition,

            (iii) any net income (loss) of any Restricted Subsidiary that is not an Issuer or a Subsidiary Guarantor if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of similar distributions by such Restricted Subsidiary, directly or indirectly, to the Company by operation of the terms of such Restricted Subsidiary's charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its stockholders (other than (x) restrictions that have been waived or otherwise released, (y) restrictions pursuant to the Notes or this Indenture and (z) restrictions in effect on the Issue Date with respect to a Restricted Subsidiary and other restrictions with respect to such Restricted Subsidiary that taken as a whole are not materially less favorable to the Noteholders than such restrictions in effect on the Issue Date), except that (A) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of any dividend or distribution that was or that could have been made by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the net loss of such Restricted Subsidiary shall be included to the extent of the aggregate Investment of the Company or any of its other Restricted Subsidiaries in such Restricted Subsidiary,

            (iv) any gain or loss realized upon the sale or other disposition of any asset of the Company or any Restricted Subsidiary (including pursuant to any sale/leaseback transaction) that is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by the Board of Directors),

            (v) any item classified as an extraordinary, unusual or nonrecurring gain, loss or charge (including fees, expenses and charges associated with the Transactions and any acquisition, merger or consolidation after the Issue Date),

            (vi) the cumulative effect of a change in accounting principles,

            (vii) all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness,

            (viii) any unrealized gains or losses in respect of Currency Agreements,

            (ix) any unrealized foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person,

            (x) (a) any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards and (b) any compensation expense incurred in connection with dividends, distributions or other payments to holders of Capital Stock of the Company or a Parent (or of warrants, options or rights to acquire, or deferred shares or other equity-linked interests, relating to any such Capital Stock), and

            (xi) to the extent otherwise included in Consolidated Net income, any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of the Company or any Restricted Subsidiary owing to the Company or any Restricted Subsidiary.

            In the case of any unusual or nonrecurring gain, loss or charge not included in Consolidated Net Income pursuant to clause (v) above in any determination thereof, the Company will deliver an Officer's Certificate to the Trustee promptly after the date on which Consolidated Net Income is so determined, setting forth the nature and amount of such unusual or nonrecurring gain, loss or charge.

            "Consolidated Total Assets" means, as of any date of determination, the total assets shown on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the most recent date for which such a balance sheet is available, determined on a consolidated basis in accordance with GAAP (and, in the case of any determination relating to any Incurrence of Indebtedness or any Investment, on a pro forma basis including any property or assets being acquired in connection therewith), provided that for purposes of paragraph (b) of Section 407 and the definition of "Permitted Investment," Consolidated Total Assets shall not be less than $278.4 million.

            "Consolidation" means the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP; provided, however, that "Consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in any Unrestricted Subsidiary will be accounted for as an investment. The term "Consolidated" has a correlative meaning.

            "Corporate Trust Office" means the office of the Trustee in the Borough of Manhattan, the City of New York, at which at any particular time its corporate trust business shall be administered, which office on the Issue Date is located at 100 Wall Street, Suite 2000, New York, NY 10005, Mail Station:
EX-NY-WALL.

            "Credit Facilities" means one or more of (i) the Senior Credit Facility and (ii) other facilities or arrangements, in each case with one or more banks or other institutions providing for revolving credit loans, term loans, receivables financings (including through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit or other Indebtedness, in each case, including all agreements, instruments and documents executed and delivered pursuant to or in connection with any of the foregoing, including any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original banks or other institutions or other banks or other institutions or otherwise, and whether provided under any original Credit Facility or one or more other credit agreements, indentures, financing agreements or other Credit Facilities or otherwise). Without limiting the generality of the foregoing, the term "Credit Facility" shall include any agreement (i) changing the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding Subsidiaries as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

            "Currency Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangements (including derivative agreements or arrangements), as to which such Person is a party or a beneficiary.

            "Default" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

            "Depositary" means The Depository Trust Company, its nominees and successors.

            "Designated Equity Interests" means (i) directors' qualifying shares, or (ii) in the case of a Foreign Subsidiary, Capital Stock required by law to be held by a Person other than the Company or any Restricted Subsidiary.

            "Designated Non-Cash Consideration" means the fair market value of any non-cash consideration that is received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition and that is designated as Designated Non-Cash Consideration pursuant to an Officer's Certificate setting forth the basis of such fair market valuation. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with Section 411.

            "Designated Senior Indebtedness" with respect to a Person means (i) the Bank Indebtedness and (ii) any other Senior Indebtedness of such Person that, at the date of determination, has an aggregate principal amount equal to or under which, at the date of determination, the holders thereof are committed to lend up to, at least $10.0 million and is specifically designated by such Person in an agreement or instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture.

            "Disinterested Director" means, with respect to any Affiliate Transaction, a member of the Board of Directors having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of the Board of Directors shall not be deemed to have such a financial interest in any Affiliate Transaction by reason of such member's holding Capital Stock of the Company or a Parent or any options, warrants or other rights in respect of such Capital Stock.

            "Disqualified Stock" means, with respect to any Person, any Capital Stock (other than Management Stock) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (other than following the occurrence of a Change of Control or other similar event described under such terms as a "change of control," or any Asset Disposition) (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof (other than following the occurrence of a Change of Control or other similar event described under such terms as a "change of control," or any Asset Disposition), in whole or in part, in each case on or prior to the final Stated Maturity of the Notes.

            "Equity Offering" means a sale of Capital Stock (x) that is a sale of Capital Stock (other than Disqualified Stock) of the Company, or (y) proceeds of which in an amount equal to or exceeding the Redemption Amount are contributed to the Company or any of its Restricted Subsidiaries.

            "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear System, or any successor securities clearing agency.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Exchange Notes" means the Issuers' 10 3/4% Senior Subordinated Notes Due 2011, containing terms substantially identical to the Initial Notes or any Initial Additional Notes (except that (i) such Exchange Notes may omit terms with respect to transfer restrictions and may be registered under the Securities Act, and (ii) certain provisions relating to an increase in the stated rate of interest thereon may be eliminated), that are issued and exchanged for (a) the Initial Notes, as provided for in a registration rights agreement relating to such Initial Notes and this Indenture, or (b) such Initial Additional Notes as may be provided in any registration rights agreement relating to such Additional Notes and this Indenture (including any amendment or supplement hereto).

            "Excluded Contribution" means Net Cash Proceeds, or the fair value, as determined in good faith by the Board of Directors, of property or assets, received by the Company as capital contributions to the Company after the Issue Date or from the issuance or sale (other than to a Subsidiary of the Company) of Capital Stock (other than Disqualified Stock) of the Company, in each case to the extent designated as an Excluded Contribution pursuant to an Officer's Certificate of the Company and not previously included in the calculation set forth in Section 409(a)(3)(B)(x) for purposes of determining whether a Restricted Payment may be made.

            "Financing Disposition" means any sale, transfer, conveyance or other disposition of property or assets by the Company or any Subsidiary thereof to any Receivables Entity, or by any Receivables Subsidiary, in each case in connection with the Incurrence by a Receivables Entity of Indebtedness, or obligations to make payments to the obligor on Indebtedness, which may be secured by a Lien in respect of such property or assets.

            "First Supplemental Indenture" means the First Supplemental Indenture, to be entered into substantially in the form attached hereto as Exhibit D.

            "Foreign Subsidiary" means (a) any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and (b) any Restricted Subsidiary of the Company that has no material assets other than securities of one or more Foreign Subsidiaries, and other assets relating to an ownership interest in any such securities or Subsidiaries.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect on the Issue Date (for purposes of the definitions of the terms "Consolidated Coverage Ratio," "Consolidated EBITDA," "Consolidated Interest Expense," "Consolidated Net Income" and "Consolidated Total Assets," all defined terms in this Indenture to the extent used in or relating to any of the foregoing definitions, and all ratios and computations based on any of the foregoing definitions) and as in effect from time to time (for all other purposes of this Indenture), including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

            "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

            "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

            "Holder" or "Noteholder" means the Person in whose name a Note is registered in the Note Register.

            "Holding Company Expenses" means (i) costs (including all professional fees and expenses) incurred by a Parent to comply with its reporting obligations under applicable laws or under this Indenture or in connection with any Credit Facility or any other agreement or instrument relating to Indebtedness of the Company or any Restricted Subsidiary, or otherwise incurred in connection with compliance with applicable laws or applicable rules or regulations of any governmental, regulatory or self-regulatory body or stock exchange, including any reports filed with respect to the Securities Act, Exchange Act or the respective rules and regulations promulgated thereunder, (ii) indemnification obligations of a Parent owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with any such Person, (iii) obligations of a Parent in respect of director and officer insurance (including premiums therefor), (iv) other operational expenses of a Parent incurred in the ordinary course of business, and (v) expenses incurred by a Parent in connection with any public offering of Capital Stock or Indebtedness (x) where the net proceeds of such offering are intended to be received by or contributed or loaned to the Company or a Restricted Subsidiary, or (y) in a prorated amount of such expenses in proportion to the amount of such net proceeds intended to be so received, contributed or loaned, or (z) otherwise on an interim basis prior to completion of such offering so long as a Parent shall cause the amount of such expenses to be repaid to the Company or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed.

            "Incur" means issue, assume, enter into any Guarantee of, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an Incurrence of Indebtedness. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed Incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof.

            "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

            (i) the principal of indebtedness of such Person for borrowed money,

            (ii) the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

            (iii) all reimbursement obligations of such Person in respect of letters of credit or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have not then been reimbursed),

            (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property (except Trade Payables), which purchase price is due more than one year after the date of placing such property in final service or taking final delivery and title thereto,

            (v) all Capitalized Lease Obligations of such Person,

            (vi) the redemption, repayment or other repurchase amount of such Person with respect to any Disqualified Stock of such Person or (if such Person is a Subsidiary of the Company other than an Issuer or a Subsidiary Guarantor) any Preferred Stock of such Subsidiary, but excluding, in each case, any accrued dividends (the amount of such obligation to be equal at any time to the maximum fixed involuntary redemption, repayment or repurchase price for such Capital Stock, or if less (or if such Capital Stock has no such fixed price), to the involuntary redemption, repayment or repurchase price therefor calculated in accordance with the terms thereof as if then redeemed, repaid or repurchased, and if such price is based upon or measured by the fair market value of such Capital Stock, such fair market value shall be as determined in good faith by the Board of Directors or the board of directors or other governing body of the issuer of such Capital Stock),

            (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination (as determined in good faith by the Company) and (B) the amount of such Indebtedness of such other Persons,

            (viii) all Guarantees by such Person of Indebtedness of other Persons to the extent Guaranteed by such Person, and

            (ix) to the extent not otherwise included in this definition, net Hedging Obligations of such Person (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time).

The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in this Indenture, or otherwise shall equal the amount thereof that would appear on a balance sheet of such Person (excluding any notes thereto) prepared in accordance with GAAP.

            "Initial Additional Notes" means Additional Notes issued in an offering not registered under the Securities Act (and any Notes issued in respect thereof pursuant to Section 304, 305, 306, 312(c), 312(d) or 1008).

            "Initial Mexican Subsidiary Guarantors" means Jafra Mexico, Distribuidora Venus, S.A. de C.V., Dirsamex, S.A. de C.V., Serviday, S.A. de C.V., Cosmeticos y Fragancias, S.A. de C.V., JafraFin S.A. de C.V. and Jafra Cosmetics, S.A. de C.V., each a corporation organized under the laws of Mexico.

            "Initial Notes" means the Issuers' 10 3/4% Senior Subordinated Notes Due 2011, issued on the Issue Date (and any Notes issued in respect thereof pursuant to Section 304, 305, 306, 312(c), 312(d) or 1008).

            "Interest Payment Date" means, when used with respect to any Note and any installment of interest thereon, the date specified in such Note as the fixed date on which such installment of interest is due and payable, as set forth in such Note.

            "Interest Rate Agreement" means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is party or a beneficiary.

            "Inventory" means goods held for sale or lease by a Person in the ordinary course of business, net of any reserve for goods that have been segregated by such Person to be returned to the applicable vendor for credit, as determined in accordance with GAAP.

            "Investment" in any Person by any other Person means any direct or indirect advance, loan or other extension of credit (other than to customers (including sales consultants), suppliers, directors, officers or employees of any Person in the ordinary course of business) or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. For purposes of the definition of "Unrestricted Subsidiary" and Section 409, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation, (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer and (iii) in each case under clause
(i) or (ii) above, fair market value shall be as determined in good faith by the Board of Directors. Guarantees shall not be deemed to be Investments. The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the Company's option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment; provided, however, that to the extent that the amount of Restricted Payments outstanding at any time is so reduced by any portion of any such amount or value that would otherwise be included in the calculation of Consolidated Net Income, such portion of such amount or value shall not be so included for purposes of calculating the amount of Restricted Payments that may be made pursuant to Section 409(a).

            "Investor" means CDR Fund V.

            "Issue Date" means the first date on which Initial Notes are issued.

            "Issuer" means Jafra Distribution (Mexico) and Jafra US.

            "Jafra Distribution (Mexico)" means Distribuidora Comercial Jafra, S.A. de C.V., a corporation organized under the laws of Mexico, and any successor in interest thereto.

            "Jafra Mexico" means Jafra Cosmetics International, S.A. de C.V., a Mexican corporation, and any successor in interest thereto.

            "Jafra US" means Jafra Cosmetics International, Inc., a Delaware corporation, and any successor in interest thereto.

            "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

            "Management Advances" means (1) loans or advances made to directors, officers or employees of a Parent, the Company or any Restricted Subsidiary (x) in respect of travel, entertainment or moving-related expenses incurred in the ordinary course of business, (y) in respect of moving-related expenses incurred in connection with any closing or consolidation of any facility or (z) in the ordinary course of business and (in the case of this clause (z)) not exceeding $2.5 million in the aggregate outstanding at any time, (2) promissory notes of Management Investors acquired in connection with the issuance of Management Stock to such Management Investors, (3) Management Guarantees or (4) other Guarantees of borrowings by Management Investors in connection with the purchase of Management Stock, which Guarantees are permitted under Section 407.

            "Management Agreements" means, collectively, the Consulting Agreement and the Indemnification Agreement, each dated as of April 30, 1998, each between CDRJ Investments (Lux) S.A. and CD&R (and its permitted successors and assigns thereunder), as each may be assumed from CDRJ Investments (Lux) S.A. by the Company and as each may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and of this Indenture.

            "Management Guarantees" means guarantees (x) of up to an aggregate principal amount of $10.0 million of borrowings by Management Investors in connection with their purchase of Management Stock or (y) made on behalf of, or in respect of loans or advances made to directors, officers or employees of a Parent, the Company or any Restricted Subsidiary (1) in respect of travel, entertainment and moving-related expenses incurred in the ordinary course of business, or (2) in the ordinary course of business and (in the case of this clause (2)) not exceeding $2.5 million in the aggregate outstanding at any time.

            "Management Investors" means the officers, directors, employees and other members of the management of a Parent, the Company or any of its Subsidiaries, or family members or relatives thereof, or trusts or partnerships for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Company or a Parent.

            "Management Stock" means Capital Stock of the Company or a Parent (including any options, warrants or other rights in respect thereof) held by any of the Management Investors.

            "Mexican Subsidiary Guarantor" means (i) Jafra Mexico and (ii) each Restricted Subsidiary of Jafra Distribution (Mexico) or Jafra Mexico that enters into a Subsidiary Guarantee.

            "Moody's" means Moody's Investors Service, Inc., and its successors.

            "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition (including as a consequence of any transfer of funds in connection with the application thereof in accordance with Section 411), (ii) all payments made, and all installment payments required to be made, on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or that must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, or to any other Person (other than the Company or a Restricted Subsidiary) owning a beneficial interest in the assets disposed of in such Asset Disposition and (iv) any liabilities or obligations associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition, including pension and other post-employment benefit liabilities, liabilities related to environmental matters, and liabilities relating to any indemnification obligations associated with such Asset Disposition.

            "Net Cash Proceeds," with respect to any issuance or sale of any securities of the Company or any Subsidiary by the Company or any Subsidiary, or any capital contribution, means the cash proceeds of such issuance, sale or contribution net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance, sale or contribution and net of taxes paid or payable as a result thereof.

            "Non-U.S. Person" means a Person who is not a U.S. person, as defined in Regulation S.

            "Note Guarantee" means any of (i) the Guarantee of the Notes by the Company, the Guarantee of the Guaranteed Jafra US Obligations by Jafra Distribution (Mexico), the Guarantee of the Guaranteed Jafra Distribution (Mexico) Obligations by Jafra US, and the Subsidiary Guarantees of the Initial Mexican Subsidiary Guarantors, to be entered into on the Issue Date, as provided in Section 1301, and (ii) any Subsidiary Guarantee that may from time to time be entered into by a Restricted Subsidiary pursuant to Section 414.

            "Note Guarantor" means any of the Company and its Restricted Subsidiaries that enters into a Note Guarantee.

            "Notes" means the Initial Notes, any Additional Notes, the Exchange Notes and any notes issued in respect thereof pursuant to Section 304, 305, 306, 312(c), 312(d) or 1008.

            "Notice" means, with respect to any Designated Senior Indebtedness, that the Trustee has actual written notice of such Designated Senior Indebtedness, including an address to which notice may be delivered by the Trustee to the holders thereof or any Representative thereof.

            "Officer" means, with respect to the Company, an Issuer or any other obligor upon the Notes, the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, any Vice President, the Controller, the Treasurer or the Secretary of such Person.

            "Officer's Certificate" means, with respect to the Company, an Issuer or any other obligor upon the Notes, a certificate signed by one Officer of such Person.

            "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, an Issuer or the Trustee.

            "Original Notes" means the Initial Notes and any Exchange Notes issued in exchange therefor.

            "Outstanding" when used with respect to Notes means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

            (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

            (ii) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes, provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made; and

            (iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture.

            A Note does not cease to be Outstanding because an Issuer or any Affiliate of the Issuers holds the Note, provided that in determining whether the Holders of the requisite amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by an Issuer or any Affiliate of an Issuer shall be disregarded and deemed not to be Outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee's right to act with respect to such Notes and that the pledgee is not an Issuer or an Affiliate of any Issuer.

            "Parent" means any Person of which the Company at any time is or becomes a Subsidiary after the Issue Date.

            "Paying Agent" means any Person authorized by either Issuer to pay the principal of (and premium, if any) or interest on any Notes on behalf of such Issuer.

            "Permitted Holder" means any of the following: (i) any of the Investor, Management Investors, CDR and their respective Affiliates; (ii) any investment fund or vehicle managed, sponsored or advised by CDR; (iii) any limited or general partners of, or other investors in, any of the Investor and its Affiliates, or any such investment fund or vehicle; and (iv) any Person acting in the capacity of an underwriter in connection with a public or private offering of Capital Stock of a Parent or the Company.

            "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in, or consisting of, any of the following:

            (i) a Restricted Subsidiary, the Company, or a Person that will, upon the making of such Investment, become a Restricted Subsidiary;

            (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

            (iii) Temporary Cash Investments or Cash Equivalents;

            (iv) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business;

            (v) any securities or other Investments received as consideration in, or retained in connection with, sales or other dispositions of property or assets, including

         Asset Dispositions made in compliance with Section 411;

                      (vi) securities or other Investments received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments, including in connection with any bankruptcy proceeding or other reorganization of another Person;

                      (vii) Investments in existence or made pursuant to legally binding written commitments in existence on the Issue Date;

                      (viii) Currency Agreements, Interest Rate Agreements and related Hedging Obligations, which obligations are Incurred in compliance with Section 407;

                      (ix) pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) otherwise described in the definition of "Permitted Liens" or made in connection with Liens permitted under Section 413;

                      (x) (1) Investments in any Receivables Subsidiary, or in connection with a Financing Disposition by or to any Receivables Entity, including Investments of funds held in accounts permitted or required by the arrangements governing such Financing Disposition or any related Indebtedness, or (2) any promissory note issued by the Company or a Parent to a Receivables Subsidiary; provided that if such Parent receives cash from the relevant Receivables Entity in exchange for such note, an equal cash amount is contributed by such Parent to the Company;

                      (xi) bonds secured by assets leased to and operated by the Company or any Restricted Subsidiary that were issued in connection with the financing of such assets so long as the Company or any Restricted Subsidiary may obtain title to such assets at any time by paying a nominal fee, canceling such bonds and terminating the transaction;

                      (xii)         Notes;

                      (xiii) any Investment to the extent made using Capital Stock of the Company (other than Disqualified Stock), or Capital Stock of a Parent, as consideration;

                      (xiv) (1) Management Advances or (2) Capital Stock of a Parent purchased or otherwise acquired in connection with any Exercise or any Permitted Parent Payment; and

                      (xv) other Investments in an aggregate amount outstanding at any time not to exceed 8% of Consolidated Total Assets.

                           "Permitted Liens" means:

                      (i) Liens for taxes, assessments or other governmental charges not yet delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on the Company and its Restricted Subsidiaries, or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or a Subsidiary thereof, as the case may be, in accordance with GAAP;

                      (ii) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations that are not overdue for a period of more than 60 days, or that are bonded or that are being contested in good faith and by appropriate proceedings;

                      (iii) pledges, deposits or Liens in connection with workers' compensation, unemployment insurance and other social security and other similar legislation or other insurance-related obligations (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

                      (iv) pledges, deposits or Liens to secure the performance of bids, tenders, trade, government or other contracts (other than for borrowed money), obligations for utilities, leases, licenses, statutory obligations, completion guarantees, surety, judgment, appeal or performance bonds, other similar bonds, instruments or obligations, and other obligations of a like nature incurred in the ordinary course of business;

                      (v) easements (including reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, changes, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in the aggregate materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole;

                      (vi) Liens existing on, or provided for under written arrangements existing on, the Issue Date, or (in the case of any such Liens securing Indebtedness of the Company or any of its Subsidiaries existing or arising under written arrangements existing on the Issue
         Date) securing any Refinancing Indebtedness in respect of such Indebtedness so long as the Lien securing such Refinancing Indebtedness is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or under such written arrangements could secure) the original Indebtedness;

                      (vii) (i) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary of the Company has easement rights or on any leased property and subordination or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property;

                      (viii) Liens securing Hedging Obligations, Purchase Money Obligations or Capitalized Lease Obligations Incurred in compliance with Section 407;

                      (ix) Liens arising out of judgments, decrees, orders or awards in respect of which the Company shall in good faith be prosecuting an appeal or proceedings for review, which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired;

                      (x) leases, subleases, licenses or sublicenses to third parties;

                      (xi) Liens securing (1) Indebtedness Incurred in compliance with clause (b)(i), (b)(iv), (b)(v), (b)(vii), (b)(viii)(E) or (b)(x) of Section 407, or clause (b)(iii) thereof (other than Refinancing Indebtedness Incurred in respect of the Notes or Indebtedness described in paragraph (a) thereof), (2) Bank Indebtedness, (3) commercial bank Indebtedness, (4) Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor or an Issuer,
         (5) the Notes or any Guarantee thereof or (6) Indebtedness or other obligations of any Receivables Entity;

                      (xii) Liens existing on property or assets of a Person at the time such Person becomes a Subsidiary of the Company (or at the time the Company or a Restricted Subsidiary acquires such property or assets); provided, however, that such Liens are not created in connection with, or in contemplation of, such other Person becoming such a Subsidiary (or such acquisition of such property or assets), and that such Liens are limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate;

                      (xiii) Liens on Capital Stock or other securities of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

                      (xiv) any encumbrance or restriction (including put and call agreements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement; and

                      (xv) Liens securing Refinancing Indebtedness Incurred in respect of any Indebtedness secured by, or securing any refinancing, refunding, extension, renewal or replacement (in whole or in part) of any other obligation secured by, any other Permitted Liens, provided that any such new Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the obligations to which such Liens relate.

                  "Permitted Parent Payments" means loans, advances, dividends or distributions to a Parent or other payments by the Company or any Restricted Subsidiary (including through the purchase or other acquisition of Capital Stock of a Parent) (A) to permit such Parent to satisfy obligations under the Management Agreements or (B) to pay or permit such Parent to pay any Holding Company Expenses or any Related Taxes.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Place of Payment" means a city or any political subdivision thereof referred to in Article 3 and initially designated under Section 402.

                  "Predecessor Notes" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 306 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

                  "Preferred Stock" as applied to the Capital Stock of any corporation means Capital Stock of any class or classes (however designated) that by its terms is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

                  "Purchase Money Obligations" means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets, and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.

                  "QIB" or "Qualified Institutional Buyer" means a "qualified institutional buyer," as that term is defined in Rule 144A under the Securities Act.

                  "Receivable" means a right to receive payment arising from a sale or lease of goods or services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit, as determined in accordance with GAAP.

                  "Receivables Entity" means (x) any Receivables Subsidiary or
(y) any other Person that is engaged in the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time), other accounts or other receivables, or related assets.

                  "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.

                  "Receivables Financing" means any financing of Receivables of the Company or any Restricted Subsidiary that have been transferred to a Receivables Entity in a Financing Disposition.

                  "Receivables Subsidiary" means a Subsidiary of the Company that (a) is engaged solely in the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time) and other accounts and receivables (including any thereof constituting or evidenced by chattel paper, instruments or general intangibles), all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and (b) is designated as a "Receivables Subsidiary" by the Board of Directors.

                  "Redemption Date" when used with respect to any Note to be redeemed or purchased means the date fixed for such redemption or purchase by or pursuant to this Indenture and the Notes.

                  "Redemption Price" when used with respect to any Note to be redeemed or purchased means the price at which it is to be redeemed or purchased pursuant to this Indenture and the Notes.

                  "refinance" means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell or extend (including pursuant to any defeasance or discharge mechanism); and the terms "refinances," "refinanced" and "refinancing" as used for any purpose in this Indenture shall have a correlative meaning.

                  "Refinancing Indebtedness" means Indebtedness that is Incurred to refinance any Indebtedness existing on the Issue Date or Incurred in compliance with this Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary (to the extent permitted in this Indenture) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that with respect to any Refinancing Indebtedness (other than Bank Indebtedness), (i) if the Indebtedness being refinanced is a Subordinated Obligation, the Refinancing Indebtedness has a final Stated Maturity at the time such Refinancing Indebtedness is Incurred that is the same as or later than the final Stated Maturity of the Indebtedness being refinanced (or, if shorter, the Notes), (ii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced, plus (y) fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such Refinancing Indebtedness, and (iii) Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor or an Issuer that refinances Indebtedness of the Company, an Issuer or a Subsidiary Guarantor that was Incurred by the Company, such Issuer or such Subsidiary Guarantor pursuant to Section 407(a) or (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

                  "Regular Record Date" for the interest payable on any Interest Payment Date means the date specified for that purpose in Section 301.

                  "Regulation S" means Regulation S under the Securities Act.

                  "Regulation S Certificate" means a certificate substantially in the form attached hereto as Exhibit C.

                  "Related Business" means those businesses in which the Company or any of its Subsidiaries is engaged on the Issue Date, or that are related, complementary, incidental or ancillary thereto or extensions, developments or expansions thereof.

                  "Related Taxes" means (x) any taxes, charges or assessments, including income, sales, use, transfer, rental, ad valorem, value-added, stamp, property, consumption, franchise, license, capital, net worth, gross receipts, excise, occupancy, intangibles or similar taxes, charges or assessments (other than U.S. federal, state or local taxes measured by income and U.S. federal, state or local withholding imposed on payments made by a Parent), required to be paid by such Parent by virtue of its being incorporated or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than the Company or any of its Subsidiaries), or being a holding company parent of the Company or having received Capital Stock of the Company or other assets as a capital contribution, or receiving dividends from or other distributions in respect of the Capital Stock of the Company, or having guaranteed any obligations of the Company or any Subsidiary thereof, or having made any payment in respect of any of the items for which the Company is permitted to make payments to such Parent pursuant to Section 409, or
(y) any other U.S. taxes measured by income for which such Parent is liable up to an amount not to exceed with respect to U.S. federal taxes the amount of any such taxes that the Company would have been required to pay on a separate company basis or on a consolidated basis if the Company had filed a consolidated return on behalf of an affiliated group (as defined in Section 1504 of the Code) of which it were the common parent, or with respect to U.S. state and local taxes, the amount of such taxes that the Company would have been required to pay on a separate company basis or on a combined basis if the Company had filed a combined return on behalf of an affiliated group consisting only of the Company and its Subsidiaries.

                  "Representative" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

                  "Resale Restriction Termination Date" means, with respect to any Note, the date that is two years (or such other period as may hereafter be provided under Rule 144(k) under the Securities Act or any successor provision thereto as permitting the resale by non-affiliates of Restricted Securities without restriction) after the later of the original issue date in respect of such Note and the last date on which an Issuer or any Affiliate of an Issuer was the owner of such Note (or any Predecessor Note thereto).

                  "Responsible Officer" when used with respect to the Trustee means the chairman or vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president or assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "Restricted Payment Transaction" means any Restricted Payment permitted pursuant to Section 409, any Permitted Payment, any Permitted Investment, or any transaction (other than Guarantees) specifically excluded from the definition of the term "Restricted Payment."

                  "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to receive, at its request, and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

                  "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

                  "SEC" means the Securities and Exchange Commission.

                  "Secured Indebtedness" with respect to a Person means any Indebtedness of such Person secured by a Lien.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Senior Credit Agreement" means the credit agreement dated as of May 20, 2003, among the Company, the Issuers, the guarantors named therein, the banks and other financial institutions party thereto from time to time, and Credit Suisse First Boston, as administrative agent, as such agreement may be assumed by any successor in interest, and as such agreement may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Credit Agreement or otherwise).

                  "Senior Credit Facility" means the collective reference to the Senior Credit Agreement, any Loan Documents (as defined therein), any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages, letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Credit Agreement or one or more other credit agreements, indentures (including the Indenture) or financing agreements or otherwise). Without limiting the generality of the foregoing, the term "Senior Credit Facility" shall include any agreement (i) changing the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder,
(iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

                  "Senior Indebtedness" means, with respect to either Issuer or any Note Guarantor, the following obligations, whether outstanding on the date of this Indenture or thereafter issued, without duplication: (i) all Bank Indebtedness, (ii) all obligations of such Person in respect of any Receivables Financing, and (iii) all obligations of such Person consisting of the principal of and premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person regardless of whether post-filing interest is allowed in such proceeding) on, and fees and other amounts owing in respect of, all other Indebtedness of such Person, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that the obligations in respect of such Indebtedness are not senior in right of payment to the Notes or the Note Guarantee of such Person; provided, however, that Senior Indebtedness shall not include (1) any obligation of such Person to any Subsidiary of such Person, (2) any liability for Federal, state, foreign, local or other taxes owed or owing by such Person,
(3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of such Person that is expressly subordinated in right of payment to any other Indebtedness of such Person, (5) any Capital Stock of such Person or (6) that portion of any Indebtedness of such Person that is Incurred by such Person in violation of
Section 407 (but no such violation shall be deemed to exist for purposes of this clause (6) if any holder of such Indebtedness or such holder's representative shall have received an Officer's Certificate of the Company to the effect that such Incurrence of such Indebtedness does not (or that the Incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate Section 407). If any Senior Indebtedness is disallowed, avoided or subordinated pursuant to the provisions of Section 548 of Title 11 of the United States Code or any applicable state fraudulent conveyance law, such Senior Indebtedness nevertheless will constitute Senior Indebtedness.

                  "Senior Subordinated Indebtedness" with respect to either Issuer or any Note Guarantor means the Notes (in the case of such Issuer) or the Note Guarantee of such Person (in the case of such Note Guarantor) and any other Indebtedness of such Person that ranks pari passu with the Notes or such Note Guarantee, as the case may be.

                  "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as in effect on the Issue Date.

                  "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

                  "S&P" means Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., and its successors.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency).

                  "Subordinated Obligations" with respect to either Issuer or any Note Guarantor means any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) that is expressly subordinated in right of payment to the Notes (in the case of such Issuer) or to the Note Guarantee of such Person (in the case of such Note Guarantor), pursuant to a written agreement.

                  "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person or (ii) one or more Subsidiaries of such Person.

                  "Subsidiary Guarantee" means any of (i) the Guarantees of the Guaranteed Jafra US Obligations by the U.S. Subsidiary Guarantors and the Guarantees of the Guaranteed Jafra Distribution (Mexico) Obligations by the Mexican Subsidiary Guarantors, to be entered into on the Issue Date as provided in Section 1301, and (ii) any Guarantee in respect of the Notes that may from time to time be entered into by a Restricted Subsidiary pursuant to Section 414.

                  "Subsidiary Guarantor" means any Restricted Subsidiary that enters into a Subsidiary Guarantee.

                  "Temporary Cash Investments" means any of the following: (i) any investment in (x) direct obligations of the United States of America or any agency or instrumentality thereof or obligations Guaranteed by the United States of America or any agency or instrumentality thereof or (y) direct obligations of any foreign country recognized by the United States of America rated at least "A" by S&P or "A-1" by Moody's (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization),
(ii) overnight bank deposits, and investments in time deposit accounts, certificates of deposit, bankers' acceptances and money market deposits (or, with respect to foreign banks, similar instruments) maturing not more than one year after the date of acquisition thereof issued by (x) any lender under the Senior Credit Agreement or (y) a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital and surplus aggregating in excess of $250 million (or the foreign currency equivalent thereof) and whose long term debt is rated at least "A" by S&P or "A-1" by Moody's (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization) at the time such Investment is made, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) or (ii) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) Investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a Person (other than the Company or any of its Subsidiaries) with a rating at the time as of which any Investment therein is made of "P-2" (or higher) according to Moody's or "A-2" (or higher) according to S&P (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization), (v) Investments in securities maturing not more than one year after the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization),
(vi) Preferred Stock (other than of the Company or any of its Subsidiaries) having a rating of "A" or higher by S&P or "A2" or higher by Moody's (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization), (vii) investment funds investing 95% of their assets in securities of the type described in clauses (i)-(vi) above (which funds may also hold reasonable amounts of cash pending investment or distribution), (viii) any money market deposit accounts issued or offered by a domestic commercial bank or a commercial bank organized and located in a country recognized by the United States of America, in each case, having capital and surplus in excess of $250 million (or the foreign currency equivalent thereof), or investments in money market funds complying with the risk limiting conditions of Rule 2a-7 (or any successor rule) of the SEC under the Investment Company Act of 1940, as amended and (ix) similar short-term investments approved by the Board of Directors in the ordinary course of business.

                  "TIA" means the Trust Indenture Act of 1939 (15
U.S.C.Sections 77aaa-7bbbb) as in effect on the Issue Date.

                  "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such

Person arising in the ordinary course of business in connection with the acquisition of goods or services.

                  "Transactions" means, collectively, any or all of the following:

                  (1) the formation of Jafra Distribution (Mexico) as a Subsidiary of CDRJ Latin American Holding Company B.V., and the recapitalization of the Capital Stock of Jafra Mexico;

                  (2) the entry into this Indenture, the offer and issuance of the Notes, and the provision of the Note Guarantees by the Note Guarantors;

                  (3) the entry into the Senior Credit Facility and Incurrence of Indebtedness thereunder by one or more of the Company, the Issuers and their respective Subsidiaries;

                  (4) the acquisition by Jafra Distribution (Mexico) of Preferred Stock of Jafra Mexico from Jafra Mexico and from one or more of CDRJ Latin American Holding Company B.V. and its Subsidiaries; and the acquisition by Jafra Distribution (Mexico) of certain fixed assets and liabilities of a Subsidiary of Jafra Mexico related to its distribution business;

                  (5) the satisfaction and discharge of the indenture for the 11-3/4% Senior Subordinated Notes due 2008 of Jafra US and Jafra Mexico, including the deposit of funds with the trustee under such indenture in connection therewith, and/or the redemption or other acquisition or retirement of such Senior Subordinated Notes;

                  (6) the repayment of amounts outstanding under the existing Credit Facility to which one or more of Jafra US, Jafra Mexico, CDRJ Investments (Lux) S.A. and their respective Subsidiaries are party, the termination of commitments thereunder, and the collateralization of letters of credit remaining outstanding (if any);

                  (7) the distribution of up to approximately $158.6 million to CDRJ North Atlantic (Lux) S.ar.l. by one or more of its Subsidiaries, and the distribution by CDRJ North Atlantic (Lux) S.ar.l. of up to approximately $158.6 million to CDRJ Investments (Lux) S.A.;

                  (8) the transfer by CDRJ North Atlantic (Lux) S.ar.l. of its assets and liabilities to the Company, including the Capital Stock of Jafra US and CDRJ Latin American Holding Company B.V.;

                  (9) the entry into an agreement appointing the Company as the liquidator of CDRJ Investments (Lux) S.A., including with respect to making the liquidating distributions of CDRJ Investments (Lux) S.A. described in clause (10) below and the performance by the Company of its duties as liquidator under Luxembourg law and its obligations under such agreement;

                  (10) the making of (i) a liquidating distribution by CDRJ Investments (Lux) S.A. to the holders of its capital stock (or equivalent equity interests) of (x) up to approximately $158.6 million and (y) all of its other assets, including the outstanding capital stock (or equivalent equity interests) of CDRJ North Atlantic (Lux) S.ar.l.; and (ii) certain compensating payments to holders of options to acquire Capital Stock of CDRJ Investments (Lux) S.A. (or CDRJ North Atlantic (Lux) S.ar.l.), in connection with such liquidating distribution; and

                  (11) all other transactions relating to any of the foregoing (including payment of fees and expenses related to any of the foregoing).

                  "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

                  "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

                  "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination is an Unrestricted Subsidiary, as designated by the Board of Directors in the manner provided below, and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (B) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 409. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation either (x) the Company could incur at least $1.00 of additional Indebtedness under Section 407(a) or (y) the Consolidated Coverage Ratio would be greater than it was immediately prior to giving effect to such designation. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officer's Certificate of the Company certifying that such designation complied with the foregoing provisions.

                  "U.S. Government Obligation" means (x) any security that is
(i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under the preceding clause (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in

Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation that is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation that is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

                  "U.S. Subsidiary" means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

                  "U.S. Subsidiary Guarantor" means any U.S. Subsidiary of Jafra US that enters into a Subsidiary Guarantee.

                  "Vice President" when used with respect to any Person means any vice president of such Person, whether or not designated by a number or a word or words added before or after the title "vice president."

                  "Voting Stock" of an entity means all classes of Capital Stock of such entity then outstanding and normally entitled to vote in the election of directors or all interests in such entity with the ability to control the management or actions of such entity.

                  Section 102.      Other Definitions.

                                                                    Defined in
Term                                                                Section
----                                                                ----------
"Act"............................................................   108
"Additional Amounts".............................................   404
"Affiliate Transaction"..........................................   412
"Agent Members"..................................................   312
"Amendment"......................................................   410
"Authentication Order"...........................................   303
"Bankruptcy Law".................................................   601
"Blockage Notice"................................................   1403
"Covenant Defeasance"............................................   1203
"Custodian"......................................................   601
"Defaulted Interest".............................................   307
"Defeasance".....................................................   1202
"Defeased Notes".................................................   1201
"Event of Default"...............................................   601
"Excessive Additional Amounts"...................................   1001
"Exercise".......................................................   409
"Expiration Date"................................................   108

"Global Notes"...................................................   201
"Guaranteed Jafra Distribution (Mexico) Obligations".............   1301
"Guaranteed Jafra US Obligations"................................   1301
"Guaranteed Note Obligations"....................................   1301
"Guarantor Blockage Notice"......................................   1503
"Guarantor Non-payment Default"..................................   1503
"Guarantor Payment Blockage Period"..............................   1503
"Guarantor Payment Default"......................................   1503
"Initial Agreement"..............................................   410
"Initial Lien"...................................................   413
"Jafra Distribution (Mexico) Portion"............................   301
"Jafra US Portion"...............................................   301
"Non-payment Default"............................................   1403
"Note Register" and "Note Registrar" ............................   305
"Offer"..........................................................   411
"Offshore Global Note"...........................................   201
"Offshore Note Exchange Date"....................................   313
"Offshore Physical Note".........................................   201
"Offshore Temporary Global Note".................................   201
"pay its Note Guarantee".........................................   1503
"pay the Notes"..................................................   1403
"Payment Blockage Period"........................................   1403
"Payment Default"................................................   1403
"Payor"..........................................................   404
"Permitted Payment"..............................................   409
"Physical Notes".................................................   201
"Portion"........................................................   301
"Private Placement Legend".......................................   203
"Redemption Amount"..............................................   1001
"Refinancing Agreement"..........................................   410
"Restricted Payment".............................................   409
"Several Share"..................................................   301
"Successor"......................................................   501
"Successor Jurisdiction".........................................   404
"Taxes"..........................................................   404
"U.S. Global Note"...............................................   201
"U.S. Physical Note".............................................   201

                  Section 103. Rules of Construction. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (1) the terms defined in this Indenture have the meanings assigned to them in this Indenture;

                  (2) "or" is not exclusive;

                  (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

                  (4) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

                  (5) all references to "$" or "dollars" shall refer to the lawful currency of the United States of America;

                  (6) the words "include," "included" and "including" as used herein shall be deemed in each case to be followed by the phrase "without limitation," if not expressly followed by such phrase or the phrase "but not limited to";

                  (7) words in the singular include the plural, and words in the plural include the singular; and

                  (8) any reference to a Section or Article refers to such Section or Article of this Indenture.

                  Section 104. Incorporation by Reference of TIA. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. Any terms incorporated by reference in this Indenture that are defined by the TIA, defined by any TIA reference to another statute or defined by SEC rule under the TIA, have the meanings so assigned to them therein. The following TIA terms have the following meanings:

                  "indenture securities" means the Notes.

                  "indenture security holder" means a Noteholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company, an Issuer, any other Note Guarantor, and any other obligor on the indenture securities.

                  Section 105. Conflict with TIA. If any provision hereof limits, qualifies or conflicts with a provision of the TIA that is required under the TIA to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed (i) to apply to this Indenture as so modified or (ii) to be excluded, as the case may be.

                  Section 106. Compliance Certificates and Opinions. Upon any application or request by the Company, by the Issuers, by the Company on behalf of the Issuers, or by any other obligor upon the Notes (including any Note Guarantor), to the Trustee to take any action under any provision of this Indenture, the Company or the Issuers or such other obligor (including any Note Guarantor), as the case may be, shall furnish to the Trustee such certificates and opinions as may be required under the TIA. Each such certificate or opinion shall be given in the form of one or more Officer's Certificates, if to be given by an Officer, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the TIA and any other requirements set forth in this Indenture. Notwithstanding the foregoing, in the case of any such request or application as to which the furnishing of any Officer's Certificate or Opinion of Counsel is specifically required by any provision of this Indenture relating to such particular request or application, no additional certificate or opinion need be furnished.

                           Every certificate or opinion with respect to
compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 406) shall include:

                  (1) a statement that the individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such individual, he or she made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether, in the opinion of such individual, such condition or covenant has been complied with.

                  Section 107. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                  Any certificate or opinion of an Officer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers to the effect that the information with respect to such factual matters is in the possession of the Company or an Issuer, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

                  Section 108. Acts of Noteholders; Record Dates. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuers or the Company, as the case may be. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 701) conclusive in favor of the Trustee, the Issuers and any other obligor upon the Notes, if made in the manner provided in this Section 108.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership or other entity, on behalf of such corporation or partnership or other entity, such certificate or affidavit shall also constitute sufficient proof of such Person's authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

                  (c) The ownership of Notes shall be proved by the Note
Register.

                  (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee, the Issuers or any other obligor upon the Notes in reliance thereon, whether or not notation of such action is made upon such Note.

                  (e) (i) The Issuers may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Notes, provided that the Issuers may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date (or their duly designated proxies), and no other Holders, shall be entitled to take the relevant action, whether or not such Persons remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Issuers from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Issuers, at their several expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Notes in the manner set forth in Section 110.

                      (ii) The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to join in the giving or making of (A) any Notice of Default, (B) any declaration of acceleration referred to in Section 602, (C) any request to institute proceedings referred to in Section 607(2) or (D) any direction referred to in Section 612, in each case with respect to Notes. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Issuers' several expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Notes in the manner set forth in
         Section 110.

                  (iii) With respect to any record date set pursuant to this
         Section 108, the party hereto that sets such record dates may designate any day as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Issuers or the Trustee, whichever such party is not setting a record date pursuant to this Section 108(e) in writing, and to each Holder of Notes in the manner set forth in Section 110, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto that set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

                      (iv) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

                  Section 109. Notices, etc., to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                  (1) the Trustee by any Holder or by the Company or by the Issuers or any other obligor upon the Notes shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at 225 Asylum Street, 23rd Floor, Hartford, Connecticut 06103, Attention: Corporate Trust Department (telephone:
         (860) 241-6842; telecopier: (860) 241-6897) or at any other address furnished in writing to the Company by the Trustee, or

                  (2) the Company or the Issuers by the Trustee or by any Holder shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the Company or the Issuers addressed to any of them, as the case may be, c/o Jafra Cosmetics International, Inc., 2451 Townsgate Road, Westlake Village, California 91361, Attention: Chief Financial Officer (telephone: (805) 449-3000; telecopier: (805) 449-2949), with copies to Debevoise & Plimpton, 919 Third Avenue, New York, New York 10022, Attention: David Brittenham, Esq. (telephone: (212) 909-6000; telecopier: (212) 909-6836), or at any other address previously furnished in writing to the Trustee by the Company.

                  Section 110. Notices to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder's address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

                  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                  In case, by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail notice of any event as required by any provision of this Indenture, then such notification as shall be made with the approval of the Trustee (such approval not to be unreasonably withheld) shall constitute a sufficient notification for every purpose hereunder.

                  Section 111. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  Section 112. Successors and Assigns. All covenants and agreements in this Indenture by the Company or an Issuer shall bind its respective successors and assigns, whether so expressed or not.

                  Section 113. Separability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 114. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Paying Agent and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture, except as provided in Article 14 and Article 15.

                  Section 115. GOVERNING LAW. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE TRUSTEE, THE ISSUERS, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS, AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

                  Section 116. Legal Holidays. In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal and premium (if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity.

                  Section 117. No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders. No director, officer, employee, incorporator or stockholder, as such, of the Company, the Issuers, any Note Guarantor or any Subsidiary of any thereof shall have any liability for any obligation of the Company, the Issuers or any Note Guarantor under the Indenture, the Notes or any Note Guarantee, or for any claim based on, in respect of, or by reason of, any such obligation or its creation. Each Noteholder, by accepting the Notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

                  Section 118. Exhibits and Schedules. All exhibits and schedules attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

                  Section 119. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                  Section 120. Company as Agent for Issuers. To the extent permitted by the TIA and any other applicable law, each Issuer hereby appoints the Company as its attorney-in-fact, which appointment is coupled with an interest, to take any action that this Indenture may require or permit such Issuer to take, including

                  (1) the giving of any certification, opinion, order, request or consent (whether by Officer's Certificate, Opinion of Counsel, Company Order, Company Request, Company Consent or otherwise),

                  (2) the giving of any notice (including under Section 1001), and

                  (3) the setting of any record date,

such appointment to remain in effect until such Issuer shall otherwise notify the Trustee in writing.

                                   ARTICLE II

                                   NOTE FORMS

                  Section 201. Forms Generally. (a) The Notes and the Trustee's certificate of authentication relating thereto shall be in substantially the forms set forth, or referenced, in this Article 2 and Exhibit A annexed hereto, which Exhibit is hereby incorporated in and expressly made a part of this Indenture. The Notes may have such appropriate insertions, omissions, substitutions, notations, legends, endorsements, identifications and other variations as are required or permitted by law, stock exchange rule or Depository rule or usage, agreements to which the Issuers are subject, if any, or other customary usage, or as may consistently herewith be determined by the Officers of each Issuer executing such Notes, as evidenced by such execution (provided always that any such notation, legend, endorsement, identification or variation is in a form acceptable to the Issuers). Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

                  Initial Notes and any Additional Notes offered and sold in reliance on Rule 144A under the Securities Act shall, unless (in the case of Additional Notes) the Issuers otherwise notify the Trustee in writing, be issued in the form of one or more permanent global Notes in substantially the form set forth in Exhibit A (each, a "U.S. Global Note"), deposited with the Trustee, as custodian for the Depositary or its nominee, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of a U.S. Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

                  Initial Notes and any Additional Notes offered and sold in offshore transactions in reliance on Regulation S under the Securities Act shall, unless (in the case of Additional Notes) the Issuers otherwise notify the Trustee in writing, be issued in the form of one or more temporary global Notes in substantially the form set forth in Exhibit A (each, an "Offshore Temporary Global Note"), deposited with the Trustee, as custodian for the Depositary or its nominee, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. Following the Offshore Note Exchange Date with respect to any such Offshore Temporary Global Note, beneficial interests in the Offshore Temporary Global Note shall be exchanged as provided in Sections 312 and 313 for beneficial interests in one or more permanent global Notes in the form of Exhibit A (each an "Offshore Permanent Global Note" and, together with the Offshore Temporary Global Notes, the "Offshore Global Notes"), deposited with the Trustee, as custodian for the Depositary or its nominee, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. Simultaneously with the authentication of an Offshore Permanent Global Note, the Trustee shall cancel the related Offshore Temporary Global Note. The aggregate principal amount of an Offshore Global Note may from time to time be increased or decreased by adjustments made in the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

                  Subject to the limitations on the issuance of certificated Notes set forth in Sections 312 and 313, Initial Notes and any Initial Additional Notes issued pursuant to Section 305 in exchange for or upon transfer of beneficial interests (x) in a U.S. Global Note shall be in the form of permanent certificated Notes substantially in the form set forth in Exhibit A (the "U.S. Physical Notes") or (y) in an Offshore Global Note (if any), on or after the Offshore Note Exchange Date with respect to such Offshore Global Note, shall be in the form of permanent certificated Notes substantially in the form set forth in Exhibit A (the "Offshore Physical Notes"), respectively, as hereinafter provided.

                  The U.S. Physical Notes and Offshore Physical Notes shall be construed to include any certificated Notes issued in respect thereof pursuant to Section 304, 305, 306 or 1008, and the U.S. Global Notes and Offshore Global Notes shall be construed to include any global Notes issued in respect thereof pursuant to Section 304, 305, 306 or 1008. The Offshore Physical Notes and the U.S. Physical Notes, together with any other certificated Notes issued and authenticated pursuant to this Indenture, are sometimes collectively herein referred to as the "Physical Notes". The U.S. Global Notes and the Offshore Global Notes, together with any other global Notes that are issued and authenticated pursuant to this Indenture, are sometimes collectively referred to as the "Global Notes."

                  Exchange Notes shall be issued substantially in the form set forth in Exhibit A and, subject to Section 312(b), shall be in the form of one or more Global Notes.

                  Section 202. Form of Trustee's Certificate of Authentication. This is one of the Notes referred to in the within-mentioned Indenture.

                                                _______________________________
                                                as Trustee

                                                By_____________________________

                                                       Authorized Officer

Dated:

                  If an appointment of an Authenticating Agent is made pursuant to Section 714, the Notes may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

                  This is one of the Notes referred to in the within-mentioned Indenture.

                                                  U.S. BANK NATIONAL ASSOCIATION

                                                  ______________________________
                                                  as Trustee

                                                  By____________________________

                                                    ____________________________
                                                       As Authenticating Agent

                                                  By____________________________

                                                    ___________________________
                                                         Authorized Officer

Dated:

                  Section 203. Restrictive and Global Note Legends. Each Global Note and Physical Note shall bear the following legend set forth below (the "Private Placement Legend") on the face thereof until the Private Placement Legend is removed or not required in accordance with Section 313(4):

         THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES

         SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND HAS NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS, AND THIS NOTE (AND ANY INTEREST OR PARTICIPATION HEREIN) MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE TRANSFERRED OR DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

         THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT
         (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION AND (2) AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OR DISPOSED OF ONLY (I) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
         (II) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (V) TO THE ISSUERS, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND SUBJECT TO THE ISSUERS' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (X) PURSUANT TO CLAUSE (II) OR (III) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (Y) IN THE CASE OF ANY OF THE FOREGOING CLAUSES (I) THROUGH
         (V), TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE ISSUERS AND THE TRUSTEE, THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTION REFERRED TO ABOVE. AS USED HEREIN, THE TERMS "UNITED STATES," "OFFSHORE TRANSACTION" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                  Each Global Note, whether or not an Initial Note, shall also bear the following legend on the face thereof:

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 312 AND 313 OF THE INDENTURE.

                  Each Offshore Temporary Global Note shall also bear the following legend on the face thereof:

         EXCEPT AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN), BENEFICIAL OWNERSHIP INTERESTS IN THIS OFFSHORE TEMPORARY GLOBAL NOTE WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE OFFSHORE PERMANENT GLOBAL NOTE OR ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE SECURITIES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE "40 DAY DISTRIBUTION COMPLIANCE PERIOD" (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT). DURING SUCH 40 DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS OFFSHORE TEMPORARY GLOBAL NOTE MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED THROUGH EUROCLEAR BANK S.A./N.A., AS OPERATOR OF THE EUROCLEAR SYSTEM OR CLEARSTREAM BANKING, SOCIETE ANONYME.

                                   ARTICLE III

                                    THE NOTES

                  Section 301. Title and Terms. The aggregate principal amount of Notes that may be authenticated and delivered and Outstanding under this Indenture is not limited, except as provided in Section 407 and except as may be limited by applicable law. The Original Notes will be issued in an aggregate principal amount of $200.0 million. All the Original Notes shall vote and consent together on all matters as one class, and none of the Original Notes will have the right to vote or consent as a class separate from one another on any matter. Additional Notes (including any Exchange Notes issued in exchange therefor) may vote (or consent) as a class with the other Notes and otherwise be treated as Notes for all purposes of this Indenture.

                  The Notes will be the several obligations of the Issuers. Of the aggregate principal amount of Original Notes of $200.0 million, Jafra US will be severally liable with respect to the payment of $80.0 million of principal, together with interest thereon (the "Jafra US Portion"), and Jafra Distribution (Mexico) will be severally liable with respect to the payment of $120.0 million of principal, together with interest thereon (the "Jafra Distribution (Mexico) Portion," and each of the Jafra US Portion and Jafra Distribution (Mexico) Portion, a "Portion"). Except as otherwise described herein, Jafra US and Jafra Distribution (Mexico) will be severally liable in respect of each outstanding Note (including any Additional Notes) in the relative proportions of the Jafra US Portion and the Jafra Distribution (Mexico) Portion, respectively (sixty percent (60%) in the case of Jafra Distribution (Mexico) and forty percent (40%) in the case of Jafra US). With respect to each Issuer, such relative proportion of any amount is referred to as such Issuer's "Several Share."

                  The Issuers and, by acquiring the Notes, the Holders agree to treat $400 of each $1,000 principal amount of the Notes as indebtedness of Jafra US. and $600 of each $1,000 principal amount of the Notes as indebtedness of Jafra Distribution (Mexico) for U.S. federal, state and local and non-U.S. tax purposes.

                  The Notes shall be known and designated as the "10 3/4%
Senior Subordinated Notes Due 2011" of the Issuers. The final Stated Maturity of the Notes shall be May 15, 2011. Interest on the Outstanding principal amount of Notes will accrue at the rate of 10 3/4% per annum and will be payable semi-annually in arrears on May 15 and November 15 in each year, commencing on November 15, 2003, to holders of record on the immediately preceding May 1 and November 1, respectively (each such May 1 and November 1, a "Regular Record Date"). Interest on the Original Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the Issue Date; and interest on any Additional Notes (and Exchange Notes issued in exchange therefor) will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid on such Additional Notes, from the date of issuance of such Additional Notes; provided, that if any Note is surrendered for exchange on or after a record date for an Interest Payment Date that will occur on or after the date of such exchange, interest on the Note received in exchange thereof will accrue from the date of such Interest Payment Date.

                  The principal of, and premium, if any, and interest, on the Notes shall be payable at the office or agency of the Issuers maintained for that purpose in the Borough of Manhattan, The City of New York (the "Place of Payment"); provided, however, that at the option of the

Issuers payment of interest on a Note may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.

                  Section 302. Denominations. The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

                  Section 303. Execution, Authentication and Delivery and Dating. The Notes shall be executed on behalf of each Issuer by one Officer of such Issuer. The signature of any such Officer on the Notes may be manual or facsimile.

                  Notes bearing the manual or facsimile signature of an individual who was at any time a proper Officer of either Issuer shall bind such Issuer, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of such Notes.

                  At any time and from time to time after the execution and delivery of this Indenture, the Issuers may deliver Notes executed by the Issuers to the Trustee for authentication; and the Trustee shall authenticate and deliver (i) Initial Notes for original issue in the aggregate principal amount not to exceed $200,000,000 and (ii) Additional Notes from time to time for original issue in aggregate principal amounts specified by the Issuers and
(iii) Exchange Notes from time to time for issue in exchange for a like principal amount of Initial Notes or Initial Additional Notes, in each case specified in clauses (i) through (iii) above, upon a written order of the Issuers in the form of an Officer's Certificate of the Issuers (an "Authentication Order"). Such Officer's Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Additional Notes or Exchange Notes and whether the Notes are to be issued as one or more Global Notes or Physical Notes and such other information as the Issuers may include or the Trustee may reasonably request.

                  All Notes shall be dated the date of their authentication.

                  No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

                  Section 304. Temporary Notes. Until definitive Notes are ready for delivery, the Issuers may prepare and upon receipt of an Authentication Order the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes. If temporary Notes are issued, the Issuers will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuers in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Issuers shall execute and upon receipt of an Authentication Order the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes of the same series and tenor.

                  Section 305. Registration, Registration of Transfer and Exchange. The Issuers shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Issuers in a Place of Payment being herein sometimes collectively referred to as the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Issuers shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby appointed "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided.

                  Upon surrender for transfer of any Note at the office or agency of the Issuers in a Place of Payment, in compliance with all applicable requirements of this Indenture and applicable law, the Issuers shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of the same series, of any authorized denominations and of a like aggregate principal amount.

                  At the option of the Holder, Notes may be exchanged for other Notes of the same series, of any authorized denominations and of a like tenor and aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Issuers shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive.

                  All Notes issued upon any transfer or exchange of Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

                  Every Note presented or surrendered for transfer or exchange shall (if so required by the Issuers or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Note Registrar duly executed, by the Holder thereof or such Holder's attorney duly authorized in writing.

                  No service charge shall be made for any transfer or exchange of Notes, but the Issuers may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Notes under this Section 305.

                  The Issuers shall not be required (i) to issue, transfer or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption (or purchase) of Notes selected for redemption (or purchase) under Section 1004 and ending at the close of business on the day of such mailing, or (ii) to transfer or exchange any Note so selected for redemption (or purchase) in whole or in part.

                  Section 306. Mutilated, Destroyed, Lost and Stolen Notes. If
(i) any mutilated Note is surrendered to the Trustee, or the Issuers and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Issuers and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Issuers or the Trustee that such Note has been acquired by a bona fide purchaser, the Issuers shall execute and upon receipt of an Authentication Order the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

                  In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuers in their discretion may, instead of issuing a new Note, pay such Note.

                  Upon the issuance of any new Note under this Section 306, the Issuers may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                  Every new Note issued pursuant to this Section 306 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuers, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and ratably with any and all other Notes duly issued hereunder.

                  The provisions of this Section 306 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

                  Section 307. Payment of Interest Rights Preserved. Interest on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest specified in Section 301.

                  Any interest on any Note that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Issuer responsible therefor, at its election in each case; as provided in clause (1) or clause (2) below:

                  (1) Such Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. Such Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time such Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause
         (1). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify such Issuer of such Special Record Date and, in the name and at the expense of such Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each Holder at such Holder's address as it appears in the Note Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

                  (2) Such Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by such Issuer to the Trustee of the proposed payment pursuant to this clause (2), such payment shall be deemed practicable by the Trustee.

                  Subject to the foregoing provisions of this Section 307, each Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Note.

                  Section 308. Persons Deemed Owners. The Company, the Issuers, any Subsidiary Guarantor, the Trustee and any agent of any of them may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any), and (subject to Section 307) interest on, such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Issuers, any Subsidiary Guarantor, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

                  Section 309. Cancellation. All Notes surrendered for payment, redemption, transfer, exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by it. The Issuers may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder that either Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this

Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of as directed by a Company Order of the Issuers and in accordance with Section 313.

                  Section 310. Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

                  Section 311. CUSIP Numbers. The Issuers in issuing the Notes may use "CUSIP" numbers (if then generally in use), and if so, the Trustee may use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes.

                  Section 312. Book-Entry Provisions for Global Notes. (a) Each Global Note initially shall (i) be registered in the name of the Depositary for such Global Note or the nominee of such Depositary and (ii) be delivered to the Trustee as custodian for such Depositary. Neither of the Issuers nor any agent of the Issuers shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                  Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note, and the Depositary may be treated by the Issuers, any other obligor upon the Notes, the Trustee and any agent of any of them as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, any other obligor upon the Notes, the Trustee or any agent of any of them from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Note. The registered holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

                  (b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but, subject to the immediately succeeding sentence, not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may not be transferred or exchanged for Physical Notes unless (i) the Issuers have consented thereto in writing, or such transfer or exchange is made pursuant to the next sentence, and
(ii) such transfer or exchange is in accordance with the applicable rules and procedures of the Depositary and the provisions of Sections 305 and 313. Subject to the limitation on issuance of Physical Notes set forth in Section 313(3), Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the relevant Global Note, if (i) the Depositary notifies the Issuers that it is unwilling or unable to continue as Depositary for the applicable Global Note or the Depositary ceases to be a "Clearing Agency" registered under the Exchange

Act and a successor depositary is not appointed by the Issuers within 90 days,
(ii) the Issuers, at their option, notify the Trustee in writing that they elect to cause the issuance of Physical Notes under this Indenture or (iii) an Event of Default has occurred and is continuing and the Note Registrar has received a written request from the Depositary to issue Physical Notes.

                  (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners for Physical Notes pursuant to paragraph (b) of this Section 312, the Note Registrar shall record on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the beneficial interest in the Global Note being transferred, and the Issuers shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and principal amount of authorized denominations.

                  (d) In connection with a transfer of an entire Global Note to beneficial owners pursuant to paragraph (b) of this Section 312, the applicable Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuers shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the applicable Global Note, an equal aggregate principal amount at maturity of U.S. Physical Notes (in the case of any U.S. Global Note), Offshore Physical Notes (in the case of any Offshore Global Note) or other Physical Notes (in the case of any other Global Note), as the case may be, of authorized denominations.

                  (e) The transfer and exchange of a Global Note or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth in Section 313) and the procedures of the Depositary therefor. Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in a different Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the relevant Global Note. Subject to
Section 313, the Registrar shall, in accordance with such instructions, instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in such Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

                  (f) Any Physical Note delivered in exchange for an interest in a Global Note pursuant to paragraph (b) of this Section 312 shall, unless such exchange is made on or after the Resale Restriction Termination Date applicable to such Note and except as otherwise provided in Section 203 and Section 313, bear the Private Placement Legend.

                  (g) The Issuers, any other obligor upon the Notes or the Trustee, in the discretion of any of them, may treat as the Act of a Holder any instrument or writing of any

Person that is identified by the Depositary as the owner of a beneficial interest in the Global Note, provided that the fact and date of the execution of such instrument or writing is proved in accordance with Section 108(b).

                  Section 313. Special Transfer Provisions. (1) Transfers to Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note that is a Restricted Security to any Non-U.S. Person: The Note Registrar shall register such transfer if it complies with all other applicable requirements of this Indenture (including
Section 305) and,


                           (a) if (x) such transfer is after the relevant Resale
                  Restriction Termination Date with respect to such Note or (y) the proposed transferor has delivered to the Note Registrar a Regulation S Certificate and, unless otherwise agreed by the Issuers and the Trustee, an opinion of counsel, certifications and other information satisfactory to the Issuers and the Trustee, and

                           (b) if the proposed transferor is or is acting
                  through an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Note Registrar of (x) the certificate, opinion, certifications and other information, if any, required by clause (a) above and (y) written instructions given in accordance with the Depositary's and the Note Registrar's procedures;

whereupon (i) the Note Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of any Outstanding Physical
Note) a decrease in the principal amount of the relevant Global Note in an amount equal to the principal amount of the beneficial interest in the relevant Global Note to be transferred, and (ii) either (A) if the proposed transferee is or is acting through an Agent Member holding a beneficial interest in a relevant Offshore Global Note, the Trustee shall reflect on its books and records the date and an increase in the principal amount of such Offshore Global Note in an amount equal to the principal amount of the beneficial interest being so transferred or (B) otherwise the Issuers shall execute and the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and amount.

                  (2) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note that is a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons): The Note Registrar shall register such transfer if it complies with all other applicable requirements of this Indenture (including Section 305) and,


                           (a) if such transfer is being made by a proposed
                  transferor who has checked the box provided for on the form of such Note stating, or has otherwise certified to the Issuers and the Note Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of such Note stating, or has otherwise certified to the Issuers and the Note Registrar in writing, that it is purchasing such Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

                           (b) if the proposed transferee is an Agent Member,
                  and the Note to be transferred consists of a Physical Note that after transfer is to be evidenced by an interest in a Global Note or consists of a beneficial interest in a Global Note that after the transfer is to be evidenced by an interest in a different Global Note, upon receipt by the Note Registrar of written instructions given in accordance with the Depositary's and the Note Registrar's procedures, whereupon the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of the transferee Global Note in an amount equal to the principal amount of the Physical Note or such beneficial interest in such transferor Global Note to be transferred, and the Trustee shall cancel the Physical Note so transferred or reflect on its books and records the date and a decrease in the principal amount of such transferor Global Note, as the case may be.

                  (3) Limitation on Issuance of Physical Notes. No Physical Note shall be exchanged for a beneficial interest in any Global Note, except in accordance with Section 312 and this Section 313.

                  A beneficial owner of an interest an Offshore Temporary Global Note (and, in the case of any Additional Notes for which no Offshore Temporary Global Note is issued, any Offshore Global Note) shall not be permitted to exchange such interest for a Physical Note or (in the case of such interest in an Offshore Temporary Global Note) an interest in an Offshore Permanent Global Note until a date, which must be after the expiration of the distribution compliance period set forth in Regulation S, on which the Issuers receive a certificate of beneficial ownership substantially in the form of Exhibit B from such beneficial owner (a "Certificate of Beneficial Ownership"). Such date, as it relates to an Offshore Global Note, is herein referred to as the "Offshore Note Exchange Date."

                  (4) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Note Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Note Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the requested transfer is after the relevant Resale Restriction Termination Date with respect to such Notes, (ii) upon written request of the Issuers after there is delivered to the Note Registrar an opinion of counsel (which opinion and counsel are satisfactory to the Issuers and the Trustee) to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act, (iii) with respect to an Offshore Global Note (on or after the Offshore Note Exchange Date with respect to such Offshore Global Note) or Offshore Physical Note, in each case with the agreement of the Issuers, or (iv) such Notes are sold or exchanged pursuant to an effective registration statement under the Securities Act.

                  (5) Other Transfers. The Note Registrar shall effect and register, upon receipt of a written request from the Issuers so to do, a transfer not otherwise permitted by this Section 313, such registration to be done in accordance with the otherwise applicable provisions of Section 313, upon the furnishing by the proposed transferor or transferee of a written opinion of counsel (which opinion and counsel are satisfactory to the Issuers and the Trustee) to the effect that, and such other certifications or information as the Issuers may require to confirm that, the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

                  A Note that is a Restricted Security may not be transferred other than as provided in this Section 313. A beneficial interest in a Global Note that is a Restricted Security may not be exchanged for a beneficial interest in another Global Note other than through a transfer in compliance with this Section 313.

                  (6) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

                  The Note Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 312 or this
Section 313 (including all Notes received for transfer pursuant to Section 313). The Issuers shall have the right to require the Note Registrar to deliver to the Issuers, at the Issuers' several expense, copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Note Registrar.

                  In connection with any transfer of any Note, the Trustee, the Note Registrar and the Issuers shall be entitled to receive, shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the certificates, opinions and other information referred to herein (or in the forms provided herein, attached hereto or to the Notes, or otherwise) received from any Holder and any transferee of any Note regarding the validity, legality and due authorization of any such transfer, the eligibility of the transferee to receive such Note and any other facts and circumstances related to such transfer.

                  Section 314. Payment of Additional Interest. (a) Under certain circumstances the Issuers will be obligated to pay certain additional amounts of interest to the Holders of certain Initial Notes, as more particularly set forth in such Initial Notes.

                  (b) Under certain circumstances the Issuers may be obligated to pay certain additional amounts of interest to the Holders of certain Initial Additional Notes, as may be more particularly set forth in such Initial Additional Notes.

                                   ARTICLE IV

                                    COVENANTS

      Section 401. Payment of Principal, Premium and Interest. Jafra US shall duly and punctually pay its Several Share of the principal of (and premium, if any) and interest on the Notes, severally, in accordance with the terms of the Notes and this Indenture.

      Jafra Distribution (Mexico) shall duly and punctually pay its Several Share of the principal of (and premium, if any) and interest on the Notes, severally, in accordance with the terms of the Notes and this Indenture.

      Section 402. Maintenance of Office or Agency. The Issuers shall maintain in the Borough of Manhattan, The City of New York an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for transfer or exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and of any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. The Issuers hereby designate the Corporate Trust Office as the initial Place of Payment and appoint the Trustee its agent to receive all such presentations, surrenders, notices and demands so long as such Corporate Trust Office remains the Place of Payment.

      Section 403. Money for Payments To Be Held in Trust. If either Issuer shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on, any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay its Several Share of the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

      If either Issuer is not acting as its own Paying Agent, it will, prior to each due date of the principal of (and premium, if any) or interest on, any Notes, deposit with a Paying Agent a sum sufficient to pay its Several Share of the principal (and premium, if any) or interest, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) each Issuer will promptly notify the Trustee of its action or failure so to act.

      If either Issuer is not acting as its own Paying Agent, such Issuer will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 403, that such Paying Agent will

            (1) hold all sums held by it for the payment of principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

            (2) give the Trustee notice of any default by the Issuers (or any other obligor upon the Notes) in the making of any such payment of principal (and premium, if any) or interest;

            (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

            (4) acknowledge, accept and agree to comply in all respects with the provisions of this Indenture and TIA relating to the duties, rights and liabilities of such Paying Agent.

      The Issuers may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuers or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuers or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

      Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of (and premium, if any) or interest on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid in the appropriate proportion to the Issuers on Company Request, or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease.

      Section 404. Additional Amounts. All payments made by or on behalf of Jafra Distribution (Mexico) under or with respect to the Notes or by or on behalf of any Note Guarantor (other than Jafra US) under or with respect to any Note Guarantee (in any case, the Person making such payment, a "Payor") shall be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Governments of Mexico, Luxembourg or the jurisdiction of incorporation, seat of management or residence for income tax purposes of any future Mexican Subsidiary Guarantor or any successors to the Company, Jafra Distribution (Mexico) or any Mexican Subsidiary Guarantor (each a "Successor Jurisdiction"), as the case may be, or of any territory thereof or by any authority or agency therein or thereof having power to tax (hereinafter "Taxes"), unless the Payor is required to withhold or deduct Taxes by law or by the interpretation or administration thereof by the relevant government authority or agency. If a Payor is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes or a Note Guarantee, such Payor will be required to pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts will be payable with respect to:

            (i) any payment to a Holder which is subject to such Taxes by reason of its (or the beneficial owner of the Notes) being connected with Mexico, Luxembourg or any Successor Jurisdiction or any territory thereof other than a connection arising from the mere holding of Notes or the receipt of payments in respect of the Notes or the Note Guarantees;

            (ii) any Taxes with respect to a Note presented for payment more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to the Holders, whichever occurs later, except to the extent that the Holder of such Note would have been entitled to such Additional Amounts on presenting such Note for payment on any date during such 30-day period;

            (iii) Taxes that would not have been imposed but for the failure of the Holder or beneficial owner of a Note to comply with any certification, identification, information, or other documentation requirement under law, regulation, administrative practice or an applicable treaty that is a precondition to exemption from, or reduction in the rate of, the imposition, deduction or withholding of Taxes; provided that at least 60 days prior to (a) the first payment date with respect to which this clause
      (iii) shall be applied and (b) in the event of a change in such certification, identification, information or other documentation requirement, the first payment date subsequent to such change, the Payor shall have notified the Trustee, in writing, that the Holders or beneficial owners of the Notes will be required to provide such information or documentation;

            (iv) estate, inheritance, gift, sales, transfer, personal property or other similar taxes imposed with respect to such Notes;

            (v) any Tax which is only payable otherwise than by withholding or deduction from payments in respect of the Notes or the Note Guarantees; and

            (vi) any combination of items (i), (ii), (iii), (iv) and (v) above.

      Each Payor will also make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority as and when required in accordance with applicable law. Each Payor will furnish to the Trustee of the Notes, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by such Payor; provided, however, that if the relevant Payor is unable


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
to obtain such receipt within 30 days, notwithstanding such Payor's best efforts to obtain such receipts, the Payor will furnish such receipts to the Trustee as soon as receipts can be obtained.

      Whenever in this Indenture there is mentioned, in any context, (a) the payment of principal, (b) purchase prices in connection with a purchase of Notes, (c) interest or (d) any other amount payable on or with respect to any of the Notes or a Note Guarantee, such reference shall be deemed to include payment of Additional Amounts provided for in this section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

      Each Payor will pay any present or future stamp, court or documentary taxes or any other similar taxes, charges or levies that arise in Mexico, Luxembourg or any Successor Jurisdiction from the execution, delivery, registration of, or enforcement of rights under, the Notes, the Indenture or any other document or instrument in relation thereof.

      The obligations of each Payor under this Section 404 shall survive any termination, defeasance or discharge of the Indenture.

      Section 405. SEC Reports. Notwithstanding that the Company may not be required to be or remain subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, from and after the Issue Date, the Company shall file with the SEC (unless such filing is not permitted under the Exchange Act or by the SEC), so long as Notes are outstanding, the annual reports, quarterly reports and other documents which the Company would have been required to file with the SEC pursuant to the reporting requirements of such Section 13(a) or 15(d) if the Company were so subject, such documents to be filed with the SEC on or prior to the respective dates by which the Company would have been required so to file such documents if the Company were so subject; provided that if the Company is a "foreign private issuer" (as such term is defined in Rule 3b-4 under the Exchange Act) the Company will file with the SEC (unless such filing is not permitted under the Exchange Act or by the SEC) the following reports by the dates indicated in satisfaction of the foregoing obligation to file reports and other documents: (i) within 120 days from the end of each fiscal year, an annual report on Form 20-F (or any successor form) containing the information required to be contained therein for such fiscal year, and (ii) within 60 days after the end of each of the first three quarters in each fiscal year, quarterly reports on Form 6-K containing unaudited financial statements (including a balance sheet and statement of income, changes in stockholders' equity and cash flows) and Management's Discussion and Analysis of Financial Condition and Results of Operations for and as of the end of such quarters (with comparable financial statements for such quarter of the immediately preceding fiscal year). The Company will also, within 15 days after the date on which the Company files such reports, transmit by mail to all Holders, as their names and addresses appear in the Note Register, and to the Trustee copies of any such information, documents and reports (without exhibits) (or, in lieu of one or more of the quarterly reports for fiscal 2003, a registration statement filed with the SEC under the Securities Act or any amendment thereto, provided such registration statement or amendment contains the information that would have been included in each such report). The Company will be deemed to have satisfied such requirements if a Parent files and provides reports, documents and information of

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
the types otherwise so required to be filed by the Company, or of the types required to be filed by a U.S. issuer with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, in each case within the applicable time periods, and the Company is not required to file such reports, documents and information separately under the applicable rules and regulations of the SEC (after giving effect to any exemptive relief) because of the filings by such Parent. The Company (and, to the extent required under the TIA, any other obligor upon the Notes) also shall comply with the other provisions of TIA Section 314(a).

      Section 406. Statement as to Default. Each Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year of such Issuer ending after the date hereof, an Officer's Certificate, to the effect that to the best knowledge of the signer thereof such Issuer is or is not in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if such Issuer shall be in default, specifying all such defaults and the nature and status thereof of which such signer may have knowledge. To the extent required by the TIA, each Note Guarantor shall comply with TIA Section 314(a)(4). The individual signing any certificate given by any Person pursuant to this Section 406 shall be the principal executive, financial or accounting officer of such Person, in compliance with TIA Section 314(a)(4).

      Section 407. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that the Company, either Issuer or any Subsidiary Guarantor may Incur Indebtedness if on the date of the Incurrence of such Indebtedness, after giving effect to the Incurrence thereof, the Consolidated Coverage Ratio would be greater than 2.25:1.00.

      (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

            (i) Indebtedness Incurred pursuant to any Credit Facility (including in respect of letters of credit or bankers' acceptances issued or created thereunder) and Indebtedness of any Foreign Subsidiary Incurred other than under the Senior Credit Facility, and (without limiting the foregoing), in each case, any Refinancing Indebtedness in respect thereof, in a maximum principal amount which, when taken together with the principal amount of all Indebtedness Incurred pursuant to this clause (i) and then outstanding, does not exceed the amount equal to (A) $130.0 million, plus
      (B) the amount, if any, by which the Borrowing Base exceeds $65.0 million, plus (C) in the case of any refinancing of any Credit Facility or any portion thereof, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing;

            (ii) Indebtedness (A) of any Restricted Subsidiary issued to and held by the Company or (B) of the Company or any Restricted Subsidiary issued to and held by any Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock of such Restricted Subsidiary to which such Indebtedness is owed, or any other event, that results in such Restricted Subsidiary ceasing to be a Restricted


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
      Subsidiary or any other subsequent transfer of such Indebtedness (except to the Company or a Restricted Subsidiary) will be deemed, in each case, an Incurrence of such Indebtedness by the issuer thereof;

            (iii) Indebtedness represented by the Notes (other than any Additional Notes that are not Exchange Notes), any Indebtedness (other than the Indebtedness described in clause (i) or (ii) above) outstanding on the Issue Date and any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iii) or paragraph (a) above;

            (iv) Purchase Money Obligations and Capitalized Lease Obligations, and any Refinancing Indebtedness with respect thereto, in an aggregate principal amount at any time outstanding not exceeding an amount equal to 5% of Consolidated Total Assets at any time outstanding;

            (v) Indebtedness of any Foreign Subsidiary Incurred for working capital purposes;

            (vi) (A) Guarantees by the Company or any Restricted Subsidiary of Indebtedness or any other obligation or liability of the Company or any Restricted Subsidiary (other than Indebtedness Incurred in violation of this Section 407) or (B) Indebtedness of the Company or any Restricted Subsidiary arising by reason of any Lien granted by or applicable to such Person securing Indebtedness of the Company or any Restricted Subsidiary (other than Indebtedness Incurred in violation of this Section 407);

            (vii) Indebtedness of the Company or any Restricted Subsidiary (A) arising from the honoring of a check, draft or similar instrument of such Person drawn against insufficient funds, provided that such Indebtedness is extinguished within five Business Days of its incurrence, or (B) consisting of guarantees, indemnities, obligations in respect of earnouts or other purchase price adjustments, or similar obligations, Incurred in connection with the acquisition or disposition of any business, assets or Person;

            (viii) Indebtedness of the Company or any Restricted Subsidiary in respect of (A) letters of credit, bankers' acceptances or other similar instruments or obligations issued, or relating to liabilities or obligations incurred, in the ordinary course of business (including those issued to governmental entities in connection with self-insurance under applicable workers' compensation statutes), or (B) completion guarantees, surety, judgment, appeal or performance bonds, or other similar bonds, instruments or obligations, provided, or relating to liabilities or obligations incurred, in the ordinary course of business, or (C) Hedging Obligations entered into for bona fide hedging purposes in the ordinary course of business, or (D) Management Guarantees or (E) the financing of insurance premiums in the ordinary course of business;

            (ix) Indebtedness of a Receivables Subsidiary secured by a Lien on all or part


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
      of the assets disposed of in, or otherwise incurred in connection with, a Financing Disposition;

            (x) Indebtedness of any Person that is assumed by the Company or any Restricted Subsidiary in connection with its acquisition of assets from such Person or any Affiliate thereof or is issued and outstanding on or prior to the date on which such Person was acquired by the Company or any Restricted Subsidiary or merged or consolidated with or into the Company or any Restricted Subsidiary (other than Indebtedness Incurred to finance, or otherwise in connection with, such acquisition); provided, however, that on the date of such acquisition, merger or consolidation, after giving effect thereto, the Company could Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) above; and any Refinancing Indebtedness with respect to any such Indebtedness; and

            (xi) Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount which, when taken together with the principal amount of all Indebtedness Incurred pursuant to this clause (xi) and then outstanding, does not exceed an amount equal to 12.0% of Consolidated Total Assets at any time outstanding.

      (c) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 407 (i) any other obligation of the obligor on such Indebtedness (or of any other Person who could have Incurred such Indebtedness under this Section 407) arising under any Guarantee, Lien or letter of credit, bankers' acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit, bankers' acceptance or other similar instrument or obligation secures the principal amount of such Indebtedness; (ii) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in paragraph (b) above, the Company, in its sole discretion, shall classify such item of Indebtedness and may include the amount and type of such Indebtedness in one or more of such clauses; and (iii) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

      (d) For purposes of determining compliance with any Dollar-denominated restriction on the Incurrence of Indebtedness denominated in a foreign currency, the Dollar-equivalent principal amount of such Indebtedness Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that (x) the Dollar-equivalent principal amount of any such Indebtedness outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date, (y) if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not


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
exceed the principal amount of such Indebtedness being refinanced and (z) the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency and Incurred pursuant to the Senior Credit Facility shall be calculated based on the relevant currency exchange rate in effect on, at the Company's option, (i) the Issue Date, (ii) any date on which any of the respective commitments under the Senior Credit Facility shall be reallocated between or among facilities or subfacilities thereunder, or on which such rate is otherwise calculated for any purpose thereunder, or (iii) the date of such Incurrence. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

      Section 408. Limitation on Other Subordinated Indebtedness. The Company shall not permit either Issuer to Incur any Indebtedness that is expressly subordinated in right of payment to any Senior Indebtedness of such Issuer, unless such Indebtedness so Incurred ranks pari passu in right of payment with, or is subordinated in right of payment to, such Issuer's Indebtedness with respect to the Notes. The Company shall not Incur any Indebtedness that is expressly subordinated in right of payment to any Senior Indebtedness of the Company, unless such Indebtedness so Incurred ranks pari passu in right of payment with the Company's Note Guarantee, or is subordinated in right of payment to the Company's Note Guarantee. The Company shall not permit any Subsidiary Guarantor to Incur any Indebtedness that is expressly subordinated in right of payment to any Senior Indebtedness of such Subsidiary Guarantor, unless such Indebtedness so Incurred ranks pari passu in right of payment with such Subsidiary Guarantor's Subsidiary Guarantee, or is subordinated in right of payment to such Subsidiary Guarantee. Unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely because it is unsecured, and Indebtedness that is not guaranteed by a particular Person shall not be deemed to be subordinate or junior to Indebtedness that is so guaranteed merely because it is not so guaranteed.

      Section 409. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any such payment in connection with any merger or consolidation to which the Company is a party) except (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and (y) dividends or distributions payable to the Company or any Restricted Subsidiary (and, in the case of any such Restricted Subsidiary making such dividend or distribution, to other holders of its Capital Stock on no more than a pro rata basis, measured by value), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than the Company or a Restricted Subsidiary (other than any acquisition of Capital Stock deemed to occur upon the exercise of options if such Capital Stock represents a portion of the exercise price thereof), (iii) voluntarily purchase, repurchase, redeem, defease or otherwise voluntarily acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than a purchase, redemption, defeasance or other acquisition or retirement for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such acquisition or retirement) or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition or retirement or Investment being herein referred to as a "Restricted Payment"), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

            (1) a Default shall have occurred and be continuing (or would result therefrom);

            (2) the Company could not incur at least an additional $1.00 of Indebtedness pursuant to Section 407(a); or


            (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be as determined in good faith by the Board of Directors, whose determination shall be conclusive) declared or made subsequent to the Issue Date and then outstanding would exceed the sum of:

                  (A) 50% of the Consolidated Net Income accrued during the
            period (treated as one accounting period) from October 1, 2002 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which consolidated financial statements of the Company are available (or, in case such Consolidated Net Income shall be a negative number, 100% of such negative number);

                  (B) the aggregate Net Cash Proceeds, and fair value (as
            determined in good faith by the Board of Directors) of property or assets, received (x) by the Company as capital contributions to the Company after the Issue Date or from the issuance or sale (other than to a Restricted Subsidiary) of its Capital Stock (other than Disqualified Stock) after the Issue Date (other than Excluded Contributions) or (y) by the Company or any Restricted Subsidiary from the issuance and sale by the Company or any Restricted Subsidiary after the Issue Date of Indebtedness that shall have been converted into or exchanged for Capital Stock of the Company (other than Disqualified Stock), plus the amount of cash, property or assets (determined as provided above) received by the Company or any Restricted Subsidiary upon such conversion or exchange;

                  (C) the aggregate amount equal to the net reduction in
            Investments in Unrestricted Subsidiaries resulting from (i) dividends, distributions, interest payments, return of capital, repayments of Investments or other transfers of assets to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary, or (ii) the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary (valued in each case as provided in the definition of "Investment"), not to exceed in the case of any such Unrestricted Subsidiary the aggregate amount of

            Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary after the Issue Date; and

                  (D) in the case of any disposition or repayment of any
            Investment constituting a Restricted Payment (without duplication of any amount deducted in calculating the amount of Investments at any time outstanding included in the amount of Restricted Payments), an amount in the aggregate equal to the lesser of the return of capital, repayment or other proceeds with respect to all such Investments and the initial amount of all such Investments.

      (b) The provisions of Section 409(a) will not prohibit any of the following (each, a "Permitted Payment"):


            (i) any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Capital Stock of the Company or Subordinated Obligations made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the substantially concurrent issuance or sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary) or a substantially concurrent capital contribution to the Company; provided, however, that the Net Cash Proceeds from such issuance, sale or capital contribution shall be excluded in subsequent calculations under Section 409(a)(3)(B);

            (ii) any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Obligations (w) made by exchange for, or out of the proceeds of the substantially concurrent issuance or sale of, Indebtedness of either Issuer or any Note Guarantor or Refinancing Indebtedness Incurred in compliance with Section 407, (x) from Net Available Cash to the extent permitted under Section 411, (y) following the occurrence of a Change of Control (or other similar event described therein as a "change of control"), but only if the Company shall have complied with Section 415 and, if required, purchased all Notes tendered pursuant to the offer to repurchase all the Notes required thereby, prior to purchasing or repaying such Subordinated Obligations, or
      (z) consisting of Acquired Indebtedness;

            (iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with Section 409(a);

            (iv) Investments or other Restricted Payments in an aggregate amount outstanding at any time not to exceed the amount of Excluded Contributions;

            (v) payments to purchase, repurchase or otherwise acquire Capital Stock (including any options, warrants or other rights in respect thereof), from Management Investors (including loans, advances, dividends or distributions by the Company to a Parent to permit such Parent to make any such purchase, repurchase or other acquisition), or from a Parent in connection with any exercise by any Management Investor of any option, warrant or other right to acquire Capital Stock of a Parent from the Company or any Restricted Subsidiary (an "Exercise"), such payments, loans, advances, dividends or distributions not to exceed an amount (net of repayments of any such loans or advances) equal to (1) $13.0 million, plus (2) $2.0 million multiplied by the number of calendar years that have commenced since the Issue Date, plus (3) the Net Cash Proceeds received by the Company or any Restricted Subsidiary since the Issue Date (including through receipt of proceeds from the issuance or sale of its capital stock to, or as a capital contribution from, a Parent)
      (x) from the issuance or sale to Management Investors of Capital Stock (including any options, warrants or other rights in respect thereof) or
      (y) from a Parent not exceeding the amount of proceeds received by a Parent from the issuance or sale to the Company or any Restricted Subsidiary of Capital Stock of a Parent in connection with an Exercise, to the extent such Net Cash Proceeds are not included in any calculation under clause Section 409(a)(3)(B)(x);

            (vi) the payment of (or loans, advances, dividends or distributions by the Company to a Parent to pay) dividends on the common stock or equity of the Company (or such Parent) following a public offering of such common stock or equity, in an amount not to exceed in any fiscal year 6% of the aggregate gross proceeds received by the Company in or from such public offering;

            (vii) Restricted Payments (including loans or advances) in an aggregate amount which, when taken together with all Restricted Payments made pursuant to this clause (vii) and then outstanding, net of repayments of any such loans or advances, does not exceed $5.0 million at any time outstanding;

            (viii) payments by the Company or any Restricted Subsidiary to satisfy obligations under the Management Agreements and Permitted Parent Payments;

            (ix) dividends or other distributions of Capital Stock, Indebtedness or other securities of Unrestricted Subsidiaries; and

            (x) the Transactions;

provided, that (A) in the case of clauses (iii), (vi) and (vii), the net amount of any such Permitted Payment shall be included in subsequent calculations of the amount of Restricted Payments, (B) in the case of clause (v), at the time of any calculation of the amount of Restricted Payments, the net amount of Permitted Payments that have then actually been made under clause (v) that is in excess of 50% of the total amount of Permitted Payments then permitted under clause (v) shall be included in such calculation of the amount of Restricted Payments, (C) in all cases other than pursuant to clauses (A) and (B) immediately above, the net amount of any such Permitted Payment shall be excluded in subsequent calculations of the amount of Restricted Payments and (D) solely with respect to clause (vii), no Default or Event of Default shall have occurred or be continuing at the time of any such Permitted Payment after giving effect thereto.

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
      Section 410. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, except any encumbrance or restriction:

            (1) pursuant to an agreement or instrument in effect at or entered into on the Issue Date, any Credit Facility, this Indenture or the Notes;

            (2) pursuant to any agreement or instrument of a Person, or relating to Indebtedness or Capital Stock of a Person, which Person is acquired by or merged or consolidated with or into the Company or any Restricted Subsidiary, or which agreement or instrument is assumed by the Company or any Restricted Subsidiary in connection with an acquisition of assets from such Person, as in effect at the time of such acquisition, merger or consolidation (except to the extent that such Indebtedness was incurred to finance, or otherwise in connection with, such acquisition, merger or consolidation); provided, however, that for purposes of this clause (2), if a Person other than the Company or the relevant Issuer is the Successor, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed, as the case may be, by the Company or a Restricted Subsidiary, as the case may be, when such Person becomes the Successor;

            (3) pursuant to an agreement or instrument (a "Refinancing Agreement") effecting a refinancing of Indebtedness Incurred pursuant to, or that otherwise extends, renews, refunds, refinances or replaces, an agreement or instrument referred to in clause (1) or (2) of this Section 410 or this clause (3) (an "Initial Agreement") or contained in any amendment, supplement or other modification to an Initial Agreement (an "Amendment"); provided, however, that the encumbrances and restrictions contained in any such Refinancing Agreement or Amendment are not materially less favorable to the Holders of the Notes taken as a whole than encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such Refinancing Agreement or Amendment relates (as determined in good faith by the Company);

            (4) (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any lease, license or other contract, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture, (C) contained in mortgages, pledges or other security agreements securing Indebtedness of a Restricted Subsidiary to the extent restricting the transfer of the property or assets subject thereto, (D) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary, (E) pursuant to Purchase Money Obligations that impose encumbrances or restrictions on the property or assets so acquired, (F) on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business, (G) pursuant to customary provisions contained in agreements and instruments entered into in the ordinary course of business (including leases and joint venture and other similar agreements entered into in the ordinary course of business), (H) that arises or is agreed to in the ordinary course of business and does not detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or such Restricted Subsidiary or (I) pursuant to Currency Agreements or Interest Rate Agreements;

            (5) with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

            (6) by reason of any applicable law, rule, regulation or order or as required by any regulatory authority having jurisdiction over the Company or any Restricted Subsidiary or any of their businesses; or

            (7) pursuant to an agreement or instrument (A) relating to any Indebtedness permitted to be Incurred subsequent to the Issue Date pursuant to the provisions of Section 407, (i) if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Holders of the Notes than the encumbrances and restrictions contained in the Initial Agreements (as determined in good faith by the Company), or (ii) if such encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined in good faith by the Company) and either (x) the Company determines that such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Notes or (y) such encumbrance or restriction applies only if a default occurs in respect of a payment or financial covenant relating to such Indebtedness, (B) relating to any sale of receivables by a Foreign Subsidiary or (C) relating to Indebtedness of or a Financing Disposition to or by any Receivables Entity.

      Section 411. Limitation on Sales of Assets and Subsidiary Stock. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless


            (i) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value of the shares and assets subject to such Asset Disposition, as such fair market value may be determined (and shall be determined, to the extent such Asset

      Disposition or any series of related Asset Dispositions involves aggregate consideration in excess of $5.0 million) in good faith by the Board of Directors, whose determination shall be conclusive (including as to the value of all noncash consideration);

            (ii) in the case of any Asset Disposition (or series of related Asset Dispositions) having a fair market value of $2.5 million or more, at least 75% of the consideration therefor (excluding any consideration by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, that are not Indebtedness) received by the Company or such Restricted Subsidiary is in the form of cash; and

            (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or any Restricted Subsidiary, as the case may be) as follows:

                  (A) first, either (x) to the extent the Issuers elect (or to the extent required by the terms of any Senior Indebtedness or any Indebtedness of a Restricted Subsidiary), to prepay, repay or purchase Senior Indebtedness or any Indebtedness of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or a Restricted Subsidiary) within 365 days after the date of such Asset Disposition, or (y) to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) within 365 days from the date of such Asset Disposition or, if such reinvestment in Additional Assets is a project that is authorized by the Board of Directors and committed to by the Company or any Restricted Subsidiary and will take longer than such 365 days to complete, the period of time necessary to complete such project;

                  (B) second, to the extent of the balance of such Net Available
            Cash after application in accordance with clause (A) above (such balance, the "Excess Proceeds"), to make an offer (or to cause the Issuers to make an offer) to purchase Notes and (to the extent the Issuers elect, or to the extent required by the terms thereof) to purchase, redeem or repay any other Senior Subordinated Indebtedness, pursuant and subject to Section 411(b) and Section 411(c) and the agreements governing such other Indebtedness; and

                  (C) third, to the extent of the balance of such Net Available
            Cash after application in accordance with clauses (A) and (B) above, to fund (to the extent consistent with any other applicable provision of this Indenture) any general corporate purpose (including the repurchase, repayment or other acquisition or retirement of any Subordinated Obligations);

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A)(x) or (B) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

      Notwithstanding the foregoing provisions of this Section 411, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 411 except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this Section 411 exceeds $10.0 million. If the aggregate principal amount of Notes and Senior Subordinated Indebtedness validly tendered and not withdrawn (or otherwise subject to purchase, redemption or repayment) in connection with an offer pursuant to clause (B) above exceeds the Excess Proceeds, the Excess Proceeds will be apportioned between the Notes and such Senior Subordinated Indebtedness, with the portion of the Excess Proceeds payable in respect of the Notes to equal the lesser of (x) the Excess Proceeds amount multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes and the denominator of which is the sum of the outstanding principal amount of the Notes and the outstanding principal amount of the relevant Senior Subordinated Indebtedness, and (y) the aggregate principal amount of Notes validly tendered and not withdrawn.

      For the purposes of clause (ii) of paragraph (a) above, the following are deemed to be cash: (1) Temporary Cash Investments and Cash Equivalents, (2) the assumption of Indebtedness of the Company (other than Disqualified Stock of the Company) or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on payment of the principal amount of such Indebtedness in connection with such Asset Disposition, (3) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Company and each other Restricted Subsidiary are released from any Guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Disposition,
(4) securities received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash, (5) consideration consisting of Indebtedness of the Company or any Restricted Subsidiary and (6) any Designated Non-Cash Consideration received by the Company or any Restricted Subsidiary in such Asset Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this Section 411 that is at that time outstanding, not to exceed $10.0 million at the time of the receipt of such Designated Non-Cash Consideration (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

      (b) In the event of an Asset Disposition that requires the purchase of Notes pursuant to Section 411(a)(iii)(B), the Issuers shall purchase (on a several basis in proportion to each Issuer's Several Share in respect of the Notes) Notes tendered pursuant to an offer by the Issuers for the Notes (the "Offer"), at a purchase price of 100% of their principal amount plus accrued and unpaid interest to the date of purchase, in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 411(c). If the aggregate purchase price of the Notes tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of Notes, the remaining Net Available Cash will be available to the Company and its Restricted Subsidiaries for use in accordance with Section 411(a)(iii)(B) (to repay Senior Subordinated Indebtedness) or Section 411(a)(iii)(C). The Issuers shall not be required to make an Offer for Notes pursuant to this Section 411 if the Net Available Cash available therefor (after application of the proceeds as provided in Section 411(a)(iii)(A)) is less than $10.0 million for any particular Asset Disposition (which lesser amounts shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

      (c) The Issuers shall, not later than 45 days after the Issuers become obligated to make an Offer pursuant to this Section 411, mail a notice to each Holder with a copy to the Trustee stating: (1) that an Asset Disposition that requires the purchase of a portion of the Notes has occurred and that such Holder has the right (subject to the prorating described below) to require the Issuers, on a several basis in proportion to each Issuer's Several Share in respect of the Notes, to purchase a portion of such Holder's Notes at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to Section 307); (2) the circumstances and relevant facts and financial information regarding such Asset Disposition; (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); (4) the instructions determined by the Issuers, consistent with this Section 411, that a Holder must follow in order to have its Notes purchased; and (5) the amount of the Offer. If, upon the expiration of the period for which the Offer remains open, the aggregate principal amount of Notes surrendered by Holders exceeds the amount of the Offer, the Issuers shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in denominations of $1,000 or integral multiples thereof, shall be purchased).

      (d) The Issuers shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 411. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 411, the Issuers shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 411 by virtue thereof.

      Section 412. Limitation on Transactions with Affiliates. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless (i) the terms of such Affiliate Transaction are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time in a transaction with a Person who is not such an Affiliate, and (ii) if such Affiliate Transaction involves aggregate consideration in excess of $5.0 million, the terms of such Affiliate Transaction have been approved by a majority of the Disinterested Directors. For purposes of this Section 412(a) any Affiliate Transaction shall be deemed to have satisfied the requirements set forth in this Section 412(a) if
(x) such Affiliate Transaction is approved by a majority of the Disinterested Directors or (y) in the event there are no Disinterested Directors, a fairness opinion is provided by a nationally recognized appraisal or investment banking firm with respect to such Affiliate Transaction.

            (b) The provisions of Section 412(a) will not apply to:

            (i) any Restricted Payment Transaction,

            (ii) (1) the entering into, maintaining or performance of any employment contract, collective bargaining agreement, benefit plan, program or arrangement, related trust agreement or any other similar arrangement for or with any employee, officer or director heretofore or hereafter entered into in the ordinary course of business, including vacation, health, insurance, deferred compensation, severance, retirement, savings or other similar plans, programs or arrangements, (2) the payment of compensation, performance of indemnification or contribution obligations, or any issuance, sale, grant or award of stock, options, other equity-related interests or other securities, to employees, officers or directors in the ordinary course of business, (3) the payment of fees to directors of the Company or any of its Restricted Subsidiaries in the ordinary course of business, (4) any transaction with an officer or director in the ordinary course of business not involving more than $100,000 in any one case, or (5) Management Advances and payments in respect thereof,

            (iii) any transaction with the Company, any Restricted Subsidiary or any Receivables Entity,

            (iv) any transaction arising out of agreements or instruments in existence on the Issue Date, and any payments made pursuant thereto,

            (v) execution, delivery and performance of the Management Agreements, including payment to CDR or any Affiliate of CDR of fees of up to $1.0 million in any fiscal year plus all out-of-pocket expenses incurred by CDR or any such Affiliate in connection with its performance of management consulting, monitoring, financial advisory or other services with respect to the Company and its Restricted Subsidiaries,

            (vi) the Transactions, all transactions in connection therewith (including the financing thereof), and, without duplication of clause (v) above, all fees or expenses paid or payable in connection with the Transactions,

            (vii) any transaction with one or more customers, clients, suppliers, or purchasers or sellers of property or services, in the ordinary course of business, which is fair to the Company or the relevant Restricted Subsidiary in the reasonable determination of the Board of Directors or senior management thereof, or is on terms not materially less favorable to the Company or the relevant Restricted Subsidiary than those that could be obtained at the time in a transaction with a Person who is not an Affiliate of the Company; and

            (viii) any transaction in the ordinary course of business, or approved by a majority of the Board of Directors, between the Company or any Restricted Subsidiary and any Affiliate of the Company controlled by the Company that is a joint venture or similar entity; provided, however, that no other Affiliate of the Company (other than a Restricted Subsidiary) has any Investment in such joint venture or similar entity.

      Section 413. Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien (other than Permitted Liens) on any of its property or assets (including Capital Stock of any other Person), whether owned on the Issue Date or thereafter acquired, securing any Indebtedness of either Issuer or any Note Guarantor that by its terms is expressly subordinated in right of payment to or ranks pari passu in right of payment with the Notes or such Note Guarantor's Note Guarantee (the "Initial Lien"), unless contemporaneously therewith effective provision is made to secure the Indebtedness of such Issuer or Note Guarantor due under this Indenture and the Notes or, in respect of Liens on any Restricted Subsidiary's property or assets, any Note Guarantee of such Restricted Subsidiary, equally and ratably with such obligation for so long as such obligation is so secured by such Initial Lien. Any such Lien thereby created in favor of the Notes or any such Note Guarantee will be automatically and unconditionally released and discharged upon (i) the release and discharge of the Initial Lien to which it relates, or (ii) any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Initial Lien, or of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien.

      Section 414. Future Note Guarantors. Except as described below, the Company shall cause each U.S. Subsidiary of Jafra US that is organized or acquired by Jafra US after the Issue Date to execute and deliver to the Trustee a supplemental indenture or other instrument pursuant to which such Subsidiary will guarantee payment of the Guaranteed Jafra US Obligations, whereupon such Subsidiary will become a Subsidiary Guarantor. The Company shall also cause each Restricted Subsidiary of Jafra Distribution (Mexico) or Jafra Mexico that is organized or acquired by Jafra Distribution (Mexico) or Jafra Mexico after the Issue Date to execute and deliver to the Trustee a supplemental indenture or other instrument pursuant to which such Subsidiary will guarantee payment of the Guaranteed Jafra Distribution (Mexico) Obligations, whereupon such Subsidiary will become a Subsidiary Guarantor. The Company will not be required to cause any U.S. Subsidiary of Jafra US to become a Subsidiary Guarantor unless and until such time as such Subsidiary, together with any other U.S. Subsidiary of Jafra US that has not then become a Subsidiary Guarantor, accounts for two percent or more of Consolidated Total Assets. In addition, the Company may at its option cause any Subsidiary thereof that is not a Subsidiary Guarantor so to guarantee payment of the Guaranteed Note Obligations of either Issuer and become a Subsidiary Guarantor.

      Section 415. Purchase of Notes Upon a Change in Control. (a) Upon a Change of Control, each Holder will have the right to require the Issuers to repurchase, on a several basis in proportion to each Issuer's Several Share in respect of the Notes, all or any part of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to Section 307); provided, however, that the Issuers shall not be obligated to repurchase Notes pursuant to this Section 415 in the event that they have exercised their right to redeem all the Notes as provided in Article 10.

      (b) In the event that, at the time of such Change of Control, the terms of the Bank Indebtedness restrict or prohibit the repurchase of Notes pursuant to this Section 415, then prior to the mailing of the notice to Holders provided for in Section 415(c) but in any event not later than 30 days following the date the Company obtains actual knowledge of any Change of Control (unless the Issuers have exercised their right to redeem all the Notes as provided in
Article 10), the Issuers shall (i) repay in full all Bank Indebtedness or offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the Notes as provided for in Section 415(c). The Issuers shall first comply with the provisions of the immediately preceding sentence before they shall be required to repurchase Notes pursuant to the provisions set forth below in this Section
415. The Issuers' failure to comply with the provisions of this Section 415(b) or the provisions of Section 415(c) shall constitute an Event of Default under
Section 601(4) and not Section 601(2).

      (c) Unless the Issuers have exercised their right to redeem all the Notes under Article 10, the Issuers shall, not later than 30 days following the date the Company obtains actual knowledge of any Change of Control having occurred, mail a notice to each Holder with a copy to the Trustee stating: (1) that a Change of Control has occurred or may occur and that such Holder has, or upon such occurrence will have, the right to require the Issuers, severally in proportion to their respective obligations in respect of the Notes, to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date); (2) the circumstances and relevant facts and financial information regarding such Change of Control; (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); (4) the instructions determined by the Issuers, consistent with this Section 415, that a Holder must follow in order to have its Notes purchased; and (5) if such notice is mailed prior to the occurrence of a Change of Control, that such offer is conditioned on the occurrence of such Change of Control.

      (d) The Issuers shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 415. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 415, the Issuers shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 415 by virtue thereof.

                                   ARTICLE V

                                   SUCCESSORS

      Section 501. When the Company or an Issuer May Merge, etc. The Company shall not, and shall not permit either Issuer to, consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

            (i) the resulting, surviving or transferee Person (the "Successor") will be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, or (in the case of the Company only) the Cayman Islands, Luxembourg, Kingdom of the Netherlands (including the Netherlands Antilles) or any other member of the European Union, or (in the case of Jafra Distribution (Mexico) only) Mexico, and the Successor (if not the Company or such Issuer) will expressly assume all the obligations of the Company or such Issuer under the Company's Note Guarantee (in the case of the Company) or the Notes (in the case of such Issuer) and this Indenture by executing and delivering to the Trustee a supplemental indenture or one or more other documents or instruments in form reasonably satisfactory to the Trustee;

            (ii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor or such Restricted Subsidiary at the time of such transaction), no Default will have occurred and be continuing;

            (iii) immediately after giving effect to such transaction, either
      (A) the Company (or, if applicable, its Successor) could Incur at least $1.00 of additional Indebtedness pursuant Section 407(a) or (B) the Consolidated Coverage Ratio of the Company (or, if applicable, its Successor) would equal or exceed the Consolidated Coverage Ratio of the Company immediately prior to giving effect to such transaction;

            (iv) each Note Guarantor (other than any party to any such consolidation or merger) shall have delivered a supplemental indenture or other document or instrument in form reasonably satisfactory to the Trustee, confirming its Note Guarantee; and

            (v) the Company will have delivered to the Trustee an Officer's Certificate of the Company and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer complies with the provisions described in this paragraph of this Section 501; provided that (x) in giving such opinion such counsel may rely on an Officer's Certificate of the Company as to compliance with the foregoing clauses (ii) and (iii) and as to any matters of fact, and (y) no Opinion of Counsel will be required for a consolidation, merger or transfer described in the last paragraph of this Section 501.

      Any Indebtedness that becomes an obligation of the Company or any Restricted Subsidiary (or that is deemed to be Incurred by any Restricted Subsidiary that becomes a

Restricted Subsidiary) as a result of any such transaction undertaken in compliance with this Section 501, and any Refinancing Indebtedness with respect thereto, shall be deemed to have been Incurred in compliance with Section 407.

      Clauses (ii) and (iii) of the first paragraph of this Section 501 will not apply to any transaction in which (1) any Restricted Subsidiary consolidates or merges with or into or transfers all or part of its properties and assets to the Company or an Issuer or (2) the Company consolidates or merges with or into or transfers all or substantially all its assets to (x) an Affiliate incorporated or organized for the purpose of reincorporating or reorganizing the Company in another jurisdiction in the United States of America, Cayman Islands, Luxembourg or Kingdom of the Netherlands (including the Netherlands Antilles) or any other member of the European Union, or changing its legal structure to a corporation or other entity or (y) a Restricted Subsidiary of the Company so long as all assets of the Company and the Restricted Subsidiaries immediately prior to such transaction (other than Capital Stock of such Restricted Subsidiary) are owned by such Restricted Subsidiary and its Restricted Subsidiaries immediately after the consummation thereof.

      Section 502. Successor Substituted. Upon any transaction involving the Company or either Issuer in accordance with Section 501, in which the Company or the relevant Issuer is not the Successor, the Successor will succeed to, and be substituted for, and may exercise every right and power of, the Company or the relevant Issuer under this Indenture, and thereafter the predecessor Company or the relevant Issuer shall be relieved of all obligations and covenants under this Indenture.

                                   ARTICLE VI

                                    REMEDIES

      Section 601. Events of Default. An "Event of Default" occurs if:


            (1) the Issuers default in any payment of interest on any Note when due, whether or not such payment shall be prohibited by Article 14, and such default continues for a period of 30 days;

            (2) the Issuers default in the payment of the principal of (or premium, if any, on) any Note when the same becomes due at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise, whether or not such payment shall be prohibited by Article 14;


            (3) the Company or an Issuer fails to comply with Article 5;


            (4) the Company fails to comply with Section 407, 408, 409, 410, 411, 412, 413, 414 or 415 (other than a failure to purchase the Notes) and such failure continues for 30 days after the notice specified in the penultimate paragraph of this Section 601;

      (5) the Company fails to comply with any of its agreements in the Notes or this Indenture (other than those referred to in (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified in the penultimate paragraph of this Section 601;

      (6) any Subsidiary Guarantor fails to comply with its obligations under any Subsidiary Guarantee and such failure continues for 30 days after the notice specified in the penultimate paragraph of this Section 601;

      (7) the Company, either of the Issuers or any Significant Subsidiary fails to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $10,000,000 or its foreign currency equivalent;

      (8) the Company, either of the Issuers or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

            (A) commences a voluntary case;

            (B) consents to the entry of an order for relief against it in an involuntary case;

            (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

            (D) makes a general assignment for the benefit of its creditors;

      (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

            (A) is for relief against the Company, either of the Issuers or any Significant Subsidiary in an involuntary case;

            (B) appoints a Custodian of the Company, either of the Issuers or any Significant Subsidiary or for any substantial part of its property; or

            (C) orders the winding up or liquidation of the Company, either of the Issuers or any Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 days;

      (10) the rendering of any judgment or decree for the payment of money in an amount (net of any insurance or indemnity payments actually received within 90 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) in excess of $10,000,000 or its foreign currency equivalent against


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the Company, either of the Issuers or any Significant Subsidiary by a court or other adjudicatory authority of competent jurisdiction that is not discharged, or bonded or insured by a third Person, if such judgment or decree remains outstanding for a period of 90 days following such judgment or decree and is not discharged, waived or stayed; or

            (11) the failure of any Note Guarantee by the Company or by a Subsidiary Guarantor that is a Significant Subsidiary to be in full force and effect (except as contemplated by the terms thereof or of this Indenture) or the denial or disaffirmation in writing by the Company or any Subsidiary Guarantor that is a Significant Subsidiary of its obligations under its Note Guarantee (other than by reason of the termination of this Indenture or such Note Guarantee or the release of such Note Guarantee in accordance with such Note Guarantee or this Indenture), if such Default continues for 10 days.

            The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

            The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal, state or foreign law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

            A Default under clause (4), (5) or (6) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes notify the Company (and the Trustee in the case of a notice by Holders) of the Default and the Company does not cure such Default within the time specified therein after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default". When a Default or an Event of Default is cured, it ceases.

            The Issuers shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officer's Certificate of any Event of Default under clause (7) or (10) and any event that with the giving of notice or the lapse of time would become an Event of Default under clause
(4), (5) or (6), its status and what action the Issuers are taking or propose to take with respect thereto.

            Section 602 Acceleration of Maturity; Rescission and Annulment. If an Event of Default (other than an Event of Default specified in Section 601(8) or Section 601(9) with respect to an Issuer) occurs and is continuing, the Trustee by notice to the Issuers, or the Holders of at least a majority in principal amount of the Outstanding Notes by notice to the Issuers and the Trustee, in either case specifying in such notice the respective Event of Default and that such notice is a "notice of acceleration," may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable, provided that so long as any Designated Senior Indebtedness of an Issuer shall be outstanding, such acceleration shall not be effective until the earlier to occur of (x) five Business Days following delivery of a written notice of such acceleration of the Notes to the Issuers and the holders of all such Designated Senior


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Indebtedness of which the Trustee has Notice or each Representative thereof and
(y) the acceleration of any such Designated Senior Indebtedness. Upon the effectiveness of such a declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in Section 601(8) or Section 601(9) with respect to an Issuer occurs and is continuing, then the principal of and any accrued interest on all the Outstanding Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the Outstanding Notes by notice to the Company and the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except non-payment of principal or interest that has become due solely because of such acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

            Notwithstanding the foregoing, in the event an Event of Default specified in Section 601(7) shall have occurred and be continuing, such Event of Default and all consequences thereof (including without limitation any acceleration or resulting payment default) shall be annulled, waived and rescinded automatically and without any action by the Trustee or the Holders and be of no further effect if within 30 days after such Event of Default (x) the Indebtedness that is the subject of such Event of Default has been discharged or paid in full, or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or (z) the default in respect of such Indebtedness that is the basis for such Event of Default has been cured.

            Section 603. Other Remedies; Collection Suit by Trustee. If an Event of Default occurs and is continuing, the Trustee may, but is not obligated under
Section 603 to pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. If an Event of Default specified in Section 601(1) or 601(2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against each Issuer for its respective Several Share of the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful with respect to such Several Share) and the amounts provided for in Section 707.

            Section 604. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to either Issuer or any other obligor upon the Notes, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 707.


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            No provision of this Indenture shall be deemed to authorize the
Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

            Section 605. Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

            Section 606. Application of Money Collected. Any money collected by the Trustee pursuant to this Article 6 shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

            First: To the payment of all amounts due the Trustee under Section 707;

            Second: To holders of Senior Indebtedness of the Issuers to the extent required by Article 14.

            Third: To the payment of the amounts then due and unpaid upon the Notes for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

            Fourth: to the Issuers.

            Section 607. Limitation on Suits. No Holder may pursue any remedy with respect to this Indenture or the Notes unless:

            (1) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

            (2) Holders of at least 25% in principal amount of the Outstanding Notes have requested the Trustee in writing to pursue the remedy;

            (3) such Holder or Holders have offered to the Trustee reasonable security or indemnity against any loss, liability or expense;


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            (4) the Trustee has not complied with the request within 60 days after receipt of the request and the offer of security or indemnity; and

            (5) the Holders of a majority in principal amount of the Outstanding Notes have not given the Trustee a direction inconsistent with the request within such 60-day period.

            A Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder, to obtain a preference or priority over another Holder or to enforce any right under this Indenture except in the manner herein provided and for the equal and ratable benefit of all Holders.

            Section 608. Unconditional Right of Holders to Receive Principal and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the absolute and unconditional right to receive payment of the principal of and all (subject to Section 307) interest on such Note on the respective Stated Maturity or Interest Payment Dates expressed in such Note and to institute suit for the enforcement of any such payment on or after such respective Stated Maturity or Interest Payment Dates, and such right shall not be impaired without the consent of such Holder.

            Section 609. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Issuers, any other obligor upon the Notes, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

            Section 610. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

            Section 611. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.


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            Section 612. Control by Holders. The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee, provided that

            (1) such direction shall not be in conflict with any rule of law or with this Indenture, and

            (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

            However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 701, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action. This Section 612 shall be in lieu of Section 316(a)(1)(A) of the TIA, and such Section 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

            Section 613. Waiver of Past Defaults. The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past Default hereunder and its consequences, except a Default

            (1) in the payment of the principal of (or premium, if any) or interest on any Note (which may only be waived with the consent of each Holder of Notes affected), or

            (2) in respect of a covenant or provision hereof that pursuant to the second paragraph of Section 902 cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

            Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. In case of any such waiver, the Issuers, any other obligor upon the Notes, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This paragraph of this Section 613 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

            Section 614. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or the Notes, or in any suit against the Trustee for any action taken,


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suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant. This Section 614 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Note on or after the respective Stated Maturity or Interest Payment Dates expressed in such Note.

            Section 615. Waiver of Stay, Extension or Usury Laws. Each of the Issuers (to the extent that it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other similar law wherever enacted, now or at any time hereafter in force, that would prohibit or forgive such Issuer from paying all or any portion of its respective portions of the principal of (or premium, if any) or interest on the Notes contemplated herein or in the Notes or that may affect the covenants or the performance of this Indenture; and each of the Issuers (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE VII

                                   THE TRUSTEE

            Section 701. Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default,

            (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but need not verify the contents thereof.

            (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.


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            (c) No provision of this Indenture shall be construed to relieve the
Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that (i) this paragraph does not limit the effect of paragraph (a) of this Section 701; (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 612.

            (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of Sections 701 and 703 hereof.

            Section 702. Notice of Defaults. Within 90 days after the occurrence of any Default, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Note Register, notice of such Default hereunder known to the Trustee unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

            Section 703. Certain Rights of Trustee. Subject to the provisions of
Section 701:

            (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (2) any request or direction of the Company or the Issuers mentioned herein shall be sufficiently evidenced by a Company Request or Company Order thereof, and any resolution of any Person's board of directors shall be sufficiently evidenced if certified by an Officer of such Person as having been duly adopted and being in full force and effect on the date of such certificate;

            (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed)


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
      may, in the absence of bad faith on its part, rely upon an Officer's Certificate of the Company or an Issuer;

            (4) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

            (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

            (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note, other evidence of indebtedness or other paper or document; and

            (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

            Section 704. Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, the Issuers and any Subsidiary Guarantors, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification on Form T-1 supplied to the Issuers and any other obligor upon the Notes in connection with the registration of any Notes and any Note Guarantees issued hereunder are and will be true and accurate subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company or the Issuers of Notes or the proceeds thereof.

            Section 705. May Hold Notes. The Trustee, any Authenticating Agent, any Paying Agent, any Note Registrar or any other agent of the Issuers, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Section 708 and Section 713, may otherwise deal with an Issuer or its Affiliates with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Note Registrar or such other agent.

            Section 706. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The


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Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuers.

            Section 707. Compensation and Reimbursement. Each Issuer severally agrees,

            (1) to pay to the Trustee from time to time such Issuer's Several Share of reasonable compensation for all services rendered by the Trustee hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

            (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for such Issuer's Several Share of all reasonable out-of-pocket expenses incurred by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

            (3) to indemnify the Trustee for, and to hold it harmless against, such Issuer's Several Share of any loss, liability or expense incurred without negligence or bad faith on the Trustee's part, arising out of or in connection with the administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

An Issuer need not pay for any settlement made without its consent.

            Section 708. Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture. To the extent permitted by the TIA, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Original Notes and Additional Notes, or a trustee under any other indenture between the Company and the Trustee.

            Section 709. Corporate Trustee Required; Eligibility. There shall at all times be one (and only one) Trustee hereunder. The Trustee shall be a Person that is eligible pursuant to the TIA to act as such and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section and to the extent permitted by the TIA, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 709, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.


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
            Section 710. Resignation and Removal; Appointment of Successor. No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 711.

            The Trustee may resign at any time by giving written notice thereof to the Issuers. If the instrument of acceptance by a successor Trustee required by Section 711 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

            If at any time:

            (1) the Trustee shall fail to comply with Section 708 after written request therefor by the Issuers or by any Holder who has been a bona fide Holder of a Note for at least six months, or

            (2) the Trustee shall cease to be eligible under Section 709 and shall fail to resign after written request therefor by the Issuers or by any such Holder, or

            (3) the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Issuers may remove the Trustee, or (B) subject to Section 614, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.

            If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuers shall promptly appoint a successor Trustee and shall comply with the applicable requirements of Section 711. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Issuers and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of
Section 711, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Issuers. If no successor Trustee shall have been so appointed by the Issuers or the Holders and accepted appointment in the manner required by Section 711, then, subject to Section 614, any Holder who has been a bona fide Holder of a


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Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

            The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 110. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

            Section 711. Acceptance of Appointment by Successor. In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Issuers and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Issuers or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

            Upon request of any such successor Trustee, the Issuers shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to above.

            No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 7.

            Section 712. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article 7, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

            Section 713. Preferential Collection of Claims Against Issuers. If and when the Trustee shall be or become a creditor of the Issuers (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Issuers (or any such other obligor).

            Section 714. Appointment of Authenticating Agent. The Trustee may appoint an Authenticating Agent acceptable to the Company to authenticate the Notes. Any such


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
appointment shall be evidenced by an instrument in writing signed by a Trust Officer, a copy of which instrument shall be promptly furnished to the Company. Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication (or execution of a certificate of authentication) by the Trustee includes authentication (or execution of a certificate of authentication) by such Authenticating Agent. An Authenticating Agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

            Section 715. Withholding Taxes. Notwithstanding any other provision of this Agreement, the Trustee, as agent for the Issuers and the Note Guarantors, shall exclude and withhold from each payment of principal and interest and other amounts due hereunder or under the Notes or the Note Guarantees any and all withholding taxes applicable thereto as required by law. The Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Notes or the Note Guarantees, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Holders, that it will furnish to the Holders such forms or certificates as are necessary or appropriate to provide the certification, identification, information or documentation described in Section 404(iii), that it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each Holder appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Holders may reasonably request from time to time.

                                  ARTICLE VIII

                          HOLDERS' LISTS AND REPORTS BY
                               TRUSTEE AND ISSUERS

            Section 801. Issuers to Furnish Trustee Names and Addresses of Holders. The Issuers will furnish or cause to be furnished to the Trustee

            (1) semi-annually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

            (2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Issuers of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Note Registrar, no such list need be furnished pursuant to this Section 801.

            Section 802. Preservation of Information; Communications to Holders. The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list, if any, furnished to the Trustee as provided in


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
Section 801 and the names and addresses of Holders received by the Trustee in its capacity as Note Registrar; provided, however, that if and so long as the Trustee shall be the Note Registrar, the Note Register shall satisfy the requirements relating to such list. None of the Company, the Issuers, any Subsidiary Guarantor or the Trustee or any other Person shall be under any responsibility with regard to the accuracy of such list. The Trustee may destroy any list furnished to it as provided in Section 801 upon receipt of a new list so furnished.

            The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and privileges of the Trustee, shall be as provided by the TIA.

            Every Holder of Notes, by receiving and holding the same, agrees with the Issuers and the Trustee that neither the Issuers nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the TIA.

            Section 803. Reports by Trustee. The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto. A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Notes are listed, with the SEC and with the Issuers. The Issuers will notify the Trustee when any Notes are listed on any stock exchange.

                                   ARTICLE IX

                         AMENDMENT, SUPPLEMENT OR WAIVER

            Section 901. Without Consent of Holders. Without the consent of the Holders of any Notes, the Company, the Issuers, the Trustee and (as applicable) any Subsidiary Guarantor may enter into one or more indentures supplemental hereto, for any of the following purposes:

            (1) to cure any ambiguity, omission, defect or inconsistency,

            (2) to provide for the assumption by a Successor of the obligations of the Company or an Issuer under the Indenture,

            (3) to provide for uncertificated Notes in addition to or in place of certificated Notes,

            (4) to add Guarantees with respect to the Notes, to secure the Notes, to confirm and evidence the release, termination or discharge of any Guarantee or Lien with respect to or securing the Notes when such release, termination or discharge is provided for under this Indenture,


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
            (5) to add to the covenants of the Company or an Issuer for the benefit of the Holders or to surrender any right or power conferred upon the Company or an Issuer,

            (6) to provide that any Indebtedness that becomes or will become an obligation of a Successor or a Note Guarantor pursuant to a transaction governed by Article 5 (and that is not a Subordinated Obligation) is Senior Subordinated Indebtedness for purposes of this Indenture,

            (7) to make any change that does not adversely affect the rights of any Holder under the Notes or this Indenture,

            (8) to provide for or confirm the issuance of Additional Notes; or

            (9) to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA or otherwise.

            Notwithstanding the foregoing provisions of this Section 901 and
Section 902, on the date hereof, the Company, the Issuers, the Initial Mexican Subsidiary Guarantors and the Trustee may execute and deliver the First Supplemental Indenture, in each case without notice to or consent of any Holder.

            Section 902. With Consent of Holders. Subject to Section 608, the Company, the Issuers, the Trustee and (if applicable) each Subsidiary Guarantor may amend or supplement this Indenture or the Notes with the written consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes), and the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes by written notice to the Trustee (including consents obtained in connection with a tender offer or exchange offer for Notes) may waive any existing Default or Event of Default or compliance by the Company, either Issuer or any Subsidiary Guarantor with any provision of this Indenture, the Notes or any Subsidiary Guarantee.

            Notwithstanding the provisions of this Section 902, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 613, may not:

            (i) reduce the principal amount of the Notes whose Holders must consent to an amendment or waiver;

            (ii) reduce the rate of or extend the time for payment of interest on any Notes;

            (iii) reduce the principal or extend the Stated Maturity of any Notes;

            (iv) reduce the premium payable upon the redemption of any Note or change the date on which any Note may be redeemed as described in Section 1001;

               (v) make any Note payable in money other than that stated in the Notes;

               (vi) make any change in Article 14 or Article 15 that adversely affects the rights of any Holder in any material respect;

               (vii) impair the right of any Holder to receive payment of principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes; or

               (viii) make any change in the amendment or waiver provisions described in this sentence.

            In addition, without the consent of the Holders of 75% in principal amount of the Notes then Outstanding, no amendment may release the Company or either Issuer from any of its obligations under its Note Guarantee, except in compliance with the terms thereof or of this Indenture.

            Notwithstanding Section 901 and the foregoing provisions of this
Section 902, no amendment to Article 14 or Article 15 of this Indenture or the definitions relating thereto that adversely affects the rights of any Holder of Senior Indebtedness at the time outstanding (which Senior Indebtedness has been previously designated in writing by the Company to the Trustee for this purpose) may be made unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent in writing to such amendment.

            It shall not be necessary for the consent of the Holders under this
Section 902 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this Section 902 becomes effective, the Issuers shall mail to the Holders of each Note affected thereby, with a copy to the Trustee, a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any supplemental indenture or the effectiveness of any such amendment, supplement or waiver.

            Section 903. Execution of Amendments, Supplements or Waivers. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel to the effect that the execution of such amendment, supplement or waiver has been duly authorized, executed and delivered by the Company and the Issuers and that, subject to applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and other laws now or hereinafter in effect affecting creditors' rights or remedies generally and the general principles of equity (including standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding at law or at equity, such amendment, supplement or waiver is a valid and binding agreement of the Company and the Issuers, enforceable against the Company and the Issuers in accordance with its terms.

            Section 904. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Note or any Note that evidences all or any part of the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph of this Section 904, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note by notice to the Trustee or the Issuers received by the Trustee or the Issuers, as the case may be, before the date on which the Trustee receives an Officer's Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver as set forth in Section 108.

            After an amendment, supplement or waiver becomes effective, it shall bind every Holder of Notes, unless it makes a change described in any of clauses
(i) through (viii) of the second paragraph of Section 902. In that case, the amendment, supplement or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of such Note or any Note that evidences all or any part of the same debt as the consenting Holder's Note.

            Section 905. Conformity with TIA. Every amendment or supplemental indenture executed pursuant to this Article shall conform to the requirements of the TIA as then in effect.

            Section 906. Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Trustee shall (if required by the Issuers and in accordance with the specific direction of the Issuers) request the Holder of the Note to deliver it to the Trustee. The Trustee shall (if required by the Issuers and in accordance with the specific direction of the Issuers) place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Issuers or the Trustee so determines, the Issuers in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

                                 ARTICLE X

                            REDEMPTION OF NOTES

            Section 1001. Right of Redemption. (a) Except as set forth in this
Section 1001, the Notes will not be redeemable at the option of the Issuers prior to May 15, 2007. Thereafter, the Notes will be redeemable, at the Issuers' option, in whole or in part, and from time to time on and after May 15, 2007 and prior to maturity; provided, however, that any such optional redemption may only be effected concurrently by both of the Issuers on a pro rata basis as between their respective Portions, based on the relative proportions of the Jafra US Portion and the Jafra Distribution (Mexico) Portion. Such redemption may be made upon notice mailed by first-class mail to each Holder's registered address in accordance with Section 1005. Any such redemption and notice may, in the Issuers' discretion, be subject to the satisfaction of one or more conditions precedent. The Notes will be so redeemable at the following Redemption Prices (expressed as a percentage of principal amount), plus accrued interest, if any, to the relevant Redemption Date (subject to Section 307), if redeemed during the 12-month period commencing on May 15 of the years set forth below:


PERIOD                                     REDEMPTION
                                             PRICE
2007.............................           105.375%
2008.............................           102.688%
2009 and thereafter..............           100.000%

            (b) In addition, at any time and from time to time prior to May 15, 2006, the Issuers at their option may concurrently redeem the Notes, on a pro rata basis as between their respective Portions (based on the relative proportions of the Jafra US Portion and the Jafra Distribution (Mexico) Portion), in an aggregate principal amount equal to up to 35% of the original aggregate principal amount of the Notes (including the principal amount of any Additional Notes), with funds in an aggregate amount (the "Redemption Amount") not exceeding the aggregate cash proceeds of one or more Equity Offerings, at a Redemption Price (expressed as a percentage of principal amount thereof) of 110.750% plus accrued interest, if any, to the Redemption Date (subject to Section 307); provided, however, that an aggregate principal amount of the Notes equal to at least 65% of the original aggregate principal amount of the Notes (including the principal amount of any Additional Notes) must remain outstanding after each such redemption. The Issuers may make such redemption upon notice mailed by first-class mail to each Holder's registered address in accordance with Section 1005 (but in no event more than 180 days after the completion of the related Equity Offering). Any such notice may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at the Issuers' discretion, be subject to the satisfaction of one or more conditions precedent, including the completion of the related Equity Offering.

            (c)   [Intentionally omitted]

            (d) The Jafra Distribution (Mexico) Portion of the Notes may be redeemed, at the option of Jafra Distribution (Mexico), at any time as a whole but not in part, on not less than 30 nor more than 60 days' notice in accordance with Section 1005, at a Redemption Price equal to 100% of the principal amount thereof, plus accrued and unpaid interest (if any) to the date of redemption (subject to Section 307), in the event Jafra Distribution (Mexico), any successor to Jafra Distribution (Mexico) or any current or future Note Guarantor of such Jafra Distribution

(Mexico) Portion has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, and such obligation cannot be avoided by such Person's taking reasonable measures available to it, any Additional Amounts in excess of Additional Amounts that Jafra Distribution (Mexico), such successor or such Note Guarantor would be required to pay if payments by Jafra Distribution (Mexico), such successor or such Note Guarantor were subject to a 4.9% Mexican withholding tax as a result of a change in or an amendment to applicable treaties or laws (including any regulations promulgated thereunder) of Mexico (or any political subdivision or taxing authority thereof or therein), or any change in or amendment to any official position regarding the application or interpretation of such treaties, laws or regulations, which change or amendment is announced or becomes effective on or after May 2, 2003 ("Excessive Additional Amounts"); provided, however, that no such notice of redemption may be given earlier than 60 days prior to the earliest date on which Jafra Distribution (Mexico), such successor or such Note Guarantor would, but for such redemption, be obligated to pay such Excessive Additional Amounts. Prior to the publication of any notice of redemption pursuant to this provision, Jafra Distribution (Mexico), any successor to Jafra Distribution (Mexico) or any Note Guarantor will deliver to the Trustee (a) a certificate duly signed by an officer of Jafra Distribution (Mexico), such successor or such Note Guarantor stating that Jafra Distribution (Mexico), such successor or such Note Guarantor is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of Jafra Distribution (Mexico), such successor or such Note Guarantor so to redeem have occurred and (b) a written opinion of Mexican legal counsel reasonably acceptable to the Trustee to the effect that Jafra Distribution (Mexico), such successor or such Note Guarantor has or will become obligated to pay such Excessive Additional Amounts as a result of an amendment or change referred to in this provision.

            Section 1002. Applicability of Article. Redemption or purchase of Notes as permitted by Section 1001 shall be made in accordance with this Article 10.

            Section 1003. Election to Redeem; Notice to Trustee. In case of any redemption at the election of the Issuers of less than all of the Notes, the Issuers shall, at least 30 days prior to the Redemption Date initially fixed by the Issuers (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed.

            Section 1004. Selection by Trustee of Notes to Be Redeemed. In the case of any partial redemption, selection of the Notes for redemption will be made not more than 60 days prior to the Redemption Date by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of $1,000 in original principal amount or less will be redeemed in part.

            The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption.

            For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal of such Note that has been or is to be redeemed.

            Section 1005. Notice of Redemption. Notice of redemption or purchase as provided in Section 1001 shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at such Holder's address appearing in the Note Register.

            Any such notice shall state:

            (1) the expected Redemption Date,

            (2) the Redemption Price,

            (3) if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the Notes to be redeemed,

            (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Note, and that, unless the Issuers default in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest thereon shall cease to accrue from and after said date, and

            (5) the place where such Notes are to be surrendered for payment of the Redemption Price.

In addition, if such redemption, purchase or notice is subject to satisfaction of one or more conditions precedent, as permitted by Section 1001, such notice shall describe each such condition, and if applicable, shall state that, in the Issuers' discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date as so delayed.

            Notice of such redemption or purchase of Notes to be so redeemed or purchased at the election of the Issuers shall be given by the Issuers or, at the Issuers' request, by the Trustee in the name and at the several expense of the Issuers.

            The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

            Section 1006. Deposit of Redemption Price. On or prior to any Redemption Date, the Issuers shall deposit with the Trustee or with a Paying Agent (or, if either Issuer is acting as its own Paying Agent, such Issuer shall segregate and hold in trust as provided in Section 403) an amount of money sufficient to pay the Redemption Price of, and any accrued and unpaid interest on, all the Notes or portions thereof which are to be redeemed on that date.

            Section 1007. Notes Payable on Redemption Date. Notice of redemption having been given as provided in this Article 10, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price herein specified and from and after such date (unless either of the Issuers shall default in the payment of the Redemption Price or the Paying Agent is prohibited from paying the Redemption Price pursuant to the terms of this Indenture) such Notes shall cease to bear interest. Upon surrender of such Notes for redemption in accordance with such notice, such Notes shall be paid by the Issuers at the Redemption Price. Installments of interest whose Interest Payment Date is on or prior to the Redemption Date shall be payable to the Holders of such Notes registered as such on the relevant Regular Record Dates according to their terms and the provisions of Section 307.

            On and after any Redemption Date, if money sufficient to pay the Redemption Price of and any accrued and unpaid interest on Notes called for redemption shall have been made available in accordance with Section 1006, the Notes (or the portions thereof) called for redemption will cease to accrue interest and the only right of the Holders of such Notes (or portions thereof) will be to receive payment of the Redemption Price of and subject to the last sentence of the preceding paragraph, any accrued and unpaid interest on such Notes (or portions thereof) to the Redemption Date. If any Note (or portion thereof) called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Note (or portion thereof).

            Section 1008. Notes Redeemed in Part. Any Note that is to be redeemed only in part shall be surrendered at the Place of Payment (with, if the Issuers or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuers and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Issuers shall execute and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

       In the event of any partial redemption (other than a redemption under Section 1001(d)), the several obligation of each Issuer for each Note that remains outstanding shall continue in the same proportion as the relative proportions of the Jafra US Portion and the Jafra Distribution (Mexico) Portion, respectively.

                                   ARTICLE XI

                           SATISFACTION AND DISCHARGE

            Section 1101. Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect (except as to any surviving rights of registration of or transfer or exchange of Notes herein expressly provided for), and the Trustee, on demand of and at the several expense of the Issuers, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

            (1) either

            (A) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 306, and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust, as provided in Section 403) have been delivered to the Trustee cancelled or for cancellation; or

            (B) all such Notes not theretofore delivered to the Trustee cancelled or for cancellation

                  (i)   have become due and payable, or

                  (ii) will become due and payable at their Stated Maturity within one year,

            or

                  (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the several expense, of the Issuers,

            (2) the Issuers have irrevocably deposited or caused to be deposited with the Trustee an amount in United States dollars, U.S. Government Obligations, or a combination thereof, sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee cancelled or for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes that have become due and payable), or to the Stated Maturity or Redemption Date, as the case may be;

            (3) the Issuers have paid or caused to be paid all other sums then payable hereunder by the Issuers; and

            (4) the Issuers have delivered to the Trustee an Officer's Certificate of the

      Issuers and an Opinion of Counsel each to the effect that all conditions precedent provided for in this Section 1101 relating to the satisfaction and discharge of this Indenture have been complied with, provided that any such counsel may rely on any Officer's Certificate as to matters of fact (including as to compliance with the foregoing clauses (1), (2) and (3)).

            Notwithstanding the satisfaction and discharge of this Indenture, the obligations of each Issuer to the Trustee under Section 707 and, if money shall have been deposited with the Trustee pursuant to subclause (2) of this
Section 1101, the obligations of the Trustee under Section 1102, shall survive.

            Section 1102. Application of Trust Money. Subject to the provisions of the last paragraph of Section 403, all money deposited with the Trustee pursuant to Section 1101 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including either Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest on the Notes; but such money need not be segregated from other funds except to the extent required by law.

                                   ARTICLE XII

                        DEFEASANCE OR COVENANT DEFEASANCE

            Section 1201. The Issuers' Option To Effect Defeasance or Covenant Defeasance. The Issuers may, concurrently (and not separately) at their option, at any time, elect to have terminated the obligations of the Issuers with respect to Outstanding Notes and to have terminated the obligations of any or all Note Guarantors, with respect to the Note Guarantees, in each case, as set forth in this Article 12, and elect to have either Section 1202 or Section 1203 be applied to all of the Outstanding Notes (the "Defeased Notes"), upon compliance with the conditions set forth below in Section 1204. Either Section 1202 or Section 1203 may be applied to the Defeased Notes to any Redemption Date or the Stated Maturity of the Notes. Either option may be exercised to any Redemption Date or to the Stated Maturity of the Notes.

            Section 1202. Defeasance and Discharge. Upon the Issuers' exercise under Section 1201 of the option applicable to this Section 1202, the Issuers shall be deemed to have been released and discharged from their several obligations with respect to the Defeased Notes on the date the relevant conditions set forth in Section 1204 below are satisfied (hereinafter, "Defeasance"). For this purpose, such Defeasance means that the Issuers shall be deemed to have paid and discharged their respective Several Shares of the entire indebtedness represented by the Defeased Notes, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 1205 and the other Sections of this Indenture referred to in clauses (a) and (b) below, and the Issuers and each of the Note Guarantors shall be deemed to have satisfied all other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the several expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following, which shall survive until otherwise


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terminated or discharged hereunder: (a) the rights of Holders of Defeased Notes to receive, solely from the trust fund described in Section 1204 and as more fully set forth in such Section, payments in respect of the principal of and premium, if any, and interest on such Notes when such payments are due, (b) the Issuers' obligations with respect to such Defeased Notes under Sections 304, 305, 306, 402, 403 and 404, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including the Trustee's rights under
Section 707, and (d) this Article 12. Subject to compliance with this Article 12, the Issuers may, at their option and at any time, exercise their option under this Section 1202 notwithstanding the prior exercise of their option under
Section 1203 with respect to the Notes.

            Section 1203. Covenant Defeasance. Upon the Issuers' exercise under
Section 1201 of the option applicable to this Section 1203, (a) the Issuers and the Note Guarantors shall be released from their respective obligations under any covenant or provision contained in Section 405 and Sections 407 through 415 and the provisions of clauses (iii), (iv) and (v) of Section 501 shall not apply, and (b) the occurrence of any event specified in clause (3) (with respect to clauses (iii), (iv) and (v) of Section 501), (4) through (6) (with respect to
Section 405, Sections 407 through 415, inclusive, and any such covenants provided pursuant to Section 901(5)), inclusive, (7), (8) or (9) (with respect to Subsidiaries), or (10) of Section 601 shall be deemed not to be or result in an Event of Default, in each case with respect to the Defeased Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants or provisions, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes, the Company, the Issuers and the Subsidiary Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant or provision, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or provision or by reason of any reference in any such covenant or provision to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 601, but, except as specified above, the remainder of this Indenture and such Outstanding Notes shall be unaffected thereby.

            Section 1204. Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 1202 or
Section 1203 to the Outstanding Notes:

            (1) The Issuers shall have irrevocably deposited or caused to be deposited with the Trustee in trust cash, in United States dollars, or U.S. Government Obligations or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized accounting or investment banking firm expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of, and premium, if any, and interest on the Defeased Notes on the Stated Maturity or relevant Redemption Date in accordance with the terms of this Indenture and the Notes;


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            (2) No Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as Section 601(8) or 601(9) is concerned, at any time during the period ending on the ninety-first day after the date of such deposit;

            (3) Such deposit shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other material agreement or instrument to which either Issuer or the Company is a party or by which it is bound;

            (4) In the case of an election under Section 1202, the Issuers shall have delivered to the Trustee an Opinion of Counsel from Debevoise & Plimpton or other counsel in the United States to the effect that (x) the Company or the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the Issue Date, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm to the effect that, the Holders of the Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance had not occurred;

            (5) In the case of an election under Section 1203, the Issuers shall have delivered to the Trustee an Opinion of Counsel from Debevoise & Plimpton or other counsel in the United States to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and

            (6) The Issuers shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each to the effect that all conditions precedent provided for in this Section 1204 relating to either the Defeasance under Section 1202 or the Covenant Defeasance under Section 1203, as the case may be, have been complied with. In rendering such Opinion of Counsel, counsel may rely on any Officer's Certificate as to compliance with the foregoing clauses (1), (2) and (3) of this Section 1204 or as to any matters of fact.

            From and after the time of any deposit pursuant to clause (1) of the first paragraph of this Section 1204, the money or U.S. Government Obligations so deposited shall not be subject to the rights of the holders of Senior Indebtedness of the Issuers pursuant to the subordination provisions of Article 14 or Article 15.

            Section 1205. Deposited Money and U.S. Government Obligations To Be Held in Trust; Other Miscellaneous Provisions. Subject to the provisions of the last paragraph of Section 403, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or such other Person that would qualify to act as successor trustee under Article 7, collectively and solely for purposes of this Section 1205, Section 1412 and
Section 1512, the


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"Trustee") pursuant to Section 1204 in respect of the Defeased Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including either Issuer acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

            The Issuers shall pay and indemnify the Trustee and its agents and hold them harmless against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1204 or the principal, premium, if any, and interest received in respect thereof, other than any such tax, fee or other charge that by law is for the account of the Holders of the Defeased Notes.

            Anything in this Article 12 to the contrary notwithstanding, the Trustee shall deliver to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 1204 hereof that, in the opinion of a nationally recognized accounting or investment banking firm expressed in a written certification thereof to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Defeasance or Covenant Defeasance. Subject to Article 7, the Trustee shall not incur any liability to any Person by relying on such opinion.

            Section 1206. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with
Section 1202 or 1203, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Issuers and each of the Note Guarantors under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to
Section 1202 or 1203, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money and U.S. Government Obligations in accordance with Section 1202 or 1203, as the case may be; provided, however, that if either Issuer or any Note Guarantor makes any payment of principal, premium, if any, or interest on any Note following the reinstatement of its obligations, such Issuer or Note Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money and U.S. Government Obligations held by the Trustee or Paying Agent.

            Section 1207. Repayment to Issuers. The Trustee shall pay to the Issuers upon Company Request any money held by it for the payment of principal or interest that remains unclaimed for two years. After payment to the Issuers, Holders entitled to money must look to the Issuers for payment as general creditors unless an applicable abandoned property law designates another Person and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.


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                                  ARTICLE XIII

                                 NOTE GUARANTEES

            Section 1301. Guarantees Generally. (a) Guarantee of the Company. The Company, as primary obligor and not merely as surety, hereby irrevocably and fully and unconditionally Guarantees, on a senior subordinated basis, the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all monetary obligations of each Issuer under this Indenture and the Notes, whether for principal of or interest on the Notes, expenses, indemnification or otherwise (all such obligations of each Issuer being herein called the "Guaranteed Note Obligations").

            (b) Guarantee of Each Issuer. Jafra US, as primary obligor and not merely as surety, hereby Guarantees, on a senior subordinated basis, the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all Guaranteed Note Obligations of Jafra Distribution (Mexico) under this Indenture and the Notes with respect to the Jafra Distribution (Mexico) Portion. Jafra Distribution (Mexico), as primary obligor and not merely as surety, hereby Guarantees, on a senior subordinated basis, the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all Guaranteed Note Obligations of Jafra US under this Indenture and the Notes with respect to the Jafra US Portion. Proceedings or other actions to enforce either such Note Guarantee of either Issuer may not be initiated or taken until the earlier of (i) 30 days after written demand for payment has been made thereunder by the Trustee or the Holders in accordance with the terms of this Indenture and (ii) the occurrence of an event specified in Section 601(8) or 601(9) with respect to such Issuer.

            (c) Guarantee of Each Subsidiary Guarantor. Any U.S. Subsidiary Guarantor from time to time party hereto, as primary obligor and not merely as surety, hereby jointly and severally, irrevocably and fully and unconditionally Guarantees, on a senior subordinated basis, the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all Guaranteed Note Obligations of Jafra US under this Indenture and the Notes (all such Guaranteed Note Obligations being herein called the "Guaranteed Jafra US Obligations"). Each Mexican Subsidiary Guarantor from time to time party hereto, as primary obligor and not merely as surety, hereby jointly and severally, irrevocably and fully and unconditionally Guarantees, on a senior subordinated basis, the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all Guaranteed Note Obligations of Jafra Distribution (Mexico) under this Indenture and the Notes (all such Guaranteed Note Obligations being herein called the "Guaranteed Jafra Distribution (Mexico) Obligations").

            Any term or provision of this Indenture notwithstanding, each Subsidiary Guarantee shall not exceed the maximum amount that can be guaranteed by the applicable Subsidiary Guarantor without rendering the Subsidiary Guarantee, as it relates to such Subsidiary Guarantor, voidable under applicable law, including any applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.


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            (d) Further Agreements of Each Note Guarantor. (i) Each Note
Guarantor hereby agrees that (to the fullest extent permitted by law) its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of this Indenture, the Notes or the obligations of the Issuers or any other Note Guarantor to the Holders or the Trustee hereunder or thereunder, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any release of any other Note Guarantor, the recovery of any judgment against the Issuers, any action to enforce the same, whether or not a notation concerning its Note Guarantee is made on any particular Note, or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor.

              (ii) Each Note Guarantor hereby waives (to the fullest extent permitted by law) the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that (except as otherwise provided in Section 1303) its Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and this Note Guarantee. Such Note Guarantee is a guarantee of payment and not of collection. Each Note Guarantor further agrees (to the fullest extent permitted by law) that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, subject to this Article 13 and Article 15, (1) the maturity of the obligations guaranteed by its Note Guarantee may be accelerated as and to the extent provided in Article 6 for the purposes of such Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed by such Note Guarantee, and (2) in the event of any acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by such Note Guarantor in accordance with the terms of this Section 1301 for the purpose of such Note Guarantee. Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Guaranteed Note Obligations or against the Issuers or any other Person or any property of the Issuers or any other Person before the Trustee is entitled to demand payment and performance by any or all Note Guarantors of their obligations under their respective Note Guarantees or under this Indenture.

              (iii) Until terminated in accordance with Section 1303, each Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the relevant Issuer for liquidation or reorganization, should the relevant Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the relevant Issuer's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on such Notes, whether as a "voidable preference,"


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      "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

            (e) Each Note Guarantor that makes a payment or distribution under its Note Guarantee shall have the right to seek contribution from the relevant non-paying Issuer or any non-paying Note Guarantor that has also Guaranteed the relevant Guaranteed Note Obligations in respect of which such payment or distribution is made, so long as the exercise of such right does not impair the rights of the Holders under this Note Guarantee.

            (f) Each Note Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its Note Guarantee, and the waiver set forth in Section 1305 is knowingly made in contemplation of such benefits.

            (g) Each Note Guarantor also hereby agrees to pay any and all reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under its Note Guarantee.

            Section 1302. Continuing Guarantees. Each Note Guarantee shall be a continuing Guarantee and shall (i) remain in full force and effect until payment in full of the principal amount of all outstanding Notes (whether by payment at maturity, purchase, redemption, defeasance, retirement or other acquisition) and all other relevant Guaranteed Note Obligations then due and owing, unless earlier terminated as provided in Section 1303, (ii) be binding upon such Note Guarantor and (iii) inure to the benefit of and be enforceable by the Trustee, the Holders and their permitted successors, transferees and assigns.

            Section 1303. Release of Note Guarantees. Notwithstanding the provisions of Section 1302, Note Guarantees will be subject to termination and discharge under the circumstances described in this Section 1303:

            (1) The Company will automatically and unconditionally be released from all obligations under its Note Guarantee, and such Note Guarantee shall thereupon terminate and be discharged and of no further force or effect, (i) with respect to the predecessor Company, as and when provided in Section 502, (ii) pursuant to the terms of its Note Guarantee, (iii) upon Defeasance or Covenant Defeasance of the relevant Issuer's obligations, or satisfaction and discharge of this Indenture, as provided in Article 11 or Article 12, and (iv) subject to Section 1301(d)(iii), upon payment in full of the aggregate principal amount of all Notes then outstanding for which the relevant Issuer is liable and all other Guaranteed Note Obligations of such Issuer then due and owing.

            (2) An Issuer will automatically and unconditionally be released from all obligations under its Note Guarantee with respect to an Issuer or the Issuers, as the case

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      may be and such Note Guarantee shall thereupon terminate and be discharged and of no further force or effect, (i) with respect to the relevant predecessor Issuer, as and when provided in Section 502, (ii) pursuant to the terms of its Note Guarantee, (iii) upon Defeasance or Covenant Defeasance of the other Issuer's obligations, or satisfaction and discharge of this Indenture, as provided in Article 11 or Article 12, and
      (iv) subject to Section 1301(d)(iii), upon payment in full of the aggregate principal amount of all Notes then outstanding for which the other Issuer is liable and all other Guaranteed Note Obligations of the other Issuer then due and owing.

            (3) Any Subsidiary Guarantor will automatically and unconditionally be released from all obligations under its Subsidiary Guarantee, and such Subsidiary Guarantee shall thereupon terminate and be discharged and of no further force or effect, (i) concurrently with any sale or disposition (by merger or otherwise) of any Subsidiary Guarantor or any interest therein in accordance with the terms of this Indenture (including Section 411) by the Company or a Restricted Subsidiary, following which such Subsidiary Guarantor (or the surviving Person in any such Merger, if applicable) is not a Restricted Subsidiary of the Company, (ii) pursuant to the terms of its Subsidiary Guarantee, (iii) at any time that such Subsidiary Guarantor is released from all its obligations under all its Guarantees of payment by the relevant Issuer of Indebtedness (other than Bank Indebtedness) of such Issuer, (iv) upon the merger or consolidation of such Subsidiary Guarantor with and into the Company, an Issuer or another Subsidiary Guarantor that is the surviving Person in such merger or consolidation,
      (v) upon Defeasance or Covenant Defeasance of the relevant Issuer's obligations, or satisfaction and discharge of this Indenture, as provided in Article 11 or Article 12, and (vi) subject to Section 1301(d)(iii), upon payment in full of the aggregate principal amount of all Notes then outstanding for which the relevant Issuer is liable and all other Guaranteed Note Obligations of such Issuer then due and owing. Subject to the foregoing, the Company will not permit any Subsidiary Guarantor to consolidate or merge with or into any Restricted Subsidiary (or Person that will become a Restricted Subsidiary as a result of such merger or consolidation) that is not a Subsidiary Guarantor unless (x) such Subsidiary Guarantor is the surviving Person or (y) such other Restricted Subsidiary expressly assumes all the obligations of such Subsidiary Guarantor under such Subsidiary Guarantor's Note Guarantee (if then otherwise in effect) by executing and delivering to the Trustee a supplemental indenture or one or more other documents or instruments in form reasonably satisfactory to the Trustee.

Upon any such occurrence specified in this Section 1303, the Trustee shall execute any documents reasonably required in order to evidence such release, discharge and termination in respect of such Note Guarantee.

            Section 1304. Agreement to Subordinate. Each Note Guarantee is, to the extent and in the manner set forth in Article 15, subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Note Guarantor giving such Note Guarantee and each Note Guarantee is made subject to such provisions of this Indenture.

            Section 1305. Waiver of Subrogation. Each Note Guarantor hereby irrevocably waives any claim or other rights that it may now or hereafter acquire against either Issuer that arise from the existence, payment, performance or enforcement of such Issuer's obligations under the Notes and this Indenture or such Note Guarantor's obligations under its Note Guarantee and this Indenture, including any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, until this Indenture is discharged and all of the Notes are discharged and paid in full. If any amount shall be paid to any Note Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Note Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture.

            Section 1306. Notation Not Required. Neither the Issuers nor any Note Guarantor shall be required to make a notation on the Notes to reflect any Note Guarantee or any such release, termination or discharge thereof.

            Section 1307. Successors and Assigns of Note Guarantors. All covenants and agreements in this Indenture by each Note Guarantor shall bind its respective successors and assigns, whether so expressed or not.

            Section 1308. Execution and Delivery of Subsidiary Guarantees. (a) The Company shall cause each Initial Mexican Subsidiary Guarantor, on the Issue Date, to execute and deliver to the Trustee the First Supplemental Indenture substantially in the form set forth in Exhibit D to this Indenture, providing for its Subsidiary Guarantee.

            (b) The Company shall cause each Restricted Subsidiary that is required to become a Subsidiary Guarantor pursuant to Section 414, and each Subsidiary of the Company that the Company causes to become a Subsidiary Guarantor pursuant to Section 414, to promptly execute and deliver to the Trustee a supplemental indenture substantially in the form set forth in Exhibit E to this Indenture, or otherwise in form and substance reasonably satisfactory to the Trustee, evidencing its Subsidiary Guarantee on substantially the terms set forth in this Article 13. Concurrently therewith, the Company shall deliver to the Trustee an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and that, subject to the applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and other laws now or hereafter in effect affecting creditors' rights or remedies generally and the general principles of equity (including standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding at law or at equity such supplemental indenture is a valid and binding agreement of such Restricted Subsidiary, enforceable against such Restricted Subsidiary in accordance with its terms.


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            Section 1309. Notices.  Notice to any Note Guarantor shall be sufficient if addressed to such Note Guarantor care of the Company at the address, place and manner provided in Section 109.

                                   ARTICLE XIV

                                  SUBORDINATION

            Section 1401. Agreement To Subordinate. The Issuers agree, and each Noteholder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 14, to the prior payment in full (when due) of all existing and future Senior Indebtedness of the Issuers and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness of the Issuers. The Notes shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Issuers and only Indebtedness of the Issuers that is Senior Indebtedness shall rank senior to the Notes in accordance with the provisions set forth herein. All provisions of this
Article 14 shall be subject to Section 1412.

            Section 1402. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of an Issuer upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to such Issuer or its property, or in a bankruptcy, insolvency, receivership or similar proceeding relating to such Issuer or its property,

               (i)the holders of Senior Indebtedness of such Issuer will be entitled to receive payment in full of such Senior Indebtedness before the Noteholders are entitled to receive any payment from such Issuer, and

               (ii) until the Senior Indebtedness of such Issuer is paid in full, any payment or distribution from such Issuer to which Noteholders would be entitled but for this Article 14 will be made to holders of such Senior Indebtedness as their interests may appear except that Noteholders may receive shares of stock and any debt securities that are subordinated to such Senior Indebtedness to at least the same extent as the Notes.

            Section 1403. Default on Senior Indebtedness. Neither Issuer may pay principal of, or premium (if any) or interest on, the Notes or make any deposit pursuant to the provisions of Article 12 and may not otherwise purchase, redeem or otherwise retire any Notes (collectively, "pay the Notes") if (i) any Senior Indebtedness of such Issuer is not paid in full when and to the extent due or
(ii) any other default on Senior Indebtedness of such Issuer occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms (either such event, a "Payment Default") unless, in either case, (x) the Payment Default has been cured or waived and any such acceleration has been rescinded in writing or (y) such Senior Indebtedness has been paid in full; provided, however, an Issuer may pay the Notes without regard to the foregoing if such Payment Default relates to Designated Senior Indebtedness and such Issuer and the Trustee receive written notice approving such payment from the

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Representative for the Designated Senior Indebtedness with respect to which the
Payment Default has occurred and is continuing.

            In addition, during the continuance of any default (other than a Payment Default) with respect to any Designated Senior Indebtedness of an Issuer pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace period (a "Non-payment Default"), such Issuer may not pay the Notes for the period specified as follows (a "Payment Blockage Period"). The Payment Blockage Period shall commence upon the receipt by the Trustee (with a copy to such Issuer) of written notice (a "Blockage Notice") of such Non-payment Default from the Representative for such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and shall end on the earliest to occur of the following events:
(i) 179 days shall have elapsed since such receipt of such Blockage Notice, (ii) the Non-payment Default giving rise to such Blockage Notice is no longer continuing (and no other Payment Default or Non-payment Default is then continuing), (iii) such Designated Senior Indebtedness shall have been discharged or repaid in full in cash or Cash Equivalents or (iv) such Payment Blockage Period shall have been terminated by written notice to the Trustee and such Issuer from the Person or Persons who gave such Blockage Notice. An Issuer shall promptly resume payments on the Notes, including any missed payments, after such Payment Blockage Period ends, unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness, or any Payment Default otherwise exists. Not more than one Blockage Notice to the Issuers in the aggregate may be given in any 360 consecutive day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period, except that if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness other than Bank Indebtedness, a Representative of holders of Bank Indebtedness may give another Blockage Notice within such period. In no event may the total number of days during which any Payment Blockage Period is in effect extend beyond 179 days from the date of receipt by the Trustee of the relevant Blockage Notice, and there must be a 181 consecutive day period during any 360 consecutive day period during which no Payment Blockage Period is in effect.

            Section 1404. Acceleration of Payment of Notes. If payment of the Notes is accelerated because of an Event of Default, the Issuers or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness of the Issuers (or the Representative of such holders) of the acceleration (provided in the case of any such notice by the Trustee that the Trustee shall have received Notice of such Designated Senior Indebtedness). If any Designated Senior Indebtedness of an Issuer is outstanding, such acceleration will not be effective with respect to such Issuer until the time specified in Section 602, and such Issuer may not pay the Notes until five Business Days after such holders or the Representative of each Designated Senior Indebtedness of such Issuer receive notice of such acceleration and, thereafter, such Issuer may pay the Notes only if this Article 14 otherwise permits payment at that time.

            Section 1405. When a Distribution Must Be Paid Over. If a distribution from an Issuer is made to Holders that because of the provisions of this Article 14 should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Senior Indebtedness of such Issuer and pay it over to them as their interests may appear.

            Section 1406. Subrogation. After all Senior Indebtedness of an Issuer is paid in full and until the Notes are paid in full, Holders shall be subrogated to the rights of holders of Senior Indebtedness of such Issuer to receive distributions applicable to such Senior Indebtedness. For purposes of such subrogation, a distribution made under this Article 14 to holders of Senior Indebtedness of an Issuer that otherwise would have been made to Holders is not, as between such Issuer, its creditors other than the holders of such Senior Indebtedness and Holders, a payment by such Issuer on such Senior Indebtedness, it being understood that the provisions of this Article 14 are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness of the Issuers, on the other hand.

            Section 1407. Relative Rights. This Article 14 defines the relative rights of Holders and holders of Senior Indebtedness. Nothing in this Indenture shall:

               (i)impair, as between the Issuers and Holders, the obligation of the Issuers which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms; or

               (ii) prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Holders.

            Section 1408. Subordination May Not Be Impaired by Issuers. No right of any holder of Senior Indebtedness of an Issuer to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by either Issuer or by its failure to comply with this Indenture.

            Section 1409. Rights of Trustee and Paying Agent. The Issuers shall give prompt written notice to the Trustee of any fact known to the Issuers that would prohibit the making of any payment to or by the Trustee in respect of the Notes. Failure to give such notice shall not affect the subordination of the Notes to Senior Indebtedness of the Issuers. Notwithstanding Section 1403, the Trustee or Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that such payments may not be made under this Article 14. The Issuers, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness may give the notice; provided, however, that, if an issue of Senior Indebtedness has a Representative, only the Representative may give the notice. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a Representative of such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or Representative thereof.


            The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this
Article 14 with respect to any Senior Indebtedness that may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 14 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 707.

            Section 1410. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative (if any).

            Section 1411. Article 14 Not To Prevent Events of Default or Limit Right To Accelerate. The failure to make a payment pursuant to the Notes by reason of any provision in this Article 14 shall not be construed as preventing the occurrence of a Default. Subject to Section 1404, nothing in this Article 14 shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Notes.

            Section 1412. Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 12 by the Trustee for the payment of principal of and premium, if any, and interest on the Notes shall not be subordinated to the prior payment of any Senior Indebtedness of the Issuers or subject to the restrictions set forth in this Article 14, and none of the Holders shall be obligated to pay over any such amount to either Issuer or any holder of Senior Indebtedness of either Issuer or any other creditor of either Issuer.

            Section 1413. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article 14, the Trustee and the Holders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 1402 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (iii) upon the Representatives for the holders of Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness of the Issuers, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 14. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 14, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 14, and, if such evidence is not furnished, the Trustee may defer any payment to such

Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 701 and 703 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 14.

            Section 1414. Trustee To Effectuate Subordination. Each Holder by accepting a Note authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Indebtedness of the Issuers as provided in this Article 14 and appoints the Trustee as attorney-in-fact for any and all such purposes.

            Section 1415. Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Issuers and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Issuers or any other Person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 14 or otherwise. With respect to the holders of Senior Indebtedness of the Issuers, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article 14 or Article 15 and no implied covenants or obligations with respect to holders of Senior Indebtedness of the Issuers shall be read into this Indenture against the Trustee.

            Section 1416. Reliance by Holders of Senior Indebtedness on Subordination Provisions. Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Issuers, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

            Section 1417. Trustee's Compensation Not Prejudiced. Nothing in this
Article 14 shall apply to amounts due to the Trustee pursuant to other Sections of this Indenture.

                                   ARTICLE XV

                        SUBORDINATION OF NOTE GUARANTEES

            Section 1501. Agreement To Subordinate. Each Note Guarantor agrees, and each Noteholder by accepting a Note agrees, that all payments pursuant to such Note Guarantor's Note Guarantee made by or on behalf of such Note Guarantor are subordinated in right of payment, to the extent and in the manner provided in this Article 15, to the prior payment in full (when due) of all existing and future Senior Indebtedness of such Note Guarantor and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness of such Note Guarantor. Such Note Guarantee shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of such Note Guarantor and only Indebtedness of such Note Guarantor that is Senior Indebtedness shall rank senior to such Note Guarantee in accordance with the provisions set forth herein. All provisions of this Article 15 shall be subject to Section 1512.

            Section 1502. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of a Note Guarantor upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to such Note Guarantor or its property, or in a bankruptcy, insolvency, receivership or similar proceeding relating to such Note Guarantor or its property,

               (i)the holders of Senior Indebtedness of such Note Guarantor will be entitled to receive payment in full of such Senior Indebtedness before the Noteholders are entitled to receive any payment from such Note Guarantor; and

               (ii) until the Senior Indebtedness of such Note Guarantor is paid in full, any payment or distribution from such Note Guarantor to which Noteholders would be entitled but for this Article 15 will be made to holders of such Senior Indebtedness as their interests may appear except that Noteholders may receive shares of stock and any debt securities that are subordinated to such Senior Indebtedness to at least the same extent as the Note Guarantee of such Note Guarantor.

            Section 1503. Default on Senior Indebtedness. No Note Guarantor may make any payment pursuant to its Note Guarantee and may not otherwise purchase, redeem or otherwise retire or defease any Notes (collectively, "pay its Note Guarantee") if (i) any Senior Indebtedness of such Note Guarantor is not paid in full when and to the extent due or (ii) any other default on Senior Indebtedness of such Note Guarantor occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms (either such event, a "Guarantor Payment Default") unless, in either case, (x) the Guarantor Payment Default has been cured or waived and any such acceleration has been rescinded in writing or
(y) such Senior Indebtedness has been paid in full; provided, however, a Note Guarantor may pay its Note Guarantee without regard to the foregoing if such Guarantor Payment Default relates to Designated Senior Indebtedness and such Note Guarantor and the Trustee receive written notice approving such payment from the Representative for the Designated Senior Indebtedness with respect to which the Guarantor Payment Default has occurred and is continuing.

            In addition, no Note Guarantor may pay its Note Guarantee during the continuance of a Payment Blockage Period after receipt by the Issuers and the Trustee of a Blockage Notice under Section 1403. Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions of the first paragraph of this Section 1503), a Note Guarantor shall promptly resume payments, if any are required, pursuant to its Note Guarantee, including any missed payments, after such Payment Blockage Period ends, unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness, or any Payment Default otherwise exists.

            In addition, during the continuance of any default (other than a Guarantor Payment Default) with respect to any Designated Senior Indebtedness of a Note Guarantor pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace period (a "Guarantor Non-payment Default"), such Note Guarantor may not pay its Note Guarantee for the period specified as follows (a "Guarantor Payment Blockage Period"). The Guarantor Payment Blockage Period shall commence upon the receipt by the Trustee (with copy to such Note Guarantor) of written notice (a "Guarantor Blockage Notice") of such Guarantor Non-payment Default from the Representative for such Designated Senior Indebtedness specifying an election to effect a Guarantor Payment Blockage Period and shall end on the earliest to occur of the following events: (i) 179 days shall have elapsed since such receipt of such Guarantor Blockage Notice, (ii) the Guarantor Non-payment Default giving rise to such Blockage Notice is no longer continuing (and no other Guarantor Payment Default or Guarantor Non-payment Default is then continuing), (iii) such Designated Senior Indebtedness shall have been discharged or repaid in full in cash or Cash Equivalents or (iv) such Guarantor Payment Blockage Period shall have been terminated by written notice to the Trustee and such Note Guarantor from the Person or Persons who gave such Guarantor Blockage Notice. A Note Guarantor may pay its Note Guarantee, after such Guarantor Payment Blockage Period ends, unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness, or any Guarantor Payment Default otherwise exists. Not more than one Guarantor Blockage Notice to a Note Guarantor in the aggregate may be given in any 360 consecutive day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness of such Note Guarantor during such period, except that if any Guarantor Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness of such Note Guarantor other than Bank Indebtedness, a Representative of holders of Bank Indebtedness that is Guaranteed by such Note Guarantor may give another Guarantor Blockage Notice within such period. In no event may the total number of days during which any Guarantor Payment Blockage Period is in effect extend beyond 179 days from the date of receipt by the Trustee of the relevant Guarantor Blockage Notice, and there must be a 181 consecutive day period during any 360 consecutive day period during which no Guarantor Payment Blockage Period is in effect.

            Section 1504. Acceleration of Payment of Notes. If payment of the Notes is accelerated because of an Event of Default, the relevant Note Guarantor or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness of such Note Guarantor (or the Representative of such holders) of the acceleration (provided in the case of any such notice by the Trustee that the Trustee shall have received Notice of such Designated Senior Indebtedness). If any Designated Senior Indebtedness of a Note Guarantor is outstanding, any demand for payment under such Note Guarantee will not be effective with respect to such Note Guarantor, and such Note Guarantor may not pay its Note Guarantee, until five Business Days after such holders or the Representative of each Designated Senior Indebtedness of such Note Guarantor receive notice of such demand and, thereafter, such Note Guarantor may pay its Note Guarantee only if this Article 15 otherwise permits payment at that time. If a demand for payment is made on a Note Guarantor pursuant to Article 13, the Trustee shall promptly notify the holders of the Designated Senior Indebtedness of such Note Guarantor (or their Representatives) of such demand.

            Section 1505. When a Distribution Must Be Paid Over. If a distribution from a Note Guarantor is made to Holders that because of the provisions of this Article 15 should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.

            Section 1506. Subrogation. After all Senior Indebtedness of a Note Guarantor is paid in full and until the Notes are paid in full, Holders shall be subrogated to the rights of holders of Senior Indebtedness of such Note Guarantor to receive distributions applicable to such Senior Indebtedness. For purposes of such subrogation, a distribution made under this Article 15 to holders of Senior Indebtedness of a Note Guarantor that otherwise would have been made to Holders is not, as between such Note Guarantor, its creditors other than the holders of such Senior Indebtedness, and Holders, a payment by such Note Guarantor on such Senior Indebtedness, it being understood that the provisions of this Article 15 are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness of Note Guarantors, on the other hand.

            Section 1507. Relative Rights. This Article 15 defines the relative rights of Holders and holders of Senior Indebtedness of each Note Guarantor. Nothing in this Indenture shall:

               (i)impair, as between a Note Guarantor and Holders, the obligation of such Note Guarantor, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms; or

               (ii) prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness of a Note Guarantor to receive distributions otherwise payable to Holders.

            Section 1508. Subordination May Not Be Impaired by Note Guarantors. No right of any holder of Senior Indebtedness of a Note Guarantor to enforce the subordination of the payments pursuant to its Note Guarantee shall be impaired by any act or failure to act by such Note Guarantor or by its failure to comply with this Indenture.

            Section 1509. Rights of Trustee and Paying Agent. A Note Guarantor shall give prompt written notice to the Trustee of any fact known to it that would prohibit the making of any payment to or by the Trustee in respect of its Note Guarantee. Failure to give such notice shall not affect the subordination of the payments pursuant to its Note Guarantee to Senior Indebtedness of such Note Guarantor. Notwithstanding Section 1503, the Trustee or Paying Agent may continue to make payments pursuant to such Note Guarantee and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the

Trustee receives notice satisfactory to it that such payments may not be made under this Article 15. The Issuers, a Note Guarantor, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of a Note Guarantor may give the notice; provided, however, that, if an issue of Senior Indebtedness of a Note Guarantor has a Representative, only the Representative may give the notice. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness of a Note Guarantor (or a Representative of such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or Representative thereof.

            The Trustee in its individual or any other capacity may hold Senior Indebtedness of a Note Guarantor with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 15 with respect to any Senior Indebtedness of a Note Guarantor which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness of such Note Guarantor; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 15 shall apply to claims of, or payments to, the Trustee under or pursuant to
Section 707.

            Section 1510. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of a Note Guarantor, the distribution may be made and the notice given to their Representative (if any).

            Section 1511. Article 15 Not To Prevent Events of Default or Limit Right To Accelerate. The failure to make a payment pursuant to a Note Guarantee by reason of any provision in this Article 15 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 15 shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Notes or make a demand for payment on any Note Guarantor pursuant to
Article 13 or the relevant Note Guarantee.

            Section 1512. Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 12 by the Trustee for the payment of principal, premium, if any, or interest on the Notes shall not be subordinated to the prior payment of any Senior Indebtedness of any Note Guarantor or subject to the restrictions set forth in this Article 15, and none of the Holders shall be obligated to pay over any such amount to any Note Guarantor or any holder of Senior Indebtedness of any Note Guarantor or any other creditor of any Note Guarantor.

            Section 1513. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article 15, the Trustee and the Holders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 1502 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (iii) upon the Representatives for the holders of Senior Indebtedness of any Note Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness of such Note Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 15. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of such Senior Indebtedness to participate in any payment or distribution pursuant to this Article 15, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 15, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 701 and 703 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 15.

            Section 1514. Trustee To Effectuate Subordination. Each Holder by accepting a Note authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Indebtedness of any Note Guarantor as provided in this Article 15 and appoints the Trustee as attorney-in-fact for any and all such purposes.

            Section 1515. Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of any Note Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Issuers or any other Person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 15 or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article 15 and no implied covenants or obligations with respect to holders of Senior Indebtedness of any Note Guarantor shall be read into this Indenture against the Trustee.

            Section 1516. Reliance by Holders of Senior Indebtedness on Subordination Provisions. Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of any Note Guarantor, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

            Section 1517. Trustee's Compensation Not Prejudiced. Nothing in this
Article 15 shall apply to amounts due to the Trustee pursuant to other Sections of this Indenture.


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
       IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                    JAFRA COSMETICS INTERNATIONAL, INC.,
                                    as Issuer on a several, and not joint,
                                    basis, and as Note Guarantor


                                     By: /s/ Ralph S. Mason, III
                                        ----------------------------------------
                                      Name:  Ralph S. Mason, III
                                      Title: Executive Vice President


                                    DISTRIBUIDORA COMERCIAL JAFRA, S.A. de
                                    C.V., as Issuer on a several, and not
                                    joint, basis, and as Note Guarantor


                                     By: /s/ Ralph S. Mason, III
                                        ----------------------------------------
                                      Name:  Ralph S. Mason, III
                                      Title: Executive Vice President


                                    JAFRA WORLDWIDE HOLDINGS (LUX) S.ar.l
                                    as Note Guarantor


                                     By: /s/ Ralph S. Mason, III
                                        ----------------------------------------
                                      Name:  Ralph S. Mason, III
                                      Title: Executive Vice President


                                    U.S. BANK NATIONAL ASSOCIATION, as
                                    Trustee


                                     By:  /s/ Philip G. Kane, Jr.
                                        ----------------------------------------
                                      Name:  Philip G. Kane, Jr.
                                      Title: Vice President

                                                                       EXHIBIT A

                                Form of Note(1)

                                 (FACE OF NOTE)

                       JAFRA COSMETICS INTERNATIONAL, INC.
                                       and
                   DISTRIBUIDORA COMERCIAL JAFRA, S.A. de C.V.

                   10 3/4% Senior Subordinated Notes Due 2011

CUSIP No. [o](2)[o](3)
No.                                                                   $

            Each of Jafra Cosmetics International, Inc., a corporation duly organized and existing under the laws of the State of Delaware ("Jafra US"), and Distribuidora Comercial Jafra, S.A. de C.V., a corporation organized under the laws of Mexico ("Jafra Distribution (Mexico)", and together with Jafra US, the "Issuers", such term to include any Successor of either (as such term is defined in the Indenture referred to hereinafter), for value received, hereby severally,
but not jointly, promises to pay to                         , or registered
assigns, its several share in the proportion set forth below (with respect to each Issuer, such relative proportion, a "Several Share") of the aggregate
principal sum of $                 ([           ] United States Dollars) [(or
such lesser or greater amount as shall be outstanding hereunder from time to time in accordance with Sections 312 and 313 of the Indenture referred to on the reverse hereof)](4) (the "Principal Amount") on May 15, 2011; provided that Jafra US shall be severally liable for only 40% of the Principal Amount (the "Jafra US Portion") and Jafra Distribution (Mexico) shall be severally liable for only 60% of the Principal Amount (the "Jafra Distribution (Mexico) Portion", and each of the Jafra US Portion and the Jafra Distribution (Mexico) Portion, a "Portion"). Each Issuer hereby severally, but not jointly, promises to pay interest on its respective Portion, semi-annually on May 15 and November 15 in each year, commencing November 15, 2003, at the rate of 10 3/4% per annum [(subject to adjustment as provided below)](5) [, except that interest accrued on this Note for periods prior to the date on which the Initial Note was surrendered in exchange for this Note will accrue at the rate or rates borne by such Initial Note from time to time during such periods](6), until the Principal Amount is paid or made available for payment. [Interest on this Note will accrue from the most recent date to which interest on this Note or any of its Predecessor Notes has been paid or duly provided for or, if no interest has been paid, from the Issue Date.](7) [Interest on this Note will accrue from the most recent date to which interest on this Note or any of its Predecessor Notes has been paid or duly

-------------
1     Insert any applicable legends from Article 2.
2     Include only for Initial Note.
3     Include only for Exchange Note.
4     Include only if the Note is issued in global form.
5     Include only for Initial Note.
6     Include only for Exchange Note.
7     Include only for Original Notes
provided for or, if no such interest has been paid, from [         , ](8).](9)
Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 1 or November 1 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not more than 15 days nor less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

            [The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated May 20, 2003, among the Issuers, Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Note Guarantors named therein (the "Registration Rights Agreement"). Until
(i) the date on which this Note has been exchanged for a freely transferable Exchange Security (as defined in the Registration Rights Agreement) in the Registered Exchange Offer (as defined in the Registration Rights Agreement),
(ii) the date on which this Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement (as defined in the Registration Rights Agreement), or (iii) the date on which this Note is distributed to the public pursuant to Rule 144 of the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act (or otherwise is eligible for resale pursuant to Rule 144 (or any successor provision) under the Securities Act without volume restriction, if any): From and including the date on which a Registration Default (as defined below) shall occur to but excluding the date on which such Registration Default has been cured, additional interest will accrue on this Note at the rate of (a) prior to the 91st day of such period (for so long as such period is continuing), 0.25% per annum and (b) thereafter (so long as such period is continuing), 0.50% per annum. Any such additional interest shall not exceed such respective rates for such respective periods, and shall not in any event exceed 0.50% per annum in the aggregate, regardless of the number of Registration Defaults that shall have occurred and be continuing. Any such additional interest shall be paid in the same manner and on the same dates as interest payments in respect of this Note. Following the cure of all Registration Defaults, the accrual of such additional interest will cease. All Registration Defaults shall be deemed cured upon consummation of the Exchange Offer. For purposes of the foregoing, each of the following events, as more particularly defined in the Registration Rights Agreement, is a "Registration Default": (i) neither the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) nor a Shelf Registration Statement has been

-------------
8     Insert first date of issuance of Additional Note and its Predecessor
      Notes.
9 Include only for Additional Notes (and Exchange Notes issued in the exchange therefor).

filed with the SEC on or before the 195th day after the Issue Date (or if such day is not a business day, the first business day thereafter); (ii) the Registered Exchange Offer is not consummated on or before the 255th day after the Issue Date (or if such day is not a business day, the first business day thereafter); (iii) if a Shelf Registration Statement is required to be filed under the Registration Rights Agreement, (A) the Shelf Registration Statement is not declared effective by the SEC on or before the 285th day after the Issue Date (or if such day is not a business day, the first business day thereafter) (or, in the case of a Shelf Registration Statement required to be filed in response to any change in applicable interpretations of the staff of the SEC, if later, on or before the 90th day after publication of such change) or (B) after such Shelf Registration Statement is declared effective and during the time the Company and the Issuers are required to use their reasonable best efforts to keep the Shelf Registration Statement in effect, the Company and the Issuers shall have suspended and be continuing to suspend the availability of the Shelf Registration Statement, for more than 30 days in the aggregate in any consecutive twelve-month period.](10) (11)

            Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Issuers maintained for that purpose in The Borough of Manhattan, The City of New York; provided, however, that at the option of the Issuers payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.

            Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

-------------
10 Include only for Initial Note when required by the Registration Rights Agreement.
11 For an Initial Additional Note, add any similar provision, if any, as may be agreed by the Issuers with respect to additional interest on such Initial Additional Note.

          IN WITNESS WHEREOF, each of the Issuers has caused this instrument to be duly executed.


                                    JAFRA COSMETICS INTERNATIONAL, INC.


                                    By
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    DISTRIBUIDORA COMERCIAL JAFRA, S.A. de C.V.


                                    By
                                       ----------------------------------------
                                       Name:
                                       Title:

          This is one of the Notes referred to in the within-mentioned
Indenture.

                                    U.S. BANK NATIONAL ASSOCIATION
                                          As Trustee


                                    By
                                       ----------------------------------------
                                       Authorized Officer

Dated:

                                (REVERSE OF NOTE)

          This Note is one of the duly authorized issue of 10 3/4% Senior Subordinated Notes Due 2011 of the Issuers (herein called the "Notes"), issued under an Indenture, dated as of May 20, 2003 (herein called the "Indenture," which term shall have the meanings assigned to it in such instrument), among the Issuers, Jafra Worldwide Holdings (Lux) S.ar.l. and the other Note Guarantors from time to time parties thereto, as Note Guarantors, and U.S. Bank National Association, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuers, any other obligor upon this Note, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect from time to time (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. Additional Notes may be issued under the Indenture which may vote as a class with the Notes and otherwise be treated as Notes for purposes of the Indenture.

          All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          This Note is entitled to the benefits of the certain senior subordinated Note Guarantees of the Note Guarantors and may hereafter be entitled to certain other senior subordinated Note Guarantees made for the benefit of the Holders. Reference is made to Article Thirteen of the Indenture and to the Note Guarantees for terms relating to such Note Guarantees, including the release, termination and discharge thereof. Neither the Issuers nor any Note Guarantor shall be required to make any notation on this Note to reflect any Note Guarantee or any such release, termination or discharge.

          The Notes are subordinated to Senior Indebtedness of the Issuers, as defined in the Indenture, and the Note Guarantees are subordinated to Senior Indebtedness of the relevant Note Guarantor, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Notes or the relevant Note Guarantee may be paid. The Issuers and the Note Guarantors agree, and each Noteholder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purposes.

          The Notes will be redeemable, at the Issuers' option, in whole or in part, and from time to time on and after May 15, 2007 and prior to maturity; provided, however, that any such optional redemption may only be effected concurrently by both of the Issuers on a pro rata basis as between their respective Portions, based on the relative proportions of the Jafra US Portion and the Jafra Distribution (Mexico) Portion. Such redemption may be made upon notice mailed by first-class mail to each Holder's registered address in accordance with the Indenture. Any such redemption and notice may, in the Issuers' discretion, be subject to the satisfaction of one or more conditions precedent. The Notes will be so redeemable at the following Redemption Prices (expressed as a percentage of principal amount), plus accrued interest, if any, to the relevant Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing on May 15 of the years set forth below:

                                           REDEMPTION
PERIOD                                       PRICE
------                                       -----
2007.............................           105.375%
2008.............................           102.688%
2009 and thereafter..............           100.000%

     In addition, at any time and from time to time prior to May 15, 2006, the Issuers at their option may concurrently redeem the Notes, on a pro rata basis as between their respective Portions (based on the relative proportions of the Jafra US Portion and the Jafra Distribution (Mexico) Portion), in an aggregate principal amount equal to up to 35% of the original aggregate principal amount of the Notes (including the principal amount of any Additional Notes), with funds in an aggregate amount not exceeding the aggregate cash proceeds of one or more Equity Offerings, at a Redemption Price (expressed as a percentage of principal amount thereof) of 110.750% plus accrued interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided, however, that an aggregate principal amount of the Notes equal to at least 65% of the original aggregate principal amount of the Notes (including the principal amount of any Additional Notes) must remain outstanding after each such redemption. The Issuers may make such redemption upon notice mailed by first-class mail to each Holder's registered address in accordance with the Indenture (but in no event more than 180 days after the completion of the related Equity Offering). Any such notice may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at the Issuers' discretion, be subject to the satisfaction of one or more conditions precedent, including the completion of the related Equity Offering.

     The Jafra Distribution (Mexico) Portion of the Notes may be redeemed, at the option of Jafra Distribution (Mexico), at any time as a whole but not in part, on not less than 30 nor more than 60 days' notice in accordance with the Indenture at a Redemption Price equal to 100% of the principal amount thereof, plus accrued and unpaid interest (if any) to the date of redemption (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), in the event Jafra Distribution (Mexico), any successor to Jafra Distribution (Mexico) or any current or future Note Guarantor of such Jafra Distribution (Mexico) Portion has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, and such obligation cannot be avoided by such Person's taking reasonable measures available to it, any Additional Amounts in excess of Additional Amounts that Jafra Distribution (Mexico), such successor or such Note Guarantor would be required to pay if payments by Jafra Distribution (Mexico), such successor or such Note Guarantor were subject to a 4.9% Mexican withholding tax as a result of a change in or an amendment to applicable treaties or laws (including any regulations promulgated thereunder) of Mexico (or any political subdivision or taxing authority thereof or therein), or any change in or amendment to any official position regarding the application or interpretation of such treaties, laws or regulations, which change or amendment is announced or becomes effective on or after May 2, 2003 ("Excessive Additional Amounts"); provided, however, that no such notice of redemption may be given earlier than 60 days prior to the earliest date on which Jafra Distribution (Mexico), such successor or such Note Guarantor would, but for such redemption, be obligated to pay such Excessive Additional Amounts. Prior to the publication of any notice of redemption pursuant to this provision, Jafra Distribution (Mexico), any successor to Jafra Distribution (Mexico) or any Note Guarantor will deliver to the Trustee (a) a certificate duly signed by an officer of Jafra Distribution (Mexico), such successor or such Note Guarantor stating that Jafra Distribution (Mexico), such successor or such Note Guarantor is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of Jafra Distribution (Mexico), such successor or such Note Guarantor so to redeem have occurred and (b) a written opinion of Mexican legal counsel reasonably acceptable to the Trustee to the effect that Jafra Distribution (Mexico), such successor or such Note Guarantor has or will become obligated to pay such Excessive Additional Amounts as a result of an amendment or change referred to in this provision.

          In the event of any partial redemption (other than a redemption described in the immediately preceding paragraph), the several obligation of each Issuer for each Note that remains outstanding shall continue in the same proportion as the relative proportions of the Jafra US Portion and the Jafra Distribution (Mexico) Portion, respectively.

          The Indenture provides that, upon the occurrence of a Change of Control, each Holder will have the right to require that the Issuers repurchase, on a several basis in proportion to each Issuer's Several Share in respect of the Notes, all or any part of such Holder's Notes at a repurchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of such repurchase; provided, however, that the Issuers shall not be obligated to purchase Notes in the event they have exercised their right to redeem all the Notes as described above.

          The Notes will not be entitled to the benefit of a sinking fund.

          The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note or certain restrictive covenants and certain Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

          If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuers and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Issuers and the Trustee with the consent of the Holders of at least a majority in principal amount of the Notes at the time Outstanding to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Issuers with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

          As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to pursue such remedy in respect of such Event of Default as Trustee and offered the Trustee reasonable security or indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of security or indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the several obligation of each Issuer, which is absolute and unconditional, to pay its Several Share of the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Issuers in a Place of Payment, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Notes are issuable only in registered form without coupons in denominations of $1,000.00 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration, transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Note for registration or transfer, the Company, the Issuers, any other obligor in respect of this Note, the Trustee and any agent of the Company, the Issuers, such other obligor or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Company, the Issuers, or any other obligor upon this Note, the Trustee nor any such agent shall be affected by notice to the contrary.

          No director, officer, employee, incorporator or stockholder of the Company, the Issuers, any Note Guarantor or any Subsidiary of any thereof shall have any liability for any obligation of the Company, the Issuers or any Note Guarantor under the Indenture, the Notes or any Note Guarantee, or for any claim based on, in respect of, or by reason of, any such obligation or its creation. Each Holder, by accepting this Note, hereby waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

          THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE TRUSTEE, THE ISSUERS, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS, AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES AND THE NOTE GUARANTEES.

                            [FORM OF TRANSFER NOTICE]

            FOR VALUE RECEIVED the undersigned holder hereby sell(s) assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

Insert Taxpayer Identification No.

--------------------------------------------------------------------------------

(Please print or typewrite name and address including zip code of assignee)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

the within Note and all rights thereunder, hereby irrevocably constituting and appointing

--------------------------------------------------------------------------------

attorney to transfer such Note on the books of the Issuers with full power of substitution in the premises.

[Check One]

[ ](a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       or

[ ](b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If neither of the foregoing boxes is checked, the Trustee or other Note Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 313 of the Indenture shall have been satisfied.](12)


Date:
     -----------------

----------------------

-------------
12 Include only for an Initial Note or an Initial Additional Note, in accordance with the Indenture.

                                        ----------------------------------------
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.


Signature Guarantee:
                    --------------------------------------

          Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:
      ------------------            -------------------------
                                         NOTICE:     To be executed by an
                                                     executive officer](13)

-------------
13 Include only for an Initial Note or an Initial Additional Note, in accordance with the Indenture.

                       OPTION OF HOLDER TO ELECT PURCHASE


          If you wish to have this Note purchased by the Issuers pursuant to
Section 411 or 415 of the Indenture, check the box: [   ].

          If you wish to have a portion of this Note purchased by the Issuers pursuant to Section 411 or 415 of the Indenture, state the amount (in principal amount) below:


                      $
                       ----------------


Date:
      ------------------------------

Your Signature:
                ----------------------------------

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
                     -------------------------------------


          Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

          The following increases or decreases in this Global Note have been made:

Date of       Amount of           Amount of          Principal            Signature of
Exchange      decreases in        increases in       amount               authorized
              Principal           Principal          of this Global       officer of
              Amount of this      Amount of          Note following       Trustee or
              Global Note         this Global        such decreases       Notes
                                  Note               or increases         Custodian

                                                                       EXHIBIT B

                   Form of Certificate of Beneficial Ownership

                                                       On or after June 30, 2003

U.S. BANK NATIONAL ASSOCIATION
225 Asylum Street
23rd Floor
Hartford, CT 06103
Attention: Corporate Trust Department

      Re: Jafra Cosmetics International, Inc. and Distribuidora Comercial Jafra, S.A. de C.V., (together, the "Issuers")

            10 3/4% Senior Subordinated Notes due 2011 (the "Notes")

Ladies and Gentlemen:

          This letter relates to $            principal amount of Notes
represented by the offshore [temporary] global note certificate (the "Offshore [Temporary] Global Note"). Pursuant to Section 313(3) of the Indenture dated as of May 20, 2003 relating to the Notes (the "Indenture"), we hereby certify that
(1) we are the beneficial owner of such principal amount of Notes represented by the Offshore [Temporary] Global Note and (2) we are either (i) a Non-U.S. Person to whom the Notes could be transferred in accordance with Rule 904 of Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "Act") or (ii) a U.S. Person who purchased securities in a transaction that did not require registration under the Act.

          You, the Issuers and counsel for the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                    Very truly yours,

                                    [Name of Holder]

                                    By:

                                       Authorized Signature

                                                                       EXHIBIT C

                        Form of Regulation S Certificate

                            Regulation S Certificate

U.S. BANK NATIONAL ASSOCIATION
225 Asylum Street
23rd Floor
Hartford, CT 06103
Attention: Corporate Trust Department

      Re: Jafra Cosmetics International, Inc. and Distribuidora Comercial Jafra, S.A. de C.V., (together, the "Issuers")

            10 3/4% Senior Subordinated Notes due 2011 (the "Notes")

Ladies and Gentlemen:

            In connection with our proposed sale of $      aggregate principal
amount of Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S ("Regulation S") under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly, we hereby certify as follows:

            1. The offer of the Notes was not made to a person in the United States (unless such person or the account held by it for which it is acting is excluded from the definition of "U.S. person" pursuant to Rule 902(k) of Regulation S under the circumstances described in Rule 902(h)(3) of Regulation S) or specifically targeted at an identifiable group of U.S. citizens abroad.

            2. Either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

            3. No directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a)(2) or Rule 904(a)(2) of Regulation S, as applicable.

            4. The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

            5. If we are a dealer or a person receiving a selling concession or other fee or remuneration in respect of the Notes, and the proposed transfer takes place before end of the distribution compliance period under Regulation S, or we are an officer or director of either of the Issuers or a distributor, we certify that the proposed transfer is being made in accordance with the provisions of Rules 903 and 904 of Regulation S.

            6. If the proposed transfer takes place before the end of the distribution compliance period under Regulation S, the beneficial interest in the Notes so transferred will be held immediately thereafter through Euroclear (as defined in such Indenture) or Clearstream (as defined in such Indenture).

            7. We have advised the transferee of the transfer restrictions applicable to the Notes.

            You, the Issuers and counsel for the Issuers are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                         Very truly yours,

                                         [NAME OF SELLER]



                                         By:
                                            -----------------------------------
                                            Name:
                                            Title:
                                            Address:

Date of this Certificate: __________________  ___,  200___

                                                                       EXHIBIT D

                      Form of First Supplemental Indenture

            FIRST SUPPLEMENTAL INDENTURE dated as of May 20, 2003 (this "Supplemental Indenture"), among Jafra Cosmetics International, S.A. de C.V., Distribuidora Venus, S.A. de C.V., Dirsamex, S.A. de C.V., Serviday, S.A. de C.V., Cosmeticos y Fragancias, S.A. de C.V., JafraFin S.A. de C.V. and Jafra Cosmetics, S.A. de C.V., each a corporation organized under the laws of Mexico, (each an "Initial Mexican Subsidiary Guarantor" and, collectively, the "Initial Mexican Subsidiary Guarantors"), Jafra Cosmetics International, Inc., a corporation duly organized and existing under the laws of the State of Delaware, and Distribuidora Comercial Jafra, S.A. de C.V., a corporation organized under the laws of Mexico (together with their respective successors and assigns, the "Issuers"), and each other existing Note Guarantor under the Indenture referred to below (the "Existing Guarantors"), and U.S. Bank National Association, as Trustee under the Indenture referred to below.

                              W I T N E S S E T H:

            WHEREAS, the Issuers, the Existing Guarantors and the Trustee have heretofore become parties to an Indenture, dated as of May 20, 2003 (as amended, supplemented, waived or otherwise modified, the "Indenture"), providing for the issuance of 10 3/4% Senior Subordinated Notes Due 2011 of the Issuers (the "Notes");

            WHEREAS, Section 1308 of the Indenture provides that the Issuers are required to or may cause certain Subsidiary Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary Guarantors shall guarantee their relevant parent Issuer's obligations under the Notes pursuant to a Note Guarantee on the terms and conditions set forth herein and in Article Thirteen of the Indenture;

            WHEREAS, each Subsidiary Guarantor hereto desires to enter into such supplemental indenture for good and valuable consideration, including but not limited to substantial economic benefit in that the financial performance and condition of such Subsidiary Guarantor is dependent on the financial performance and condition of the relevant Issuer, the obligations hereunder of which such Subsidiary Guarantor has guaranteed, and on such Subsidiary Guarantor's access to working capital through such Issuer's access to revolving credit borrowings under the Senior Credit Agreement; and

            WHEREAS, pursuant to Section 901 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

            NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Initial Mexican Subsidiary Guarantors, the Issuers, the Existing Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:

            1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

            2. Agreement to Guarantee. Each Initial Mexican Subsidiary Guarantor hereby agrees, jointly and severally with all other Initial Mexican Subsidiary Guarantors, fully and unconditionally, to guarantee, on a senior subordinated basis, the Guaranteed Jafra Distribution (Mexico) Obligations under the Indenture and the Notes on the terms and subject to the conditions set forth in Article Thirteen of the Indenture and to be bound by (and shall be entitled to the benefits of) all other applicable provisions of the Indenture as a Note Guarantor. The Note Guarantee of each Initial Mexican Subsidiary Guarantor is subject to the subordination provisions of the Indenture.

            3. Termination, Release and Discharge. Each Initial Mexican Subsidiary Guarantor's Note Guarantee shall terminate and be of no further force or effect, and such Initial Mexican Subsidiary Guarantor shall be released and discharged from all obligations in respect of such Note Guarantee, as and when provided in Section 1303 of the Indenture.

            4. Parties. Nothing in this Supplemental Indenture is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of each Note Guarantor's Note Guarantee hereunder or any provision contained herein or in Article Thirteen of the Indenture.

            5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE TRUSTEE, THE ISSUERS, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

            6. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture.

            7. Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

            8. Headings. The section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                           JAFRA COSMETICS INTERNATIONAL, S.A.
                                           de C.V., as Initial Mexican
                                           Subsidiary Guarantor


                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:


                                           DISTRIBUIDORA VENUS, S.A. de C.V., as
                                           Initial Mexican Subsidiary Guarantor


                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:


                                           DIRSAMEX, S.A. de C.V., as Initial
                                           Mexican Subsidiary Guarantor


                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:


                                           SERVIDAY, S.A. de C.V., as Initial
                                           Mexican Subsidiary Guarantor


                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:

                                           COSMETICOS Y FRAGANCIAS, S.A. de
                                           C.V., as Initial Mexican Subsidiary
                                           Guarantor


                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:


                                           JAFRA COSMETICS, S.A. de C.V., as
                                           Initial Mexican Subsidiary Guarantor


                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:


                                           JAFRA COSMETICS INTERNATIONAL, INC.,
                                           as Issuer on a several, and not
                                           joint, basis and as an Existing
                                           Guarantor


                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:


                                           DISTRIBUIDORA COMERCIAL JAFRA, S.A.
                                           de C.V., as Issuer on a several, and
                                           not joint, basis and as an Existing
                                           Guarantor


                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:


                                           JAFRA WORLDWIDE HOLDINGS (Lux),
                                           S.AR.L., as an Existing Guarantor


                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:

                                           JAFRAFIN, S.A. DE C.V., as Initial
                                           Mexican Subsidiary Guarantor


                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:


                                           U.S. BANK NATIONAL ASSOCIATION, as
                                           Trustee


                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:

                                                                       EXHIBIT E

           Form of Supplemental Indenture in Respect of Note Guarantee

            SUPPLEMENTAL INDENTURE, dated as of [         ] (this "Supplemental
Indenture"), among [name of [Mexican][U.S.](14) Guarantor] (the "[Mexican][U.S.] Subsidiary Guarantor"), Jafra Cosmetics International, Inc., a corporation duly organized and existing under the laws of the State of Delaware, and Distribuidora Comercial Jafra, S.A. de C.V., a corporation organized under the laws of Mexico (together with their respective successors and assigns, the "Issuers"), and each other then existing Note Guarantor under the Indenture referred to below (the "Existing Guarantors"), and U.S. Bank National Association, as Trustee under the Indenture referred to below.

                              W I T N E S S E T H:

            WHEREAS, the Issuers, any Existing Guarantors and the Trustee have heretofore become parties to an Indenture, dated as of May 20, 2003 (as amended, supplemented, waived or otherwise modified, the "Indenture"), providing for the issuance of 10 3/4% Senior Subordinated Notes Due 2011 of the Issuers (the "Notes");

            WHEREAS, Section 1308 of the Indenture provides that the Issuers are required to cause the [Mexican][U.S.] Subsidiary Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the [Mexican][U.S.] Subsidiary Guarantors shall guarantee their relevant parent Issuer's Guaranteed Note Obligations under the Notes pursuant to a Note Guarantee on the terms and conditions set forth herein and in Article Thirteen of the Indenture;

            WHEREAS, each [Mexican][U.S.] Subsidiary Guarantor desires to enter into such supplemental indenture for good and valuable consideration, including substantial economic benefit in that the financial performance and condition of such Note Guarantor is dependent on the financial performance and condition of the relevant Issuer, the obligations hereunder of which such Note Guarantor has guaranteed, and on such Note Guarantor's access to working capital through such Issuer's access to revolving credit borrowings under the Senior Credit Agreement; and

            WHEREAS, pursuant to Section 901 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

            NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the [Mexican] [U.S.] Subsidiary Guarantors, the Issuers, the Existing Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:

-------------
14    Insert as appropriate.

            1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

            2. Agreement to Guarantee. [The] [Each] [Mexican][U.S.] Subsidiary Guarantor hereby agrees, jointly and severally with [all] [any] other [Mexican][U.S.] Subsidiary Guarantors and fully and unconditionally, to guarantee the Guaranteed [Jafra Distribution (Mexico)] [Jafra US] Obligations under the Indenture and the Notes on the terms and subject to the conditions set forth in Article Thirteen of the Indenture and to be bound by (and shall be entitled to the benefits of) all other applicable provisions of the Indenture as a Note Guarantor. The Note Guarantee of each [Mexican] [U.S.] Subsidiary Guarantor is subject to the subordination provisions of the Indenture.

            3. Termination, Release and Discharge. [The] [Each] [Mexican][U.S.] Subsidiary Guarantor's Note Guarantee shall terminate and be of no further force or effect, and [the] [each] [Mexican][U.S.] Subsidiary Guarantor shall be released and discharged from all obligations in respect of such Note Guarantee, as and when provided in Section 1303 of the Indenture.

            4. Parties. Nothing in this Supplemental Indenture is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of [the] [each] [Mexican][U.S.] Subsidiary Guarantor's Note Guarantee or any provision contained herein or in Article Thirteen of the Indenture.

            5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE SAME ARE MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE TRUSTEE, THE ISSUERS, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

            6. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The

Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture.

            7. Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

            8. Headings. The section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                    [NAME OF NOTE GUARANTOR], as
                                    [Mexican][U.S.] Subsidiary Guarantor



                                    By:
                                       -------------------------------------------
                                      Name:
                                      Title:


                                    JAFRA COSMETICS INTERNATIONAL, INC.,
                                    as Issuer on a several, and not
                                    joint, basis, and as an Existing
                                    Guarantor



                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                    DISTRIBUIDORA COMERCIAL JAFRA, S.A.
                                    de C.V., as Issuer on a several, and
                                    not joint, basis and as an Existing
                                    Guarantor



                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                    [NAMES OF EXISTING GUARANTORS], as
                                    Existing Guarantor



                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                    U.S. BANK NATIONAL ASSOCIATION, as
                                       Trustee



                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title: